Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

MOBU Focus ER Index Supplement No. 14 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. MOBU Focus ER Index Supplement No. 14

Notes Linked to the Performance of the Goldman Sachs Momentum Builder® Focus ER Index

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the Goldman Sachs Momentum Builder® Focus ER Index (the “index”). The index measures the performance of a “base index” and non-interest bearing cash positions subject to certain deductions, as described in further detail below. On each index business day, exposure to the base index will be reduced and exposure to the non-interest bearing cash positions increased if (i) the realized volatility of the base index exceeds a volatility control limit of 5% (we refer to the base index, after applying this volatility control limit, as the “volatility controlled index”) or (ii) the volatility controlled index has exhibited negative price momentum.

The base index is composed of underlying assets, which consist of (i) nine underlying indices, potentially providing exposure to the following asset classes: focused U.S. equities; other developed market equities; developed market fixed income; emerging market equities; and commodities; and (ii) a money market position that accrues interest at a rate equal to the federal funds rate (the “return-based money market position”). The base index rebalances on each index business day based on historical returns of the underlying assets, subject to a limitation on realized volatility (which is separate from the volatility control mechanism described in the paragraph above) and minimum and maximum weights for the underlying assets and asset classes. As a result of the rebalancing, the base index may include as few as 2 underlying assets (including the return-based money market position) and may never include some of the underlying indices or asset classes.

The daily base index return is subject to a deduction equal to the return on the federal funds rate and, in addition, the entire index is subject to a deduction of 0.65% per annum (accruing daily).

The net effect of the deduction for the federal funds rate on the base index and the 0.65% deduction on the full index means that any aggregate exposure to the return-based money market position or the non-interest bearing cash positions will reduce the index performance on a pro rata basis by 0.65%. As described herein, a very significant portion of the index has been, and may be in the future, allocated to the return-based money market position and the non-interest bearing cash positions.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538, and this index supplement describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe additional terms that apply to your notes. Further, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes. The applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the terms of the notes set forth in this index supplement.

This index supplement contains the following:

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Certain risks applicable to the notes. You should read these risks and considerations in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.
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Descriptions of the index and the index’s eligible underlying assets. You should read the descriptions of the index and the index’s eligible underlying assets (including the eligible underlying indices) set forth herein.
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Certain terms that may relate to your notes in addition to the description of the notes contained in the applicable pricing supplement and the applicable product supplement, if any.
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Descriptions of certain dates that may relate to your notes, including the determination date (the final date on which a calculation is made to determine the amount payable on the notes, which may be the final averaging date, if averaging dates are applicable to your notes), any call observation date (a date on which a calculation is made to determine if the notes will be automatically called on an applicable call payment date) and any coupon observation date (a date on which a calculation is made to determine the amount of any coupon, if any, that will be paid on an applicable coupon payment date).

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-6 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this index supplement no. 14, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this index supplement in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this index supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this index supplement is being used in a market-making transaction.

Goldman Sachs & Co. LLC

MOBU Focus ER Index Supplement No. 14 dated August 25, 2026.

In this index supplement, when we refer to a “note” we mean a note linked to the index specified herein unless the context requires otherwise. Please note that in this index supplement, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this index supplement, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-284538. Also, references to the “indenture” in this index supplement mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This index supplement describes certain terms that may apply to the notes. The applicable pricing supplement may describe any additions or changes to the terms of the notes. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for the Series F medium-term notes and the accompanying prospectus, respectively. The terms described herein supplement those described in the accompanying prospectus and the accompanying prospectus supplement and, if the terms described herein are inconsistent with those described therein, the terms described herein are controlling.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this index supplement. The terms described therein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this index supplement for all purposes with respect to your notes. If the applicable product supplement, if any, specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement, if any, will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

Important Notice

None of this index supplement, the accompanying prospectus, the accompanying prospectus supplement nor any other document or materials relating to the issue of the notes offered hereby is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).

The communication of this index supplement, the accompanying prospectus, the accompanying prospectus supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and this index supplement, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this index supplement, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This index supplement, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This index supplement, the accompanying prospectus, the accompanying prospectus supplement and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this index supplement, the accompanying prospectus, the accompanying prospectus supplement and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this index supplement, the accompanying prospectus, the accompanying prospectus supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

RISK FACTOR SUMMARY

Your investment in the notes involve certain risks. Set forth below is only a summary of the principal risks associated with an investment in the notes. You should refer to the more detailed discussion of these and other risks set forth under “Additional Risk Factors Specific to the Notes” in this index supplement, as well as the discussion of risks included in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus, before you decide that an investment in the notes is appropriate given your particular circumstances.

Summary Risks Related to Structure, Valuation and Secondary Market Sales

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The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date Is Less Than the Original Issue Price Of Your Notes
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The Notes Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of The Goldman Sachs Group, Inc., as Guarantor
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You May Receive Only the Face Amount of Your Notes at Maturity. In Addition, Your Notes May Not Bear Interest and Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All
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The Amount Payable on Your Notes Will Not Be Linked to the Level of the Index On Dates Other Than Those Specified in the Applicable Pricing Supplement
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The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors
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If the Level of the Index Changes, the Market Value of Your Notes May Not Change in the Same Manner
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You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible Underlying Index, or Any Assets Held by Any Eligible Underlying Index or the Money Market Position
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Past Performance Is No Guide to Future Performance
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Your Notes May Not Have an Active Trading Market
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If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected
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The Note Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount Payable on Your Notes

Summary Risks Related to Conflicts of Interest

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Other Investors in the Notes May Not Have the Same Interests as You
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Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes
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Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes
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Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes
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You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes
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Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Index or the Eligible Underlying Indices or Other Entities That Are Involved in the Transaction
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The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

Summary Risks Related to Tax

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Certain Considerations for Insurance Companies and Employee Benefit Plans. Any insurance company or fiduciary of a pension plan or other employee benefit plan that is considering purchasing the notes with its assets should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition.
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Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes
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Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Summary Risks Related to the Index

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The Index Measures the Performance of the Underlying Assets on an Excess Return Basis Less the Deduction Rate
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Your Investment in the Notes May Be Subject to Concentration Risks
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You May Not Have Exposure to One or More of the Eligible Underlying Assets During the Term of the Notes

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The Weight of Each Underlying Asset in the Base Index Reflects the Average of the Average of the Weights of Such Underlying Asset Over Three Look-Back Periods and Over the Weight Averaging Period
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The Index May Not Successfully Capture Price Momentum or Limit Volatility
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Base Index Asset Class Maximum Weights May in Many Cases Prevent All of the Eligible Base Index Underlying Assets in a Base Index Asset Class From Being Included in the Base Index at Their Base Index Underlying Asset Maximum Weights
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The Index’s Exposure to the Performance of Underlying Indices May Be Limited by Deleveraging and the Weight and Volatility Constraints
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The Lower Performance of One Underlying Asset May Offset an Increase in the Other Underlying Assets
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Because Historical Returns and Realized Volatility Are Measured on an Aggregate Basis, the Index Could Include Eligible Underlying Assets With a High Realized Volatility and Could Exclude Eligible Underlying Assets With a High Historical Return
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Correlation of Performances Among the Underlying Assets May Reduce the Performance of the Index
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The Index May Have a Very Substantial Allocation to Hypothetical Cash Positions and Other Potentially Low-Yielding Assets on Any or All Days During the Term of the Notes
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The Index’s Momentum Risk Control Adjustment Mechanism May Not Work as Intended and May Limit Returns
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Base Index Allocations May Be Affected by the Methodology Algorithm
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The Eligible Underlying Indices are Linked to Futures Strategies
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Certain Eligible Underlying Assets are Subject to an Internal Currency Hedge, Which May Not be Effective
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The Index May Perform Poorly During Periods Characterized by Increased Short-Term Volatility
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Index Market Disruption Events Could Affect the Level of the Index on Any Date
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The Index Has a Limited Operating History
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The Historical Levels of the Notional Interest Rate Are Not an Indication of the Future Levels of the Notional Interest Rate
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The Policies of the Index Sponsor, Index Committee and Index Calculation Agent, and Changes That Affect the Index or the Underlying Indices, Could Affect the Cash Settlement Amount on Your Notes and Their Market Value
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The Index Calculation Agent Will Have Authority to Make Determinations that Could Affect the Value of Your Notes and the Amount You Receive at Maturity. The Goldman Sachs Group, Inc. Owns a Non-Controlling Interest in the Index Calculation Agent
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As Index Sponsor, GS&Co. Can Replace the Index Calculation Agent at Any Time
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The Index Calculation Agent Can Resign Upon Notification to the Index Sponsor

Summary of Additional Risks Related to the Eligible Underlying Indices

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Risks related to eligible underlying indices comprised of futures contracts include suspensions or disruptions of market trading in such contracts, which may adversely effect the level of the index. In addition, linking to a futures contract is different from linking to the applicable reference equity index or spot price of the applicable physical commodity. Negative roll yields will adversely affect the level of each eligible underlying index over time and therefore the level of the index. Further, futures contracts are not assets with intrinsic value.
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Risks related to eligible underlying indices sponsored by Goldman Sachs International include that the calculation agent of an eligible underlying index will have authority to make determinations that could affect the level of the index. Further, the policies of Goldman Sachs International, the sponsor of certain eligible underlying indices, and policy changes that affect such eligible underlying indices could affect the level of the index.
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Risks related to eligible underlying indices comprised of futures contracts on reference equity indices include that, except as described herein, there is no affiliation between us and any issuer of assets comprising any reference equity index that is the subject of a futures contract that comprises one of the equity futures rolling strategy indices.
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Risks related to eligible underlying indices comprised of foreign assets include foreign currency exchange rate and trading risks as well as other risks associated with foreign securities markets.
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Risks related to underlying indices comprised of debt securities include interest rate, credit and concentration risks.
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Risks related to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index include significant control and decision-making by that index’s index sponsor.
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Risks related to the Japanese Equity Futures Rolling Strategy Index include the availability of only limited historical performance information incorporating TOPIX changes.
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Risks related to the Bloomberg Gold Subindex Total Return include concentration, legal, regulatory, litigation and other risks associated with an investment linked to the prices of commodities generally, including economic or political events or crises could result in large-scale purchases or sales of the Bloomberg Gold Subindex Total Return, and that substantial sales of the Bloomberg Gold Subindex Total Return by governments or public sector entities could result in price decreases, any of which could adversely affect the level of the index.

Additional Risk Factors Specific to the NOtes

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any eligible underlying asset or the assets comprising any eligible underlying index or in notes that bear interest at the notional interest rate. You should carefully consider whether the offered notes are appropriate given your particular circumstances. Although we have classified the risks described below into three categories (risk overview, risks related to the index and risks related to the eligible underlying indices), the order in which these categories are presented is not intended to signify any decreasing (or increasing) materiality of these risks. You should read all of the risks and considerations herein and in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

Risk Overview

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date will be set forth in the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount set forth in the applicable pricing supplement) will decline to zero on a straight line basis over the period from the date thereof through the additional amount end date set forth in the applicable pricing supplement. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Notes Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of The Goldman Sachs Group, Inc., as Guarantor

Although the return on the notes will be based on the performance of the index, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

You May Receive Only the Face Amount of Your Notes at Maturity

The return on your notes may be limited to the face amount. The cash payment on your notes on the stated maturity date will be based on the performance of the index. Even if the amount paid on your notes at maturity exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Not Bear Interest

The applicable pricing supplement will state whether your notes bear interest. Therefore, your notes may pay no interest at all. If your notes do pay interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of the index. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes may be less than you would have earned by investing in non-indexed debt securities of comparable maturity that bear interest at a prevailing market rates.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of the index. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

The Amount Payable on Your Notes Will Not Be Linked to the Level of the Index On Dates Other Than Those Specified in the Applicable Pricing Supplement

The applicable pricing supplement will specify the dates (e.g., any coupon observation date, call observation date or averaging date, as applicable, and the determination date) on which the level of the index may be referenced in the determination of amounts payable on your notes. The closing level of the index on dates other than such dates will have no effect on any amount paid pursuant to the terms of your notes. For example, with respect to a note with a payout linked to the closing level of the index on the determination date, if the closing level of the index dropped precipitously on the determination date, the amount payable on that note may be significantly less than it would have been had the amount payable been linked to the closing level of the index prior to such drop.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

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the level and performance of the index, including the initial index level;
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the volatility — i.e., the frequency and magnitude of changes — in the level of the index (even though the index attempts to limit volatility with daily rebalancing), the eligible underlying assets and the assets that comprise the eligible underlying indices;
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the market prices of the eligible underlying indices;
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the currency exchange rates of non-U.S. denominated eligible underlying indices;
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the Federal Funds Rate and interest rates for non-U.S. currencies (8.5bps plus €STR with respect to euro-denominated eligible underlying indices and JPY-BOJ-TONAT with respect to the yen-denominated eligible underlying indices);
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economic, financial, regulatory, political, military, public health and other events that affect markets generally and the assets held by the eligible underlying indices, and which may affect the closing levels of the index;
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interest rates and yield rates in the market;
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the time remaining until your notes mature; and
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our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

In particular, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the index based on its historical performance or on any hypothetical performance data.

If the Level of the Index Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the index. Changes in the level of the index may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “ — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible Underlying Index, or Any Assets Held by Any Eligible Underlying Index or the Money Market Position

Investing in the notes will not make you a holder of any shares or units of any eligible underlying index or any asset held by any eligible underlying index or the money market position. Investing in the notes will not cause you to have any voting rights, any rights to receive dividends or other distributions or any other rights with respect to any eligible underlying index, the assets held by any eligible underlying index or the money market position. Your notes will be paid in cash, and you will have no rights to receive delivery of any shares or units of any eligible underlying index or the assets held by any eligible underlying index.

Past Performance Is No Guide to Future Performance

The actual performance of the index over the life of the notes, as well as the amount payable on your notes, may bear little relation to the historical index performance information, hypothetical performance data or hypothetical return examples set forth in the applicable pricing supplement or to the hypothetical return examples set forth in the applicable product supplement, if any, and the applicable pricing supplement. We cannot predict the future performance of the index.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of the applicable pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of the applicable pricing supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash payment on your notes will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

The Note Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount Payable on Your Notes

As of the date of this index supplement, GS&Co. is serving as the note calculation agent for the notes. As note calculation agent for your notes, GS&Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or the applicable product supplement, if any, including in some cases the level of the index. The note calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of the index. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the note calculation agent at any time without notice, and GS&Co. may resign as note calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

The Note Calculation Agent Can Postpone the Determination Date, Averaging Date, Call Observation Date or Coupon Observation Date If a Non-Trading Day Occurs or Is Continuing

Unless otherwise specified in the applicable pricing supplement, if the note calculation agent determines that, the determination date or any averaging date, call observation date or coupon observation date, as applicable, is not a trading day, the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and such last possible day is not a trading day, such date will nevertheless be the determination date, averaging date, call observation date or coupon observation date, as applicable.

As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “Supplemental Terms of the Notes — Call Payment Dates”, or “Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, call payment date or coupon payment date, as applicable, until several days after the originally scheduled stated maturity date, call payment date or coupon payment date, as applicable. Moreover, if the closing level of the index is not available on the determination date or any averaging date, call observation date or coupon observation date, as applicable, because of a non-trading day or for any other reason (except as described under “Supplemental Terms of the Notes — Discontinuance or Modification of the Index” below), in certain circumstances the note calculation agent will determine such index level based on its assessment, made in its sole discretion, of the levels of the index as described under “Supplemental Terms of the Notes — Consequences of a Non-Trading Day” below.

Risks Related to Conflicts of Interest

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the index or the eligible underlying assets or other similar securities, which may adversely impact the market for or value of your notes.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe under “Use of Proceeds” and “Hedging” below, Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing listed or over-the-counter options, futures and/or other instruments linked to the index and the eligible underlying assets. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index, the eligible underlying assets, currency exchange rates, Federal Funds Rate, interest rates for non-U.S. currencies or assets held by the eligible underlying indices, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the index, the eligible underlying assets, currency exchange rates, Federal Funds Rate, interest rates for non-U.S. currencies or assets held by the eligible underlying indices.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the index — directly or indirectly by affecting the price of the eligible underlying assets — and therefore the market value of your notes and the amount we will pay on your notes, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. See the applicable pricing supplement and the applicable product supplement, if any, for a further discussion of transactions in which Goldman Sachs may engage.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes

Goldman Sachs is a global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes. Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the index or the eligible underlying assets. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account (primarily as a market maker) and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any eligible underlying asset in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the index or the eligible underlying assets or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the index or the eligible underlying assets, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Index or the Eligible Underlying Indices or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the index or the eligible underlying indices, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the index or the eligible underlying indices, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes. In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the index or the eligible underlying assets, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you generally will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange, redemption or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of U.S. Federal Income Tax Consequences” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances. The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes offered by this index supplement, but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this index supplement called “Supplemental Discussion of U.S. Federal Income Tax Consequences” below.

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Risks Related to the Index

The Index Measures the Performance of the Underlying Assets on an Excess Return Basis Less the Deduction Rate

Your notes are linked to the index. Because the index measures the performance of the selected underlying assets on an excess return basis (in excess of the federal funds rate) less the deduction rate of 0.65% per annum (accruing daily), and the cash positions earn a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily), increases in the level of the notional interest rate, or increases in allocations to cash positions, may offset in whole or in part increases in the levels of the underlying indices included in the index. As a result, any return on the index may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes. Generally speaking, on any day the weighted return of the underlying indices included in the index must outperform the product of the return on the federal funds rate multiplied by the combined weight of underlying indices in the index plus 0.65% per annum (accruing daily) for the index level to increase. A very significant portion of the index has been, and may be in the future, allocated to the cash positions.

Your Investment in the Notes May Be Subject to Concentration Risks

The assets underlying an eligible underlying asset may represent a particular market or commodity sector, a particular geographic region or some other sector or asset class. As a result, your investment in the notes may be concentrated in a single sector or asset class even though there are maximum weights for each base index underlying asset and each base index asset class. This concentration could occur because of concentration in the investment goals of one or more eligible underlying indices. As a result of base index rebalancing, the index may include exposure to as few as two eligible base index underlying assets (as few as one eligible underlying index). In addition, as a result of the index’s volatility control feature and momentum risk control adjustment mechanism, or rebalancing of the base index into the return-based money market position, the exposure of the index at any time could be limited almost entirely to hypothetical cash positions, which earn a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily). Although your investment in the notes will not result in the ownership or other direct interest in the assets held by the eligible underlying indices, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investments in the market or commodity sector, geographic region, other sector or class represented by the relevant indices or assets.

In addition, in connection with a base index rebalancing, the index may rebalance to include only eligible underlying assets that represent a limited number of markets or commodity sectors, geographic regions, other sectors or asset classes. If this were to occur, you will be subject to risks similar to those associated with direct investments in these markets or commodity sectors, geographic regions, other sectors or asset classes. These markets, geographic regions, sectors or asset classes may not be diversified.

Furthermore, you may be subject to additional concentration risk resulting from the index’s focus on U.S. large capitalization and technology equities. Although the underlying asset weight of each of the US Large-Cap Equities (US Equity Futures Rolling Strategy Index) and US Technology Equities (US Technology Equity Futures Rolling Strategy Series Q Total Return Index) may be as low as 0% of the base index on an individual asset basis, their minimum combined weight must equal at least 20% of the base index.

You May Not Have Exposure to One or More of the Eligible Underlying Assets During the Term of the Notes

On any given index business day, the index may have exposure to only a limited subset of the 10 eligible underlying assets (which, including the cash positions as a single asset, could be as few as two eligible underlying assets (as few as one eligible underlying index)) and you may not have exposure to some of the eligible underlying assets or eligible asset classes during the entire term of the notes. As a result, you should not expect the index to provide balanced exposure to all of the eligible underlying assets. Further, as a result of the index’s volatility control feature and momentum risk control adjustment mechanism, or rebalancing of the base index into the return-based money market position, the exposure of the index at any time could be limited almost entirely to cash positions, which earn a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily). This may limit your exposure to the eligible underlying indices during the term of the notes.

The Weight of Each Underlying Asset in the Base Index Reflects the Average of the Average of the Weights of Such Underlying Asset Over Three Look-Back Periods and Over the Weight Averaging Period

To calculate the weight of each underlying asset in the base index on each index business day (in the following contexts, a rebalancing day), three hypothetical portfolios are generated for a nine-month, six-month and three-month look-back period for each day in the ten index business day weight averaging period related to that rebalancing day. Each portfolio is calculated to reflect the highest historical return during each such look-back period (nine months, six months and three months), subject to a constraint on realized volatility and a minimum and maximum weight for each base index underlying asset and each base index asset class. The target weight of each base index underlying asset for a given day in the applicable weight averaging period will equal the average of the weights of such base index underlying asset in the three hypothetical portfolios while the weight of each base index underlying asset for the daily base index rebalancing will equal the ten-day average of such target weights. As a result, the weight of each base index underlying asset will be different than it would have been had the base index underlying assets been determined based on a single look-back period.

The Index May Not Successfully Capture Price Momentum

The index attempts to track the positive price momentum in the eligible underlying assets, both through the base index rebalancing process and the momentum risk control adjustment mechanism. As such, on each daily rebalancing day, the index is rebalanced by first calculating, for each day in the applicable weight averaging period related to that rebalancing day, the portfolio of base index underlying assets that would have provided the highest historical return during three look-back periods (nine months, six months and three months) subject to the constraints on volatility and minimum and maximum weights for eligible base index underlying assets and asset classes. However, there is no guarantee that trends existing in the preceding nine months, six months or three months over which returns and volatilities are evaluated will continue in the future. If the trend of an eligible base index underlying asset changes or reverses at the end of any measurement period, such change may not be fully reflected in the return of the eligible base index underlying asset calculated over the look-back period.

Furthermore, averaging the base index underlying asset weights across the three look-back periods, and the further averaging of such averaged target weights during the applicable weight averaging period, may obscure the effects of positive price momentum that might be evident by optimizing over a single time period, and may result in a base index that does not reflect price momentum and does not perform as well as an approach that does not average value over different time periods. It is unlikely that the averaged target weights using the three look-back periods, or the ten-day average of averaged target weights, would optimize historical returns over any single time period, even in the absence of the other constraints described below.

Although the methodology algorithm seeks to reflect positive price momentum, in part, by selecting the portfolios of eligible base index underlying assets with the highest nine-month, six-month and three-month historical returns, the base index underlying asset minimum and maximum weights, the base index asset class minimum and maximum weights and the 5% volatility constraint applied to the base index, may constrain the ability of the methodology algorithm to select the portfolio of eligible base index underlying assets with the highest historical returns over any of the relevant look-back periods. For example, the minimum combined weight of the US Large-Cap Equities (US Equity Futures Rolling Strategy Index) and US Technology Equities (US Technology Equity Futures Rolling Strategy Series Q Total Return Index) must account for at least 20% of the base index, and poor performance in large cap U.S. equities or the technology sector could adversely affect the relative performance of the index if other eligible underlying assets are experiencing positive price momentum. Similarly, the index may have diminished exposure to eligible underlying indices that are experiencing positive price momentum if such price momentum is accompanied by increased volatility that reduces the index’s exposure to such eligible underlying indices. Furthermore, the index is different from another index that might seek to measure long-term exposure to a fixed portfolio of underlying assets. For example, compared to a fixed portfolio of underlying assets, the index may have diminished exposure to eligible underlying assets that are not well represented in the index due to lower historical returns, and would not benefit from any sudden spikes in returns attributable to such assets following the periods used to determine a base index rebalancing. As a result, if market conditions do not reflect a continuation of prior observed trends, the level of the index, which is rebalanced based on prior trends, may not perform as well as a fixed portfolio of underlying assets. No assurance can be given that the methodology used to construct the index will outperform any alternative index that might be constructed from the eligible underlying assets.

Furthermore, the momentum risk control adjustment mechanism applied to the volatility controlled index, which generally compares the level of the volatility controlled index at the beginning and end of a 100 index business day period, may fail to identify negative price trends that would be evident if the levels of the volatility controlled index at other points during such 100 index business day period, or a different measurement period, were taken into consideration. In addition, there is no guarantee that trends existing in the preceding 100 index business days will continue in the future.

The Index May Not Successfully Limit Volatility

The index seeks to limit volatility in two stages (through application of the methodology algorithm’s volatility constraint in rebalancing the base index and the 5% volatility control applied to the base index). In both cases, however, allocations are based on backward-looking historical measures and—in the case of allocations between the base index and the non-interest bearing deleverage cash position through application of the volatility control mechanism—exponentially weighted moving volatilities that give greater consideration to more recent volatility data. There is no assurance that the future realized volatility of the base index or the base index underlying assets will exhibit similar levels of volatility as they have historically, or that recent historical volatility levels are a better predictor of future volatility than would be the case using a longer historical period.

No assurance can be given that the volatility controlled index will limit volatility to the 5% volatility control level. For example, if a sudden increase in the volatility of underlying assets causes the volatility of the base index to sharply exceed 5%, the exponentially weighted moving volatilities (which give varying consideration to volatility measures from earlier periods) may not respond quickly enough to this sudden volatility increase and the volatility control feature may only gradually shift the index’s exposure from the base index to the non-interest bearing deleverage cash position. Under such conditions, actual realized volatility of the volatility controlled index may exceed 5%. On the other hand, none of the base index, volatility controlled index or index permits leverage (i.e., asset exposure in excess of 100%), and, as a result, the volatility controlled index may not achieve a volatility as high as 5% if the underlying assets are experiencing low levels of volatility. As a result, the actual realized volatility of the volatility controlled index may be greater or less than 5%. Furthermore, even if the volatility controlled index achieves a volatility of 5%, the volatility of the index may be lower due to reallocations from the volatility controlled index to the non-interest bearing momentum risk control cash position. If the index has a high allocation to the momentum risk control cash position for a prolonged period, the volatility of the index may be significantly lower than 5%.

Base Index Asset Class Maximum Weights May in Many Cases Prevent All of the Eligible Base Index Underlying Assets in a Base Index Asset Class From Being Included in the Base Index at Their Base Index Underlying Asset Maximum Weights

The base index asset class maximum weights will in many cases prevent all of the eligible base index underlying assets in a base index asset class from being included in the base index at their base index underlying asset maximum weights. This is due to the fact that, in many cases, the base index asset class maximum weight is less than the sum of the base index underlying asset maximum weights in that base index asset class. As a result, the base index’s exposure to base index underlying assets may be limited by the inclusion of other base index underlying assets from the same base index asset class, even if such base index underlying asset would have provided higher historical returns using the index methodology and would otherwise satisfy the volatility and asset-level (but not asset class-level) maximum weight constraints.

The Index’s Exposure to the Performance of Underlying Indices May Be Limited by Deleveraging and the Weight and Volatility Constraints

The index may be subject to notional deleveraging, which may limit the gains of investment linked to the index. Deleveraging means that the increase or decrease in the level of an index is subject to an adjustment decreasing exposure to riskier assets (i.e., for purposes of the index, notional exposure to the underlying indices), potentially reducing increases in the level of the index should the value of the underlying indices increase.

On each daily rebalancing day, the index sets the weights for the eligible base index underlying assets by averaging weights that would have provided the highest historical return during three look-back periods (nine months, six months and three months), subject to investment constraints on the minimum and maximum weights of each eligible base index underlying asset and each base index asset class, and the volatility constraint of 5%. These constraints, as well as the use of the ten-day weight averaging period, could lower your return versus an investment that was not limited as to the maximum weighting allocated to any one base index underlying asset or base index asset class, was not subject to the 5% volatility constraint or was not limited indirectly by minimum weights on other base index underlying assets or base index asset classes. In addition, the index’s exposure to such eligible underlying asset may be further reduced by the application of the volatility control feature applied to the base index or the momentum risk control adjustment mechanism applied to the volatility controlled index.

The index’s volatility control feature and momentum risk control adjustment mechanism, as well as the inclusion of the return-based money market position as an eligible base index underlying asset, may result in a significant portion of the index’s exposure being allocated to hypothetical cash positions, which earn a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily). As a result, investors in products linked to the index may not benefit fully from increases in the value of the underlying indices. The volatility control feature and the momentum risk control adjustment mechanism represent an intended trade-off, in which some potential upside is given up in exchange for attempting to limit downside exposure in volatile markets (in the case of the volatility control feature) or negative price momentum (in the case of the momentum risk control adjustment mechanism). In addition, it is expected that the base index would likely make allocations to the return-based money market position in a generally negative return environment, where the least volatile base index underlying asset might be expected to suffer least. However, because the notes provide for the repayment of principal at maturity (subject to the credit risk of the issuer and the guarantor), the incremental benefit to holders of the notes from these intended safeguards may be limited. In other words, the notes themselves limit exposure to decreases in the level of the index by providing for cash settlement amount that will be no less than the face amount of the notes. Due to this feature of the notes, the index’s volatility control feature and momentum risk control adjustment mechanism, and the base index’s potential allocation to the return-based money market position, each of which attempts to reduce downside exposure to the eligible underlying indices, may not be as beneficial as it otherwise may be (including, for example, when used with notes that provide for a cash settlement amount that could be less than the face amount) and the associated cost impacts, which are reflected in part in the above referenced trade-off, may not be desirable to you. Investors should be aware that if the value of the underlying indices increase or decrease, an investment linked to the index may not have the same magnitude of increase or decrease as the underlying indices.

The Lower Performance of One Underlying Asset May Offset an Increase in the Other Underlying Assets

Your notes are linked to the index which rebalances daily among 10 eligible underlying assets. Declines in the level of one underlying asset may offset increases in the levels of the other underlying assets. As a result, any return on the index may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Because Historical Returns and Realized Volatility Are Measured on an Aggregate Basis, the Index Could Include Eligible Underlying Assets With a High Realized Volatility and Could Exclude Eligible Underlying Assets With a High Historical Return

Because historical return and realized volatility are measured on an aggregate basis within each hypothetical portfolio, the index could include eligible underlying assets with a high realized volatility and could exclude eligible underlying assets with a high historical return. An eligible underlying asset with a relatively high realized volatility may be included in the index because of its historically low or negative correlation with another eligible underlying asset that is also included as an index underlying asset. If such historical correlations were to break down, which may be more likely to occur during periods of market stress, you may be exposed to high levels of aggregate volatility that were not anticipated by the methodology.

In addition, highly correlated eligible underlying assets may be excluded from a hypothetical portfolio, in whole or in part, on a rebalancing day, even if, on an independent basis, such eligible underlying assets have a relatively high nine-month, six-month and three-month historical return or relatively low realized volatility for such look-back periods.

Correlation of Performances Among the Underlying Assets May Reduce the Performance of the Index

Performances of the underlying assets may become highly correlated from time to time during the term of the notes, including, but not limited to, periods in which there is a substantial decline in a particular sector or asset type containing such correlated index underlying assets or periods of general market stress. High correlation among underlying assets representing any one sector or asset type which has a substantial percentage weighting in the index or otherwise during periods of negative returns could have an adverse effect on the level of the index. The index’s volatility control features, which take historical correlations among underlying assets into account in seeking to limit overall volatility, may be less effective during periods of highly correlated underlying asset performance.

The Index May Have a Very Substantial Allocation to Hypothetical Cash Positions and Other Potentially Low-Yielding Assets on Any or All Days During the Term of the Notes

As a result of the index’s volatility control feature and momentum risk control adjustment mechanism, or rebalancing of the base index into the return-based money market position, the exposure of the index at any time could be limited almost entirely to hypothetical cash positions, which earn a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily) as described under “— The Index Measures the Performance of the Underlying Assets on an Excess Return Basis Less the Deduction Rate” above.

In addition, there is no guarantee that the index’s ability to allocate to hypothetical cash positions will successfully reduce the volatility of the index, limit its exposure to negative price momentum or limit exposure to risky assets in a negative return environment. Each of the intended safeguards described above rely on historical data, generally over an extended period of time, and if there is a rapid and severe decline in the level of the underlying indices, the index may not rebalance into hypothetical cash positions until the index has declined by a substantial amount.

Furthermore, the index methodology permits a high degree of exposure to developed market government bond-linked assets, which could potentially account for a significant portion (80%) of the base index’s overall allocation. Underlying indices tracking developed market government bond-linked assets account for three of the base index’s nine eligible underlying indices, and each such underlying index could individually account for up to 60% of base index exposure (subject to the 80% maximum allocation to the base index asset class to which such underlying indices belong). The volatility constraint is based on historical realized volatility and could cause non-money market underlying assets with lower historical realized volatility, such as developed market government bond indices, to account for a disproportionate amount of the index’s exposure.

The Index’s Momentum Risk Control Adjustment Mechanism May Not Work as Intended and May Limit Returns

The index has a momentum risk control adjustment feature which aims to provide a notional performance-controlled exposure to the volatility controlled index and limit the index’s exposure to negative price momentum in the volatility controlled index. This is achieved by decreasing the exposure of the index to the volatility controlled index (and, in turn, the underlying indices) if the volatility controlled index has exhibited negative price momentum (which is deemed to occur when the volatility controlled index level falls below its level on the 100th index business day preceding such momentum measurement day) on one or more index business day during the 21 index business day period from (but excluding) the 23rd index business day, to (and including) the 2nd index business day, prior to a rebalancing day. A decrease in the historical performance of the volatility controlled index may decrease the exposure of the index to the volatility controlled index (and, in turn, the underlying indices). The future performance of the volatility controlled index may differ from the historical performance of the volatility controlled index and, as such, the exposure to the volatility controlled index and the performance of the index may be different if it was calculated based on the future performance rather than the historical performance of the volatility controlled index. In addition, the exposure to the volatility controlled index (and, in turn, the performance of the index) may be different than it would have been had the price momentum been calculated in a different manner or by comparing volatility controlled index levels across different dates. Further, due to the 21 index business day momentum measurement period, the index may be slow to reduce exposure to the volatility controlled index (and, in turn, the underlying indices) in reaction to a sudden increase in negative price momentum as measured by the index. Even if every momentum measurement day in a momentum measurement period exhibits negative price momentum, the momentum risk control cash position will never account for more than 75% of the index’s exposure (although the return-based money market position and deleverage cash position may increase the index’s aggregate hypothetical cash position beyond 75%). Conversely, the index may be slow to increase exposure to the volatility controlled index (and, in turn, the underlying indices) once the market has recovered from previous drops in historical performance reflected in the volatility controlled index. Persistent negative price momentum as measured by the momentum risk control adjustment mechanism may cause the index to have a high allocation to the momentum risk control cash position (and thus hypothetical cash positions) and a low allocation to the underlying indices for a prolonged period of time. To the extent that the index’s absolute overall exposure to the underlying indices is less than 100%, the index will have reduced exposure to any positive performance of the underlying indices and may underperform as compared to an index where the exposure was not reduced by a momentum risk control adjustment mechanism.

Base Index Allocations May Be Affected by the Methodology Algorithm

The calculation agent employs commercially available computer software that determines mathematical solutions to predefined mathematical problems (a “solver”) which uses a pre-defined set of optimization formulae to select the base index underlying asset weights for each look-back period. If the calculation agent employed a different “solver,” the final set of base index underlying asset weights selected might be different and possibly materially so. As such, the performance of the index could be materially different. References in this index supplement to the methodology algorithm selecting a combination of base index underlying assets with the “highest historical return” over the relevant look-back periods, or similar language, should be understood to mean the highest return that can be computed under the relevant constraints using the “solver” employed by the calculation agent in administering the methodology algorithm. There is no guarantee that this solver will determine the optimal set of base index underlying asset weights and it is possible that there exists on any rebalancing day a permissible combination of base index underlying asset weights with a higher return over the relevant look-back periods.

The Eligible Underlying Indices are Linked to Futures Strategies

The futures markets occasionally experience disruptions in trading (including temporary distortions or other disruptions due to various factors, such as the lack of liquidity in markets, the participation of speculators and governmental regulation and intervention). These disruptions include the cessation, for a material time, of trading in the futures contracts to which an eligible underlying index may be linked or the imposition by the futures exchange on which one or more such futures contracts are traded of a “limit price,” a range outside of which these futures contracts are not permitted to trade. In addition, a futures exchange may replace or delist a futures contract to which an eligible underlying index is linked. There can be no assurance that a disruption, replacement or delisting of a futures contract, or any other event, will not have an adverse or distortive effect on the level of an eligible underlying index or the manner in which it is calculated.

The eligible underling indices track futures contracts rather than underlying securities or physical commodities. Futures contracts normally specify a certain date for settlement of a financial future (such as a futures contract on a securities index) or delivery of the underlying physical commodity. As the exchange-traded futures contracts tracked by an eligible underlying index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify a September expiration. As time passes, the contract expiring in September may be replaced by a contract for delivery in December. This process is referred to as “rolling.” Because of the potential effects of negative roll yields, it is possible for the level of an eligible underlying index tracking futures contracts to decrease significantly over time even when the relevant securities indices or near-term or spot prices of underlying commodities are stable or increasing. It is also possible, when the relevant securities indices or the near-term or spot prices of the underlying assets are decreasing, for the level of such eligible underlying index to decrease significantly over time.

One eligible underlying index tracks futures contracts on commodities. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivative markets, was enacted in July 2010. Dodd-Frank required regulators, including the Commodity Futures Trading Commission (the “CFTC”), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted the required regulations, some of them have only recently become effective. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, the CFTC approved a final rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Those rules were challenged in federal court by industry groups and were vacated by a decision of the court in September 2012. While the CFTC subsequently proposed a new rule on position limits, its ultimate scope and impact, as well as the content, scope or impact of other CFTC rules, cannot be conclusively determined at present, and these limits will likely restrict the ability of certain market participants to participate in the commodity, future and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivative markets. Without limitation, these changes require many OTC derivative transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, capital and margin requirements, record keeping and reporting requirements and various business conduct requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the eligible underlying indices, which could in turn adversely affect the level of the index.

In addition, other regulatory bodies have proposed or may propose in the future legislation similar to Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, in October 2011 the European Commission published a proposal to replace the Markets in Financial Instruments Directive (2004/39/EC) with a new Markets in Financial Instruments Regulation and an amended Markets in Financial Instruments Directive (together, “MiFID II”), which was adopted in April 2014. MiFID II provides for the establishment of position limits on the size of positions in commodity derivatives which a person may hold over a specified period of time. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) will require mandatory clearing of certain OTC derivative contracts, reporting of derivatives and risk mitigation techniques (including margin requirements) for uncleared OTC derivative contracts. EMIR will likely impact a number of market participants and is expected to increase the cost of transacting derivatives.

Certain Eligible Underlying Assets are Subject to an Internal Currency Hedge, Which May Not be Effective

With respect to the eligible underlying assets denominated in a currency other than U.S. dollars (i.e., European Equity Futures Rolling Strategy Index (FRSIEUE), the Japanese Equity Futures Rolling Strategy Index (FRSIJPE), the European Government Bond Futures Rolling Strategy Index (FRSIEUB) and the Japanese Government Bond Futures Rolling Strategy Index (FRSIJPB)), the index reflects an internal simulated currency hedge, which, through a series of hypothetical currency hedging transactions, seeks to partially mitigate such eligible underlying assets’ exposure to exchange rate fluctuations in such currencies. However, because the internal currency hedge does not adjust intra-day to account for changing levels of such eligible underlying indices, such eligible underlying indices are fully exposed to currency risks with respect to any gain or loss in their levels on each index business day. Because the internal currency hedge exposures are not adjusted intra-day to reflect changes in the levels of eligible underlying indices subject to the internal currency hedge and, as a result, may reflect an over-hedged (if the underlying indices decline intra-day) or under-hedged (if the underlying indices increase intra-day) position, on any given index business day, any increases in the levels of such underlying indices may be reduced by depreciation of the relevant currencies, and any decreases in the levels of the underlying indices may be amplified by appreciation of the relevant currencies. As a result of such movements, you will still be subject to the risk of currency fluctuations to the extent one or more non-U.S. dollar-denominated eligible underlying assets has a non-zero weight in the index. In addition, the US-foreign currency financing amounts included as part of the internal currency hedge may increase or decrease the returns of the underlying indices, depending on the values of Federal Funds Rate, interest rates for non-U.S. currencies and currency exchange rate performance. Furthermore, as the currency hedged levels of such eligible underlying indices are based on the performance of synthetic cash deposits, the internal simulated currency hedge feature is unlikely to replicate a return exactly equal or similar to the return to such eligible underlying index that would be available to an investor whose investment currency is euro or yen, as applicable. Changes in a particular currency exchange rate result from the interaction of many factors directly or indirectly affecting economic or political conditions, including rates of inflation, interest rate levels, balances of payment among countries, the extent of governmental surpluses or deficits and other financial, economic, military and political factors, among others.

The Index May Perform Poorly During Periods Characterized by Increased Short-Term Volatility

The index’s methodology is based on momentum investing. Momentum investing strategies are effective at identifying the current market direction in trending markets. However, in non-trending markets, momentum investment strategies are subject to “whipsaws.” A whipsaw occurs when the market reverses and does the opposite of what is indicated by the trend indicator, resulting in a trading loss during the particular period. Consequently, the index may perform poorly in non-trending, “choppy” markets characterized by increased short-term volatility.

Index Market Disruption Events Could Affect the Level of the Index on Any Date

If a base index rebalancing or an index rebalancing must be effected on an index business day on which an index market disruption event occurs with respect to any index underlying asset, the index calculation agent shall then rebalance the index as described in “The Index — Could index market disruption events impact the calculation of the index or a daily base index rebalancing or a daily index rebalancing by the index calculation agent?” herein. Any index market disruption event may have an adverse impact on the level of the index.

The Index Has a Limited Operating History

The notes are linked to the performance of the index, which was launched on January 12, 2021. Because the index has no live index level history prior to that date, limited live historical index level information will be available for you to consider in making an independent investigation of the index performance, which may make it difficult for you to make an informed decision with respect to the notes.

The hypothetical performance data prior to the launch of the index on January 12, 2021 refers to simulated performance data created by applying the index's calculation methodology to historical prices or rates of the underlying assets that comprise the index. Such simulated hypothetical performance data has been produced by the retroactive application of a back-tested methodology. No future performance of the index can be predicted based on the simulated hypothetical performance data or the historical index performance information described herein.

The Historical Levels of the Notional Interest Rate Are Not an Indication of the Future Levels of the Notional Interest Rate

In the past, the level of the notional interest rate (the federal funds rate) has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the notional interest rate are not necessarily indicative of future levels. Any historical upward or downward trend in the notional interest rate is not an indication that the notional interest rate is more or less likely to increase or decrease at any time, and you should not take the historical levels of the notional interest rate as an indication of its future performance.

The Policies of the Index Sponsor, Index Committee and Index Calculation Agent, and Changes That Affect the Index or the Underlying Indices, Could Affect the Cash Settlement Amount on Your Notes and Their Market Value

The policies of the index sponsor, index committee and index calculation agent, as applicable, concerning the calculation of the level of the index, additions, deletions or substitutions of eligible underlying assets and the manner in which changes affecting the eligible underlying assets, are reflected in the level of the index could affect the level of the index and, therefore, the cash settlement amount on your notes at maturity and the market value of your notes prior to maturity.

As further described under “The Index” in this index supplement, a comparable underlying index may be selected by the index committee, if available, to replace an underlying index. The replacement of any underlying index may have an adverse impact on the value of the index. The cash settlement amount on your notes and their market value could also be affected if the index sponsor, index committee or index calculation agent changes these policies, for example, by changing the manner in which it calculates the level of the index or if the index sponsor discontinues or suspends calculation or publication of the level of the index, in which case it may become difficult to determine the market value of your notes.

If events such as these occur on the determination date, the note calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the index on the determination date — and thus the cash settlement amount on the stated maturity date — in a manner it considers appropriate, in its sole discretion.

The Index Calculation Agent Will Have Authority to Make Determinations that Could Affect the Value of Your Notes and the Amount You Receive at Maturity. The Goldman Sachs Group, Inc. Owns a Non-Controlling Interest in the Index Calculation Agent

The index sponsor has retained Solactive AG to serve as index calculation agent. As index calculation agent, Solactive AG calculates the value of the index and implements the methodology determined by the index committee. As further described under the “The Index” in this index supplement, the index calculation agent (in certain cases in consultation with the index committee) has discretion with respect to the index. The exercise of such discretion by the index calculation agent could adversely affect the value of your notes.

The Goldman Sachs Group, Inc., our affiliate, owns a non-controlling interest in the index calculation agent.

As Index Sponsor, GS&Co. Can Replace the Index Calculation Agent at Any Time

The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any replacement of the index calculation agent may result in reporting delays and other disruptions.

The Index Calculation Agent Can Resign Upon Notification to the Index Sponsor

As index calculation agent, Solactive AG can resign upon 60 days’ written notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any resignation by the index calculation agent may result in reporting delays and other disruptions.

Additional Risks Related to the Eligible Underlying Indices

Risks related to eligible underlying indices comprised of futures contracts

(including the US Equity Futures Rolling Strategy Index, the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index, the US Government Bond Futures Rolling Strategy Index, the European Government Bond Futures Rolling Strategy Index, the Japanese Government Bond Futures Rolling Strategy Index, the Emerging Markets Equity Futures Rolling Strategy Index and the Bloomberg Gold Subindex Total Return)

Suspension or Disruptions of Market Trading in Futures Contracts Included in an Eligible Underlying Index May Adversely Affect the Level of the Index

The futures markets occasionally experience disruptions in trading (including temporary distortions or other disruptions due to various factors, such as the lack of liquidity in markets, the participation of speculators and governmental regulation and intervention). These disruptions include the cessation, for a material time, of trading in the futures contracts underlying an eligible underlying index or the imposition by the futures exchange on which one or more such futures contracts are traded of a “limit price,” a range outside of which these futures contracts are not permitted to trade. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a specified period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. In addition, a futures exchange may replace or delist a futures contract included in the eligible underlying index. There can be no assurance that a disruption, replacement or delisting of a futures contract, or any other event, will not have an adverse or distortive effect on the value of an eligible underlying index or the manner in which it is calculated.

Linking to a Futures Contract is Different From Linking to the Applicable Reference Equity Index or Spot Price of the Applicable Physical Commodity

Because each eligible underlying index is linked to the performance of an equity futures contract or a commodity futures contract, the level of each eligible underlying index will be related to the performance of the applicable equity or commodity futures contract and not the applicable reference equity index (as defined below) or spot price of the applicable reference physical commodity. On a given day, a “futures price” is the price at which market participants may agree to buy or sell the asset underlying a futures contract in the future, and the “spot price” is the current price of such underlying asset for immediate delivery. A variety of factors can lead to a disparity between the price of a futures contract at a given point in time and the spot price of its underlying asset, such as the expected dividend yields of any stocks that comprise such underlying asset, the implicit financing cost associated with the futures contract and market expectations related to the future price of the futures contract’s underlying asset. Purchasing an equity futures contract or a commodity futures contract is similar to borrowing money to buy the underlying asset of such futures contract because it enables an investor to gain exposure to such underlying asset without having to pay the full cost of such exposure up front, and therefore entails a financing cost. As a result, each eligible underlying index is expected to reflect not only the performance of the applicable reference equity index or spot price of the applicable reference physical commodity, but also the implicit financing cost in its underlying futures contract, among other factors. Such implicit financing cost will adversely affect the level of the eligible underlying index. Any increase in market interest rates will be expected to further increase this implicit financing cost and will have an adverse effect on the level of the eligible underlying index and, therefore, the level of the index.

The price movement of a futures contract is typically correlated with the movements of the price of its underlying asset, but the correlation is generally imperfect, and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, your notes may underperform a similar investment that more directly reflects the return on the applicable reference equity index or spot price of the applicable reference physical commodity.

Negative Roll Yields Will Adversely Affect the Level of Each Eligible Underlying Index Over Time and Therefore the Level of the Index

Each eligible underlying index is linked to a futures contract rather than the applicable reference equity index or physical commodity. Futures contracts normally specify a certain date for cash settlement of a financial future (such as a futures contract on a securities index) or delivery of the underlying physical commodity for a deliverable future. As the exchange-traded futures contract that comprises the eligible underlying index approaches expiration, it is replaced by a similar contract that has a later expiration. Thus, for example, a futures contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December may be replaced by a contract for delivery in March. This process is referred to as “rolling.”

As a futures contract approaches expiration, its value will generally approach the spot price of its underlying asset because by expiration it will closely represent a contract to buy or sell such underlying asset for immediate delivery. If the market for a futures contract is in “contango,” where the price of the futures contract with a later expiration date during a rolling period is higher than the spot price of its underlying asset, then the value of such futures contract would tend to decline over time (assuming the spot price and other relevant factors remain unchanged), because the higher futures price would decline as it approaches the lower spot price by expiration. This negative effect on the futures price is referred to as a negative “carry” or “roll yield” and is realized over the term of such contract. A negative roll yield will adversely affect the level of the eligible underlying index over time and, therefore, the level of the index. Because of the potential effects of negative roll yields, it is possible for the level of the eligible underlying index to decrease significantly over time even when the level of the applicable reference equity index or spot price of the applicable reference physical commodity is stable or increasing.

Futures Contracts Are Not Assets with Intrinsic Value

The eligible underlying indices are linked to futures contracts. Trading in futures contracts transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves are not assets with intrinsic value, and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the relevant futures contract trades may believe that the level of an index or the price of a bond or the price of a commodity, as applicable, underlying a futures contract will move against the interests of the corresponding eligible underlying index.

Risks related to eligible underlying indices sponsored by Goldman Sachs International

(including the US Equity Futures Rolling Strategy Index, the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index, the US Government Bond Futures Rolling Strategy Index, the European Government Bond Futures Rolling Strategy Index, the Japanese Government Bond Futures Rolling Strategy Index and the Emerging Markets Equity Futures Rolling Strategy Index)

The Calculation Agent of an Eligible Underlying Index Will Have Authority to Make Determinations that Could Affect the Level of the Index

Goldman Sachs International, the sponsor of certain eligible underlying indices, has appointed the calculation agent of each such eligible underlying index. Each such calculation agent calculates the value of the relevant eligible underlying index and has discretion with respect to determining market disruption events with respect to an eligible underlying index and with respect to making certain adjustments upon corporate events. The exercise of this discretion by each such calculation agent could adversely affect the level of its eligible underlying index and, therefore, level of the index.

The Policies of Goldman Sachs International, the Sponsor of Certain Eligible Underlying Indices, and Policy Changes That Affect Such Eligible Underlying Indices Could Affect the Level of the Index

Goldman Sachs International is an affiliate of The Goldman Sachs Group, Inc. The policies of Goldman Sachs International, the sponsor of certain eligible underlying indices, concerning the calculation of the level of an eligible underlying index could affect the level of such eligible underlying index and, therefore, the level of the index. The level of an eligible underlying index and the level of the index could also be affected if the sponsor of such eligible underlying index changes these policies, for example, by changing the manner in which it calculates the level of such eligible underlying index or the method by which it constructs such eligible underlying index, or if the sponsor of such eligible underlying index discontinues or suspends calculation or publication of the level of such eligible underlying index, in which case it may become difficult to determine the level of the index.

Risks related to eligible underlying indices comprised of futures contracts on reference equity indices

(including the US Equity Futures Rolling Strategy Index, the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index and the Emerging Markets Equity Futures Rolling Strategy Index)

Except to the Extent the Goldman Sachs Group, Inc. Is One of the Companies Whose Common Stock Comprises the S&P 500® Index, and Except to the Extent That We or Our Affiliates May Currently or in the Future Own Assets of, or Engage in Business With, the Issuers of Assets Comprising a Reference Equity Index That Is the Subject of a Futures Contract that Comprises One of the Equity Futures Rolling Strategy Indices, There is No Affiliation Between Us and Any Issuer of Assets Comprising Any Reference Equity Index That Is the Subject of a Futures Contract that Comprises One of the Equity Futures Rolling Strategy Indices

The US Equity Futures Rolling Strategy Index is linked to the E-mini futures contract on the S&P 500® Index currently listed for trading on the Chicago Mercantile Exchange. The common stock of The Goldman Sachs Group, Inc. is one of the index stocks comprising the S&P 500® Index. In addition, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the issuers of securities comprising an index (a “reference equity index”) (such as the S&P 500® Index) that is the subject of a futures contract (such as E-mini futures contract on the S&P 500® Index) comprising one of the equity futures rolling strategy indices (such as the US Equity Futures Rolling Strategy Index). Unless otherwise disclosed in the applicable pricing supplement, we are not otherwise affiliated with the issuers of securities comprising a reference equity index or the sponsor of a reference equity index. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to any such reference equity index or the issuers of securities comprising any such reference equity index. You, as an investor in your notes, should make your own investigation into such reference indices and the issuers of the securities comprising such reference indices. See “The Eligible Base Index Underlying Assets” below for additional information about reference indices where applicable.

None of the issuers of securities comprising a reference equity index are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the issuers of securities comprising a reference equity index have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of such a reference equity index or making any investment decision for such a reference equity index.

Risks related to eligible underlying indices comprised of foreign assets

(including the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index and the Emerging Markets Equity Futures Rolling Strategy Index)

Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Certain eligible underlying indices are comprised of assets that are denominated or trade in non-U.S. dollar currencies. The value of the assets comprising such eligible underlying indices that are denominated in non-U.S. dollar currencies may be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated or trades, the level of the eligible underlying index may not increase even if the non-dollar value of the asset comprising the eligible underlying index increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•
existing and expected rates of inflation;
•
existing and expected interest rate levels;
•
the balance of payments among countries;
•
the extent of government surpluses or deficits in the relevant foreign country and the United States; and
•
other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the index could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Certain eligible underlying indices are comprised of assets that are denominated or trade in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the level of the index. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Currency In Which an Asset Comprising an Eligible Underlying Index Trades or Is Denominated Could Adversely Affect the Level of the Index

Foreign currency exchange rates can be volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the assets comprising the eligible underlying indices trade or are denominated, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the assets comprising the eligible underlying indices trade or are denominated. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that the market price of certain of the assets comprising the eligible underlying indices, and therefore the index could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The note calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any eligible underlying index or any asset comprising an eligible underlying index during the life of your notes.

Because certain eligible underlying indices may convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents, or otherwise, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have an adverse effect on the level of the index.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because certain eligible underlying indices convert the prices of reference assets that trade in foreign currencies to their U.S. dollar equivalents, these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the level of certain of the eligible underlying indices and the level of the index.

Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Certain eligible underlying indices are comprised of assets issued by foreign companies or entities. Investments in foreign securities markets involve particular risks. Any foreign securities market, and in particular emerging markets, in which assets comprising the reference equity indices trade may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (SEC). Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

The reference equity indices may be comprised of assets that trade in countries considered to be emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the sponsor of a reference equity index to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the assets included in such reference equity indices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Reference Equity Index with Assets from One or More Foreign Securities Markets and Could Negatively Affect the Level of the Index

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a reference equity index with assets from one or more foreign securities markets and could negatively affect the level of the index in a variety of ways, depending on the nature of such government regulatory action and the assets comprising a reference equity index that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons rom purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to assets that are currently included in a reference equity index or that in the future are included in a reference equity index, such assets comprising a reference equity index may be removed from a reference equity index. If government regulatory action results in the removal of assets comprising a reference equity index that have (or historically have had) significant weight in a reference equity index, such removal could have a material and negative effect on the level of such reference equity index and, therefore, level of the index. Similarly, if assets comprising a reference equity index that are subject to those executive orders or subject to other government regulatory action are not removed from a reference equity index, the level of the index could be materially and negatively affected, and transactions in, or holdings of, your notes may become prohibited under United States law. Any failure to remove such assets comprising a reference equity index from a reference equity index could result in the loss of a significant portion or all of your investment in your notes, including if you attempt to divest your notes at a time when the value of your notes has declined.

Risks related to underlying indices comprised of debt securities

(including the US Government Bond Futures Rolling Strategy Index, the European Government Bond Futures Rolling Strategy Index and the Japanese Government Bond Futures Rolling Strategy Index)

Your Investment is Subject to Interest Rate Risk

The performance of eligible underlying indices comprised of futures on debt securities, or “bonds,” may be adversely affected when interest rates rise. An increase in interest rates may cause the value of the fixed rate bonds futures comprising an eligible underlying index to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds futures. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the level of the eligible underlying indices invested in bonds futures and the level of the index could be adversely affected.

Your Investment is Subject to Investment-Grade Credit Risk

Generally, the prices of debt securities are influenced by the creditworthiness of the issuers of those debt securities. The credit ratings of investment grade debt securities in particular may be downgraded to non-investment grade levels, which could lead to a significant decrease in the value of those debt securities and a lack of liquidity in the trading markets for those debt securities. If that occurs, the level of the eligible underlying indices comprised of the formerly investment-grade debt and the level of the index may be adversely affected.

Your Investment is Subject to Concentration Risks

The US Government Bond Futures Rolling Strategy Index is comprised of futures on U.S. Treasury bonds that are obligations of the United States, the European Government Bond Futures Rolling Strategy Index is comprised of futures on Euro bonds issued by the Federal Republic of Germany and the Japanese Government Bond Futures Rolling Strategy Index is comprised of futures on Japanese government bonds that are obligations of Japan (each such debt security, a “reference bond”). As a result, each such eligible underlying index is concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in any reference bonds, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in reference bonds. This increases the risk that any downgrade of the credit ratings of an issuer of any reference bonds from its current ratings, any increase in risk that the issuer of a reference bond may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for reference bonds would significantly adversely affect the level of the corresponding eligible underlying index and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in the particular reference bond maturities in which an eligible underlying index is concentrated, the level of such eligible underlying index could be severely affected, which may adversely affect the level of the index.

Risks related to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Notes

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is comprised of futures contracts on the Nasdaq-100 Index®. Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore the US Technology Equity Futures Rolling Strategy Series Q Total Return Index. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

Risks related to the Japanese Equity Futures Rolling Strategy Index

Limited Historical Japanese Equity Futures Rolling Strategy Index Performance Information Is Available Incorporating Methodology Changes to TOPIX That Were Carried Out From October 2022 Through January 2025

The Japanese Equity Futures Rolling Strategy Index is comprised of TOPIX futures contracts. On April 4, 2022, the TSE was restructured into three new market segments: the Prime Market, Standard Market or Growth market. On such date, in conjunction with the restructuring, TOPIX changed its methodology and, among other things, began revisions to its constituents that were carried out in stages from October 2022 to January 2025. As a result, limited historical Japanese Equity Futures Rolling Strategy Index performance information incorporating TOPIX’s methodology changes is available for you to consider in making an independent investigation of the Japanese Equity Futures Rolling Strategy Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the notes.

Risks related to the Bloomberg Gold Subindex Total Return

The Policies of the Sponsor of the Bloomberg Gold Subindex Total Return and Changes that Affect the Bloomberg Gold Subindex Total Return Could Affect the Level of the Index

The policies of sponsor of the Bloomberg Gold Subindex Total Return concerning the calculation of the level of the Bloomberg Gold Subindex Total Return could affect the level of the Bloomberg Gold Subindex Total Return and, therefore, the level of the index. The level of the Bloomberg Gold Subindex Total Return and the level of the index could also be affected if the sponsor of the Bloomberg Gold Subindex Total Return changes these policies, for example, by changing the manner in which it calculates the level of the Bloomberg Gold Subindex Total Return or if the sponsor of the Bloomberg Gold Subindex Total Return discontinues or suspends calculation or publication of the level of the Bloomberg Gold Subindex Total Return, in which case it may become difficult to determine the level of the Bloomberg Gold Subindex Total Return and, therefore, the level of the index.

Your Investment is Subject to Concentration Risks

The Bloomberg Gold Subindex Total Return is concentrated in a single commodity. As a result, the performance of the Bloomberg Gold Subindex Total Return will be concentrated in the performance of that specific commodity. Although your investment in the notes will not result in the ownership or other direct interest in the commodity contained (directly or indirectly) in the Bloomberg Gold Subindex Total Return, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in that commodity. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodity could have an adverse impact on the level of the Bloomberg Gold Subindex Total Return, which may adversely affect the level of the index.

Legal and Regulatory Changes Could Adversely Affect the Level of the Index

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank required regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted the required regulations, some of them have only recently become effective. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, in October 2020 the CFTC adopted a rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Required compliance with the new position limits rule began on January 1, 2022 for physical commodity futures (and any associated referenced contracts other than economically equivalent swaps) and on January 1, 2023 for economically equivalent swaps. Despite the compliance date for economically equivalent swaps having passed, there remains substantial market uncertainty as to the exact scope of what constitutes an economically equivalent swap. The CFTC also has adopted rules governing the aggregation of positions by market participants under common control and by trading managers. While the ultimate scope and impact of the position limit and aggregation rules, as well as other CFTC rules cannot be conclusively determined at present, these new requirements could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the index, which could in turn adversely affect the return on and value of your notes.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Notes

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the futures contracts on gold comprising the Bloomberg Gold Subindex Total Return may be affected, which may thereby adversely affect the level of the index and your notes.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the futures contracts on gold may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the futures contracts on gold. In the future, any such artificially lower (or higher) prices could have an adverse impact on the futures contracts on gold and any payments on, and the value of, your notes and the trading market for your notes.

Various Unpredictable Factors May Affect the Performance of the Bloomberg Gold Subindex Total Return

Commodity contracts may be traded on regulated specialized futures exchanges (such as futures contracts) or may be traded directly between market participants “over-the-counter” (such as swaps and forward contracts) on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.

The performance of commodity futures contracts are correlated with, but may be different from, the performance of physical commodities. Commodity futures contracts are normally traded at a discount or a premium to the spot prices of the physical commodity. The difference between the spot prices of the physical commodities and the futures prices of the commodity futures contracts, is, on the one hand, due to adjusting the spot price by related expenses (warehousing, transport, insurance, etc.) and, on the other hand, due to different methods used to evaluate general factors affecting the spot and the futures markets. In addition, and depending on the commodity, there can be significant differences in the liquidity of the spot and the futures markets.

The performance of a commodity, and consequently the corresponding commodity futures contract, is dependent upon various factors, including supply and demand, liquidity, weather conditions and natural disasters, direct investment costs, location and changes in tax rates as set out in more detail below. Commodity prices are more volatile than other asset categories, making investments in commodities riskier and more complex than other investments.

(i) Supply and demand - The planning and management of commodities supplies is very time-consuming. This means that the scope for action on the supply side is limited and it is not always possible to adjust production swiftly to take account of demand. Demand can also vary on a regional basis. Transport costs for commodities in regions where these are needed also affect their prices. The fact that some commodities take a cyclical pattern, such as agricultural products which are only produced at certain times of the year, can also result in major price fluctuations.

(ii) Liquidity - Not all commodities markets are liquid and able to quickly and adequately react to changes in supply and demand. The fact that there are only a few market participants in the commodities markets means that speculative investments can have negative consequences and may distort prices.

(iii) Weather conditions and natural disasters - Unfavorable weather conditions can influence the supply of certain commodities for the entire year. This kind of supply crisis can lead to severe and unpredictable price fluctuations. Diseases and epidemics can also influence the prices of agricultural commodities.

(iv) Direct investment costs - Direct investments in commodities involve storage, insurance and tax costs. Moreover, no interest or dividends are paid on commodities. The total returns from investments in commodities are therefore influenced by these factors.

(v) Governmental programs and policies, national and international political, military, public health and economic events and trading activities in commodities and related contracts - Commodities are often produced in emerging market countries, with demand coming principally from industrialized nations. The political and economic situation is, however, far less stable in many emerging market countries than in the developed world. They are generally much more susceptible to the risks of rapid political change and economic setbacks. Political crises can affect purchaser confidence, which can as a consequence affect commodity prices. Armed conflicts can also have an impact on the supply and demand for certain commodities. It is also possible for industrialized nations to impose embargos on imports and exports of goods and services. This can directly and indirectly impact commodity prices. Furthermore, numerous commodity producers have joined forces to establish organizations or cartels in order to regulate supply and influence prices.

(vi) Changes in tax rates - Changes in tax rates and customs duties may have a positive or a negative impact on the profitability margins of commodities producers. When these costs are passed on to purchasers, these changes will affect prices.

Any of these factors may affect in varying ways the level of the Bloomberg Gold Subindex Total Return, and therefore the level of the index.

The Sponsor of the Bloomberg Gold Subindex Total Return May Be Required to Replace a Designated Contract If the Existing Commodities Contract Is Terminated or Replaced

A commodity contract known as a “designated contract” has been selected as the reference contract for the physical commodity underlying the Bloomberg Gold Subindex Total Return. Data concerning this designated contract will be used to calculate the Bloomberg Gold Subindex Total Return. If a designated contract were to be terminated or replaced, a comparable commodity contract may be selected by the sponsor of the Bloomberg Gold Subindex Total Return, if available, to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of the Bloomberg Gold Subindex Total Return, which may adversely affect the level of the index.

There Are Risks Associated with an Investment Linked to the Prices of Commodities Generally

The market prices of commodities can be highly volatile. Unlike fixed-income and equity investments, commodity market prices are not related to the value of a future income or earnings stream, and may be subject to rapid fluctuations based on numerous factors. In addition, many commodities are highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on instruments linked to traditional fixed-income and equity securities and may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. These and other factors may affect the performance of the Bloomberg Gold Subindex Total Return, and thus the level of the index, in unpredictable or unanticipated ways.

Economic or Political Events or Crises Could Result in Large-Scale Purchases or Sales of the Bloomberg Gold Subindex Total Return, Which Could Affect the Price of the Bloomberg Gold Subindex Total Return and May Adversely Affect the Level of the Index

Investors, institutions, governments and others may purchase and sell the Bloomberg Gold Subindex Total Return as a hedge against inflation, market turmoil or uncertainty or political events. Under such circumstances, significant large-scale purchases or sales of the Bloomberg Gold Subindex Total Return by market participants may affect the level of the Bloomberg Gold Subindex Total Return, which could adversely affect the level of the index.

Substantial Sales of the Bloomberg Gold Subindex Total Return by Governments or Public Sector Entities Could Result in Price Decreases, Which Would Adversely Affect the Level of the Index

Governments and other public sector entities, such as agencies of governments and multi-national institutions, regularly buy, sell and hold the Bloomberg Gold Subindex Total Return as part of the management of their reserves. In the event that economic, political or social conditions or pressures require or motivate public sector entities to sell the Bloomberg Gold Subindex Total Return, in a coordinated or uncoordinated manner, the resulting sales could cause the level of the Bloomberg Gold Subindex Total Return to decrease substantially, which could adversely affect the level of the index.

SUPPLEMENTAL TERMS OF THE NOTES

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus and the accompanying prospectus supplement. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a non-trading day or the change or discontinuation of the index. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the term is specified in the applicable pricing supplement and the applicable product supplement, if any, the term specified in the applicable pricing supplement will control in the event of conflict.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons or interest, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof.

Principal Amount

We will pay, as the principal amount for each face amount of your notes, an amount in cash equal to the cash settlement amount specified in the applicable pricing supplement, subject to any adjustments or modifications as described in the applicable pricing supplement.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Index and Related Matters

Index. When we refer to the index, we mean the Goldman Sachs Momentum Builder® Focus ER Index, or any successor index, as it may be modified, replaced or adjusted from time to time as provided herein.

Index Sponsor. Unless otherwise specified in the applicable pricing supplement, at any time, when we refer to the index sponsor, we mean the person or entity, including any successor sponsor, that determines and publishes such index as then in effect (index sponsor as of the date of this index supplement: Goldman Sachs & Co. LLC (“GS&Co.”))

Underlying Indices. Unless otherwise specified in the applicable pricing supplement, with respect to the index, when we refer to the underlying indices, at any time, we mean the indices that comprise such index as then in effect, after giving effect to any additions, deletions or substitutions.

Successor Index. Unless otherwise specified in the applicable pricing supplement, when we refer to the successor index of the index, we mean any substitute index approved by the note calculation agent as provided under “— Discontinuance or Modification of the Index” below.

Index Calculation Agent. Unless otherwise specified in the applicable pricing supplement, when we refer to the index calculation agent, we mean Solactive AG or any replacement index calculation agent.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless any such date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is equal to or less than 5 scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Determination Date

The following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-trading day, please see “— Consequences of a Non-Trading Day” in this index supplement.

The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the note calculation agent determines that such day is not a trading day. In that event, the determination date will be the first following trading day. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days.

If the last possible determination date is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-trading day, please see “— Consequences of a Non-Trading Day” in this index supplement.

If any day that would otherwise be an averaging date is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s). If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date.

If such last possible averaging date is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Call Observation Dates

The applicable pricing supplement may specify that call observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-trading day, please see “— Consequences of a Non-Trading Day” in this index supplement.

The call observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the note calculation agent determines that such day or dates are not trading days. In that event, such call observation date will be the first following trading day. If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days.

If the last possible call observation date applicable to the relevant call payment date is not a trading day, that day will nevertheless be the call observation date.

Measurement Periods

The applicable pricing supplement may specify a measurement period. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-trading day, please see “— Consequences of a Non-Trading Day” in this index supplement.

If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the note calculation agent is not a trading day with respect to the index, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the note calculation agent determines that the determination date is not a trading day. In that event, the last day of such measurement period will be postponed as described under “— Determination Date” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled trading days.

If the last possible day of such measurement period is not a trading day, that day will nevertheless be the last day of such measurement period.

Consequences of a Non-Trading Day

If the determination date or any averaging date, call observation date or coupon observation date, if any, is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date”, “— Averaging Dates” and “— Call Observation Dates” above, and “— Coupon Observation Dates” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or — Call Payment Dates” above or “— Coupon Payment Dates” below, as applicable. If the closing level of the index that must be used to determine the cash settlement amount or the coupon is not available on the last possible determination date or any last possible averaging date, call observation date or coupon observation date, as applicable, because of the occurrence of a non-trading day or for any other reason (other than as described under “— Discontinuance or Modification of the Index” below), then the note calculation agent will nevertheless determine the closing level of the index, based on its assessment, made in its sole discretion, of the level of the index on that day.

Coupon Payments

If so specified in the applicable pricing supplement, the notes will or may pay a coupon.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon payment date for your notes, as specified in the applicable pricing supplement, is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled coupon observation date for your notes, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Coupon Observation Dates

The applicable pricing supplement may specify that coupon observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-trading day, please see “— Consequences of a Non-Trading Day” in this index supplement.

If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the note calculation agent determines that such day is not a trading day. In that event, such coupon observation date will be the first following trading day and the closing level will be determined as provided under “— Consequences of a Non-Trading Day” above. If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, a coupon observation date will not be postponed to a date later than the corresponding originally scheduled coupon payment date or, if the corresponding originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days.

If the last possible coupon observation date applicable to the relevant call payment date is not a trading day, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date. If a coupon observation date does not occur on the applicable originally scheduled coupon observation date, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon date.

Regular Record Dates

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that your notes pay a coupon, the coupon paid on any coupon payment date will be paid to the person in whose name your notes are registered as of the close of business on the regular record date for such coupon payment date. If the coupon is due at maturity but on a day that is not a coupon payment date, the coupon will be paid to the person entitled to receive the principal of your notes.

Unless otherwise specified in the applicable pricing supplement, when we refer to a regular record date, we mean the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted).

Discontinuance or Modification of the Index

Unless otherwise specified in the applicable pricing supplement:

If the index sponsor discontinues publication of the index and such index sponsor or anyone else publishes a substitute index that the note calculation agent determines is comparable to the index, or if the note calculation agent designates a substitute index, then the note calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date by reference to the substitute index.

If the note calculation agent determines that the publication of the index is discontinued and there is no successor index, the note calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date, by a computation methodology that the note calculation agent determines will as closely as reasonably possible replicate the index.

If the note calculation agent determines that (i) the index or the method of calculating the index is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index or the underlying indices, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the underlying indices or its sponsor, or is due to any other reason — and is not otherwise reflected in the level of the index by the index sponsor pursuant to the applicable then-current index methodology of the index or (ii) there has been a split or reverse split of the index, then the note calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the index level used to determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date is equitable.

All determinations and adjustments to be made by the note calculation agent with respect to the index may be made by the note calculation agent in its sole discretion. The note calculation agent is not obligated to make any such adjustments.

Role of Note Calculation Agent

As of the date of this index supplement, GS&Co. is serving as the note calculation agent for the notes. The note calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the note calculation agent will be final and binding on you and us, without any liability on the part of the note calculation agent.

We may change the note calculation agent after the issue date without notice and the note calculation agent may resign as note calculation agent at any time upon 60 days’ written notice to us.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption.

We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement. Nothwithstanding the foregoing, if the applicable pricing supplement specifies that your notes pay a coupon or interest, the redemption date will be the coupon payment date or interst payment date, as applicable, immediately following the date the notice of redemption is delivered to the holder of your notes and the trustee, unless otherwise specified in such pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement. A notice of redemption, once given, shall be irrevocable.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of the index on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•
the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•
a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•
a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Limited Events of Default

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series F medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including the notes offered hereby, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series F medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled business day, we mean a day that is scheduled to be such a day as of the trade date.

Trading Day

Unless otherwise specified in the applicable pricing supplement, we mean a day on which the index is calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf). For the avoidance of doubt, if the index calculation agent determines that an index market disruption event occurs or is continuing on any day, such day will not be a trading day. Unless otherwise specified in the applicable pricing supplement or unless the context otherwise requires, a day is a scheduled trading day with respect to the index if, as of the trade date, the index is expected to be calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on such day.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level on any trading day will be the official closing level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on such trading day.

Level of the Index

Unless otherwise specified in the applicable pricing supplement, the level of the index at any time on any trading day will be official level of the index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) at any time on any trading day.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•
no quotation of the kind referred to above is obtained, or
•
every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

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A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or
•
P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Overdue Rates

Overdue Principal Rate. Unless otherwise specified in the applicable pricing supplement, we will pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal, at the applicable overdue principal rate, from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the holder of your notes on demand. Unless otherwise specified in the applicable pricing supplement, when we refer to the overdue principal rate, we mean the effective Federal Funds rate.

Overdue Coupon Rate. Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that your notes pay a coupon, we will pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue coupon, at the applicable overdue coupon rate, from the date such coupon is due until it is paid or made available for payment, and any such interest shall be payable to the holder of your notes on demand. Unless otherwise specified in the applicable pricing supplement, when we refer to the overdue coupon rate, we mean the effective Federal Funds rate.

Overdue Interest Rate. Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that your notes pay interest, we will pay interest (to the extent that the payment of such interest shall be legally enforceable) on any installment of interest that is overdue at the applicable overdue interest rate, from the date such installment is due until any such installment is paid or made available for payment, and any such interest shall be payable to the holder of your notes on demand. The overdue interest rate will be as specified in the applicable pricing supplement.

THE INDEX

The index and eligible underlying asset descriptions below supplement, and should be read together with, the descriptions in the accompanying index supplement. For more details about each eligible underlying asset, see “The Eligible Base Index Underlying Assets” below.

General Overview

The Goldman Sachs Momentum Builder® Focus ER Index (the index) measures the weighted performance of a base index composed of the underlying indices and a money market position (the return-based money market position), calculated on an excess return basis over the federal funds rate, together with non-interest bearing hypothetical cash positions that are not components of the base index arising either from the application of a 5% volatility control to the base index (the deleverage cash position) or a momentum risk control adjustment mechanism (the momentum risk control cash position). In addition to the base index deduction described above, the entire index is subject to a deduction of 0.65% per annum (accruing daily), as described below.

The index rebalances on each index business day from among 10 eligible underlying assets (considering the return-based money market position and non-interest bearing cash positions as a single eligible underlying asset) that have been categorized in the following base index asset classes: focused U.S. equities; other developed market equities; developed market fixed income; emerging market equities; commodities; and cash equivalent. The index attempts to track the positive price momentum in the eligible underlying assets (as defined below), subject to limitations on volatility, a minimum and maximum weight for base index underlying assets and asset classes, and reduced exposure to the extent that the realized volatility of the base index exceeds a volatility control level of 5% or the volatility controlled index has exhibited negative price momentum, each as described below. The return-based money market position reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate (a rate equal to the federal funds rate).

Base Index: On each index business day (in the following contexts, a rebalancing day), the index is rebalanced.

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For each day in the ten-index business day weight averaging period related to a rebalancing day, the portfolios of eligible base index underlying assets (i.e., the eligible underlying indices and the return-based money market position) that would have provided the highest historical returns during each of three look-back periods (nine months, six months and three months (the periods from (and excluding) the day which falls respectively nine (9), six (6) or three (3) calendar months before the third index business day prior to the given index business day (or, if any such date is not an index business day, the index business day immediately preceding such day) to (and including) the third index business day prior to the given index business day)) are calculated (for a discussion of how the look-back periods for rebalancing are determined, see “— What is realized volatility and how are the weights of the underlying assets influenced by it?” below). Each portfolio is subject to (i) a limit of 5% on the realized volatility of the closing levels of the aggregate of such eligible base index underlying assets over the relevant look-back period (which volatility limit may be relaxed in the circumstances described in “—What is realized volatility and how are the weights of the underlying assets influenced by it?”) and (ii) a minimum and maximum weight for each eligible base index underlying asset and each base index asset class. This results in three hypothetical portfolios of eligible base index underlying assets (one for each look-back period) for each day in that weight averaging period.
•
The weight of each eligible base index underlying asset for a given day in a weight averaging period (the “target weight”) will equal the average of the weights of such eligible base index underlying asset in the three hypothetical portfolios, while the weight of each eligible base index underlying asset for the base index rebalancing will equal the average of such target weights over the ten-index business day weight averaging period. The weight averaging period for any rebalancing day will be the period from (but excluding) the tenth index business day on which no index market disruption event occurs or is continuing with respect to any eligible base index underlying asset prior to such day to (and including) such day (certain aspects of index business day and rebalancing day adjustments are described under “—Could index market disruption events impact the calculation of the index or a daily base index rebalancing or a daily index rebalancing by the index calculation agent?” below). The basket of base index underlying assets resulting from this step is the base index. As a result of this step, the base index may include as few as two eligible base index underlying assets (as few as one eligible underlying index) and may not include some of the eligible base index underlying assets or base index asset classes during the entire term of the notes.
•
The base index is calculated on an excess return basis, reflecting a deduction of the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

Volatility Control: After a base index rebalancing, if on such rebalancing day the realized volatility of the base index’s excess returns (taking into account daily deductions at the notional interest rate) exceeds the volatility control level of 5%, the index will be rebalanced again in order to reduce such realized volatility to 5% by ratably reallocating a portion of the index exposure from the base index to the deleverage cash position. The volatility measure used to calculate the volatility controlled index is based on the higher of two realized volatilities of base index excess returns using (i) a short-term “decay factor” of 0.94 giving relatively greater weight to more recent volatilities and (ii) a long-term “decay factor” of 0.97 giving relatively greater weight to older volatilities. For a discussion of decay factors and other issues relating to the volatility control feature, see “ — What is realized volatility and how are the weights of the underlying assets influenced by it?”.

Momentum Control: After a volatility controlled index rebalancing, if on such rebalancing day the resulting volatility controlled index has exhibited negative price momentum, the index will be rebalanced again in order to reduce the exposure of the index from the volatility controlled index to the momentum risk control cash position. Negative price momentum is deemed to occur if, on one or more index business days during the 21 index business day period from (but excluding) the 23rd index business day, to (and including) the 2nd index business day, prior to such rebalancing day, the volatility controlled index level is lower than its level 100 index business days prior to such day. Such 21 index business day period is defined as the momentum measurement period with respect to such rebalancing day, and each index business day in such period is defined as a momentum measurement day. On any rebalancing day, the exposure of the index to the volatility controlled index will be based on a weighted percentage of the number of momentum measurement days during which the volatility controlled index level equals or exceeds its level on the 100th index business day preceding such momentum measurement day, with a value of 1 assigned to each momentum measurement day for which such condition is satisfied and a value of 0.25 assigned to each momentum measurement day for which such condition is not satisfied. For example, if the level of the volatility controlled index on each of the 21 momentum measurement days was greater than or equal to its level 100 index business days prior to such momentum measurement day, the index would be allocated 100% to the volatility controlled index and 0% to the momentum risk control cash position on such rebalancing day. Conversely, if the level of the volatility controlled index on each of the momentum measurement days was less than its level 100 index business days prior to such momentum measurement day, the index would be allocated 25% to the volatility controlled index and 75% to the momentum risk control cash position on such rebalancing day. For further discussion of the momentum risk control adjustment mechanism, see “ — What is the momentum risk control adjustment mechanism and how do the weights of the underlying assets change as a result of the momentum risk control adjustment mechanism?”.

Index Value and Deductions: As a result of the preceding steps, the index may have minimal exposure to any underlying indices and may allocate nearly its entire exposure to various cash positions, which in all cases will have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily) at the index level. A very significant portion of the index has been, and may be in the future, allocated to the cash positions.

The base index is calculated on an excess return basis, reflecting a deduction of the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate. The returns of the volatility controlled index (composed of the base index and the deleverage cash position) reflect the weighted sum of (i) the excess returns of the base index as described above and (ii) a zero return attributable to the non-interest bearing deleverage cash position, further reduced in each case by a deduction rate of 0.65% per annum (accruing daily), where the relative weights attributable to the base index and the deleverage cash position (if any) are determined based on the application of the 5% volatility control. The returns of the index are based on the weighted sum of (i) the returns of the volatility controlled index and (ii) a zero return attributable to the non-interest bearing momentum risk control cash position, as further reduced by a deduction rate of 0.65% per annum (accruing daily) applied to the weight of the momentum risk control cash position, where the relative weights attributable to the volatility controlled index and the momentum risk control cash position (if any) are determined based on the application of the momentum risk control adjustment mechanism. As a result, any portion of the index attributable to a return-based money market position, a deleverage cash position or a momentum risk control cash position will effectively have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily) at the index level. Any interest accrued on the return-based money market position is deemed to be reinvested on a daily basis in such return-based money market position.

The notional interest rate is a rate equal to the federal funds rate, which will be the rate for U.S. dollar federal funds as observed on the index business day prior to the relevant rebalancing day, (such day, a “fed funds reset date”), as set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as that rate is displayed on the Refinitiv page FEDFUNDS1 for that day. If the index business day prior to the relevant rebalancing day is not a scheduled publication day for the notional interest rate, the calculation agent will use for such day the notional interest rate for the scheduled publication day immediately preceding such day.

The image below depicts the calculation of the index values of each of the three layers of the index. This image is presented as a summary and should be read together with the more complete description of the calculation of the index immediately above.

•
Base index: First, the orange innermost layer of the image represents the base index, which is comprised of the underlying indices and the return-based money market position (if any). The base index is calculated on an excess return basis, meaning that the return of the base index reflects a deduction of the return that could be earned on a notional cash deposit at the notional interest rate (a rate equal to the federal funds rate). The image shows that the value of the base index is based on the weighted sum of:
o
the performance of the underlying indices
o
plus the performance of any return-based money market position (which performance will equal the federal funds rate),

less a deduction at the federal funds rate (applied to each base index component).

•
Volatility controlled index: Second, the green middle layer of the image represents the volatility controlled index, which is comprised of the base index and the deleverage cash position (if any) based on a measure of volatility. The image shows that the value of the volatility controlled index (composed of the base index and the deleverage cash position) is based on the weighted sum of:
o
the excess returns of the base index, as described above
o
plus a zero return attributable to any non-interest bearing deleverage cash position,

less a deduction rate of 0.65% per annum (accruing daily) (applied to each component of the volatility controlled index).

•
Index: Finally, the blue outer layer of the image represents the index, which is comprised of the volatility controlled index and the momentum risk control cash position (if any) based on a measure of momentum. The image shows that the value of the index is based on the weighted sum of:
o
the performance of the volatility controlled index, as described above
o
plus a zero return attributable to the non-interest bearing momentum risk control cash position less a deduction rate of 0.65% per annum (accruing daily) that applies solely to the momentum risk control cash position (if any).

At this level, the deduction rate of 0.65% applies only to the momentum risk control cash position, rather than the index as a whole, because the deduction rate has already been factored into the calculation of the volatility controlled index.

As a result, any portion of the index attributable to a return-based money market position, a deleverage cash position or a momentum risk control cash position will effectively have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily) at the index level.

The final row of the image (no color) shows the cumulative impact of fees and deductions on each component of the index.

Index
Volatility controlled index				Momentum risk control cash position (if any)
	Base index		Deleverage cash position (if any)
	Underlying indices	Return-based money market position (if any)
Returns	+ underlying asset return*	+ Fed Funds Rate	0**	0**
Base index-level deductions	- Fed Funds Rate		Not applicable	Not applicable
Volatility controlled index-level deductions	- 0.65%/ annum			Not applicable
Index-level deductions	0			- 0.65%/ annum
Underlying Assets	Underlying indices	Return-based money market position (if any)	Deleverage cash position (if any)	Momentum risk control cash position (if any)
Net Impact	underlying asset return* – Fed Funds Rate – 0.65% / annum	- 0.65%/ annum	- 0.65%/ annum	- 0.65%/ annum

*The return contribution of the underlying indices to the base index is the weighted sum of underlying index returns weighted according to their respective weights in the base index, and the return contribution of the underlying indices to the index may be reduced by deleveraging of volatility controlled index exposure to the base index resulting from the application of the 5% volatility control to the base index or deleveraging of the index exposure to the volatility controlled index resulting from application of the momentum risk control adjustment mechanism to the volatility controlled index.

**The deleverage cash position and momentum risk control cash position represent hypothetical non-interest bearing cash positions. As neither position bears interest, the return attributable to these positions will always be zero.

Internal Currency Hedge: With respect to the eligible underlying assets denominated in a currency other than U.S. dollars (i.e., European Equity Futures Rolling Strategy Index (FRSIEUE), the Japanese Equity Futures Rolling Strategy Index (FRSIJPE), the European Government Bond Futures Rolling Strategy Index (FRSIEUB) and the Japanese Government Bond Futures Rolling Strategy Index (FRSIJPB)), the index reflects an internal simulated currency hedge, which, through a series of hypothetical currency hedging transactions, seeks to partially mitigate such eligible underlying assets’ exposure to exchange rate fluctuations in such currencies. For further information regarding how the index value is calculated see “— What is the “internal currency hedge” for certain underlying assets?” below.

The underlying assets that comprise the index as the result of an index rebalancing may include a combination of underlying indices and one or more cash positions, or solely one or more underlying indices.

Definitions: For the purpose of the index:

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an “eligible underlying asset” is any of the eligible underlying indices, the return-based money market position, the deleverage cash position or the momentum risk control cash position, in each case that is eligible for inclusion in the index on an index business day;
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an “eligible underlying index” is one of the indices that is eligible for inclusion in the index on an index business day;
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an “eligible base index underlying asset” is one of the eligible underlying indices or the return-based money market position that is eligible for inclusion in the base index on an index business day;
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an “underlying asset” is an eligible underlying asset with a non-zero weighting in the index on any index business day;
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an “underlying index” is an eligible underlying index with a non-zero weighting in the index on any index business day;
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a “base index underlying asset” is one of the underlying indices or the return-based money market position with a non-zero weighting in the base index on an index business day;
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a “cash position” is any of the return-based money market position, the deleverage cash position or the momentum risk control cash position;
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a “non-interest bearing cash position” is any of the deleverage cash position or the momentum risk control cash position; and
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an “index business day” is a day which is an asset business day for all of the eligible base index underlying assets and on which no market disruption event is continuing, and such day is not an additional index holiday following an index market disruption event.

How frequently is the index rebalanced?

On each daily rebalancing day, the index rebalances from among the 10 eligible underlying assets (considering the cash positions as a single eligible underlying asset) by calculating, for each day in the ten-index business day weight averaging period related to that rebalancing day, the portfolios of eligible base index underlying assets (including the return-based money market position) that would have provided the highest historical return during each of three look-back periods (nine months, six months and three months) subject to a volatility constraint and minimum and maximum weights for the base index underlying assets and asset classes. The weight of each base index underlying asset reflects the average of the average of the weights of such base index underlying asset over three look-back periods and over the weight averaging period. This daily rebalancing is referred to as the base index rebalancing and the resulting portfolio of eligible base index underlying assets that comprise the base index become effective after the close of business on the day such daily rebalancing occurs.

After a base index rebalancing, if on such rebalancing day the realized volatility of the base index’s excess returns exceeds the volatility control level of 5%, the index will be rebalanced again in order to reduce such realized volatility to 5% by ratably reallocating a portion of the index exposure from the base index to the non-interest bearing deleverage cash position (such resulting basket, the volatility controlled index).

After a volatility controlled index rebalancing, if on such rebalancing day the resulting volatility controlled index has exhibited negative price momentum on one or more momentum measurement days during the momentum measurement period, the index will be rebalanced again in order to reduce the exposure of the index from the volatility controlled index to the non-interest bearing momentum risk control cash position. For further discussion of the momentum risk control adjustment mechanism, see “ — What is the momentum risk control adjustment mechanism and how do the weights of the underlying assets change as a result of the momentum risk control adjustment mechanism?”.

How is the index value calculated on any day?

The value of the index was set to 100 on the index base date, August 3, 2020. On each index business day, the value of the index changes by reference to the weighted performance of:

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the volatility controlled index level; and
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the non-interest bearing momentum risk control cash position (which provides a return of zero), minus 0.65% per annum (accruing daily).

The level of the volatility controlled index was set to 100 on the volatility controlled index base date, January 17, 2020. On each index business day, the volatility controlled index level changes by reference to the weighted performance of:

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the base index, which is the weighted combination of base index underlying assets (including the return-based money market position) that comprise the base index as a result of the most recent daily index rebalancing (subject to certain adjustments in the case of index market disruption events); and
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any additional exposure to the non-interest bearing deleverage cash position (which provides a return of zero) resulting from any daily volatility controlled index rebalancing, in each case, net of 0.65% per annum (accruing daily).

The value of the base index was set to 100 on the base index base date, January 6, 2020. On each index business day, the base index value changes by reference to the weighted performance of the base index underlying assets (including the return-based money market position) (subject to certain adjustments in the case of index market disruption events), which includes:

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the underlying indices; and
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any exposure to the return-based money market position resulting from any daily base index rebalancing,

in each case, net of the return on the notional interest rate in effect at that time (accruing daily).

The net effect of the index value calculations described above is that the index is calculated on an excess return basis and net of 0.65% per annum (accruing daily). At the index level, any returns attributable to the underlying indices will be effectively reduced by the notional interest rate in effect at that time plus 0.65% per annum (accruing daily). Any cash position reflected in the index, including the return-based money market position, will reflect a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily).

On any index business day, the index value will equal (i) the index value on the immediately preceding index business day multiplied by (ii) the sum of 1 plus (a) the product of the momentum risk control exposure multiplied by the return on the volatility controlled index on such index business day minus (b) the product of (1) 1 minus the momentum risk control exposure multiplied by (2) the prorated 0.65% per annum (accruing daily). The return on the volatility controlled index for any such index business day will equal the result of (i) the quotient of the volatility controlled index level as of such index business day divided by the volatility controlled index level as of the immediately preceding index business day minus (ii) 1. The momentum risk control exposure for any such index business day will equal the quotient of (i) the sum of (a) the number of momentum measurement days during the applicable momentum measurement period during which the volatility controlled index level equals or exceeds its level on the 100th index business day preceding such momentum measurement day plus (b) the product of 0.25 multiplied by the number of momentum measurement days during the applicable momentum measurement period during which the volatility controlled index level is less than its level on the 100th index business day preceding such momentum measurement day, divided by (ii) 21 (i.e., the number of momentum measurement days in a momentum measurement period). The prorated 0.65% per annum is calculated on an actual/360 day count basis from but excluding the immediately preceding index business day. Regardless of whether the base index underlying assets include the return-based money market position on an index rebalancing day, if the index has ratably rebalanced into the deleverage cash position as a result of the daily volatility control feature, or the momentum risk control cash position as a result of the momentum risk control adjustment feature, then the index also will have exposure to a cash position (which in all cases will have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily)).

Each eligible underlying index reflects interest income on a notional cash account associated with synthetic futures positions.

The value of the return-based money market position reflects, on any day, the amount of interest accrued at the notional interest rate on an investment in a notional U.S. dollar denominated money market account. Although the return-based money market position considered in isolation will have a positive notional return if the notional interest rate is positive, the return-based money market position’s return contribution to the index will be more than entirely offset on an excess return basis. Any interest accrued on the return-based money market position is deemed to be reinvested on a daily basis in such return-based money market position. However, in the context of the index, the notional interest rate return will be more than offset entirely by excess return deductions, and any cash position (including the return-based money market position) will effectively have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily).

The contribution of any underlying asset to the performance of the index will depend on its weight and performance. The effects of potential adjustment events are described under “— Could index market disruption events impact the calculation of the index or a daily base index rebalancing or a daily index rebalancing by the index calculation agent?” below.

How does the index attempt to provide exposure to price momentum?

The index uses the historical return performances of the eligible base index underlying assets as an indication of price momentum in order to determine the composition of the base index on an index rebalancing day. To calculate the weight of each eligible base index underlying asset in the base index on each index business day (in the following contexts, a rebalancing day), three hypothetical portfolios are generated for a nine-month, six-month and three-month look back period for each day in the ten index business day weight averaging period related to that rebalancing day. Each portfolio is calculated to reflect the highest historical return during each such look-back period (nine months, six months and three months), subject to a constraint on realized volatility and a minimum and maximum weight for base index underlying assets and asset classes. The target weight of each eligible base index underlying asset for a given day in the applicable weight averaging period will equal the average of the weights of such eligible base index underlying asset in the three hypothetical portfolios while the weight of each eligible base index underlying asset for the daily base index rebalancing will equal the ten-day average of such target weights.

In addition, the index’s exposure to the volatility controlled index (and consequently, the base index) will be further reduced if the volatility controlled index has exhibited negative price momentum on one or more momentum measurement days during the momentum measurement period.

For more information on limitations on the index’s ability to capture price momentum, see “Additional Risk Factors Specific to Your Notes — Risks Related to the Index — The Index May Not Successfully Capture Price Momentum” on page S-14 of this index supplement.

Who calculates and oversees the index?

The index is calculated using a methodology developed by GS&Co., the index sponsor. Other than the methodology algorithm, the complete index methodology, which may be amended from time to time, is available at solactive.com/indices/. We are not incorporating by reference this website or any material it includes into this index supplement.

An index committee is responsible for overseeing the index and its methodology. The index committee may exercise discretion in the case of any changes to the eligible underlying assets, and may make changes to the index methodology from time to time (including after an annual review) if it determines, in its sole discretion, that such changes are necessary or desirable in light of the goals of the index or to cure or correct any ambiguity, contradiction or defect, in the description or operation of the index. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. At least forty percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade instruments linked to the eligible underlying assets. If the index committee exercises any discretion related to the index, it must be approved by 100% of the control side employees present at the relevant index committee meeting.

Changes to the index methodology made by the index committee will be publicly announced on the index calculation agent’s website at least 60 New York business days prior to their effective date. Adjustments made by the index calculation agent in response to index market disruption events and potential adjustment events will be publicly announced as promptly as is reasonably practicable on the index calculation agent’s website.

The index committee may exercise limited discretion with respect to the index, including in the situations described below under “— Can the eligible underlying assets change?”. Any such changes or actions are publicly announced as promptly as is reasonably practicable and normally at least five index business days prior to their effective date.

The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time, or the index calculation agent can resign on 60 days’ notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release.

The index calculation agent is responsible for the day to day implementation of the methodology of the index and for its calculation. The index calculation agent calculates and publishes the daily value of the index on the following index business day and publishes it on the Bloomberg page GSMBFC5 Index and Reuters page .GSMBFC5. The index calculation agent may from time to time consult the index committee on matters of interpretation with respect to the methodology.

What underlying assets are included in the universe of eligible underlying assets?

As of the date of this index supplement, there are 9 eligible underlying indices included in the 10 eligible underlying assets (considering the cash positions as a single underlying asset). These eligible underlying assets track assets that have been categorized in the following base index asset classes: focused U.S. equities; other developed market equities; developed market fixed income; emerging market equities; commodities; and cash equivalent. The eligible underlying indices are as follows:

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US Equity Futures Rolling Strategy Index (FRSIUSE) — FRSIUSE seeks to measure the performance of an investment strategy with exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate) of E-mini futures contracts on the S&P 500® Index currently listed for trading on the Chicago Mercantile Exchange. The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. FRSIUSE has been categorized in the Focused U.S. Equities base index asset class.
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US Technology Equity Futures Rolling Strategy Series Q Total Return Index (GSISNQET) — GSISNQET seeks to measure the performance of an investment strategy with synthetic exposure to the total return (including a synthetic interest rate return on a notional cash amount) of E-mini futures contracts on the Nasdaq-100 Index® currently listed for trading on the Chicago Mercantile Exchange (“CME”). The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. GSISNQET has been categorized in the Focused U.S. Equities base index asset class.
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European Equity Futures Rolling Strategy Index (FRSIEUE) — FRSIEUE seeks to measure the performance of an investment strategy with a synthetic exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate) of the first nearby futures contracts on the EURO STOXX 50® Index currently listed for trading on the Eurex. The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. FRSIEUE has been categorized in the Other Developed Market Equities base index asset class.
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Japanese Equity Futures Rolling Strategy Index (FRSIJPE) — FRSIJPE seeks to measure the performance of an investment strategy with exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate) of Japanese equity futures contracts on TOPIX currently listed for trading on the Osaka Securities Exchange (“OSE”). TOPIX is a free-float-adjusted market capitalization weighted index of domestic common stocks selected from the prime market, standard market and growth market of the Tokyo Stock Exchange (“TSE”) covering an extensive portion of the Japanese stock market. FRSIJPE has been categorized in the Other Developed Market Equities base index asset class.
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US Government Bond Futures Rolling Strategy Index (FRSIUSB) — FRSIUSB seeks to measure the performance of an investment strategy with exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate) of 10-Year U.S. Treasury Notes futures contracts currently listed on the Chicago Board of Trade, part of the CME Group (the “CBOT”) and traded via CME Globex. FRSIUSB has been categorized in the Developed Market Fixed Income base index asset class.
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European Government Bond Futures Rolling Strategy Index (FRSIEUB) — FRSIEUB seeks to measure the performance of an investment strategy with exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate (as described below)) of futures contracts on bonds of the Federal Republic of Germany (“German bonds”) currently listed for trading on the Eurex. The German bonds on which the Euro bond futures contracts are based are German bonds issued by the Federal Republic of Germany, which have a remaining term at the time of expiration of the Euro bond futures contracts of 8.5 to 10.5 years and a coupon of 6%. FRSIEUB has been categorized in the Developed Market Fixed Income base index asset class.
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Japanese Government Bond Futures Rolling Strategy Index (FRSIJPB) — FRSIJPB seeks to measure the performance of an investment strategy with exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate) of 10-Year Japanese Government Bond futures contracts currently listed for trading on the Osaka Securities Exchange (“OSE”). The Japanese Government Bond Futures Rolling Strategy Index is comprised of 10-Year Japanese Government Bond futures contracts (“JGB futures contracts”), which are quarterly three-month contracts to buy or sell standardized trading “units”. FRSIJPB has been categorized in the Developed Market Fixed Income base index asset class.
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Emerging Markets Equity Futures Rolling Strategy Index (FRSIEME) — FRSIEME seeks to measure the performance of an investment strategy with a synthetic exposure to the total return (including interest income on a notional cash amount accruing at the relevant overnight interest rate) of E-mini futures contracts on the MSCI Emerging Markets Index currently listed for trading on ICE Futures U.S. The MSCI Emerging Markets Index is a free-float adjusted market capitalization index intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index contains large capitalization and mid-capitalization stocks and its constituent stocks are derived from the constituent stocks in the 24 MSCI standard single country indices for the emerging market countries listed above. As of the close on March 9, 2022, the index sponsor of the MSCI Emerging Markets Index reclassified Russia from emerging markets status to standalone markets status. As a result, at that time, all stocks assigned to Russia were deleted from the MSCI Emerging Markets Index at a price that was effectively zero. FRSIEME has been categorized in the Emerging Market Equities base index asset class.
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Bloomberg Gold Subindex Total Return (BCOMGCTR) — BCOMGCTR seeks to measure the performance of an investment strategy with a synthetic exposure to exchange-traded futures on gold that are included in the Bloomberg Commodity IndexSM. While the Bloomberg Gold Subindex Total Return is generally calculated in the same manner as the Bloomberg Commodity IndexSM, it is based entirely on the gold futures contract included in the Bloomberg Commodity IndexSM. The Bloomberg Gold Subindex Total Return is measured on a total return basis, which means it reflects the returns that are potentially available through an unleveraged investment in the gold contracts composing the index plus hypothetical interest that could be earned at a Treasury bill rate on funds committed to the trading of the futures contracts. BCOMGCTR has been categorized in the Commodities base index asset class.

With the exception of the Bloomberg Gold Subindex Total Return (BCOMGCTR), each of the underlying indices is sponsored by Goldman Sachs International.

In addition to the above referenced eligible underlying indices, the eligible underlying assets also include the return-based money market position, the deleverage cash position and the momentum risk control cash position. The return-based money market position is included in the cash equivalent base index asset class; the weight limits applicable to the cash equivalent base index asset classes do not apply to the deleverage cash position or the momentum risk control cash position.

The eligible underlying indices denominated in a currency other than U.S. dollars (i.e., European Equity Futures Rolling Strategy Index (FRSIEUE), the Japanese Equity Futures Rolling Strategy Index (FRSIJPE), the European Government Bond Futures Rolling Strategy Index (FRSIEUB) and the Japanese Government Bond Futures Rolling Strategy Index (FRSIJPB)) are subject to an internal currency hedge, as further described below in “—What is the “internal currency hedge” for certain underlying indices?”.

For further description of these eligible underlying assets, as well as a discussion of the risks associated with our affiliation with the index sponsor of certain of the eligible underlying assets, please see “The Eligible Underlying Assets” in the accompanying index supplement.

What are the minimum and maximum potential weights of each eligible base index underlying asset and each base index asset class for the base index rebalancing on a rebalancing day?

The maximum weight of each eligible base index underlying asset and each base index asset class limits the exposure of the base index, and consequently the index, to each eligible base index underlying asset and each base index asset class. Thus, even if a single base index underlying asset achieved the highest historical returns during each look-back period (the prior nine months, six months and three months) and the 5% volatility constraint would be met during each such look-back period by allocating the base index entirely to such base index underlying asset, the base index would not allocate its entire exposure to a single eligible base index underlying asset because of the maximum weight limitations. The minimum weight restricts short exposure to any eligible base index underlying asset or, in the case of the non-zero minimum weight, requires a minimum allocation to a base index asset class. The base index may have exposure to only a limited subset of the 10 eligible base index underlying assets (which, as a result of the limitations described above, could include as few as two eligible base index underlying assets (as few as one eligible underlying index)), and may not have exposure to some of the eligible base index underlying assets or base index asset classes during the entire term of the notes. Further, as a result of the index’s volatility control and momentum risk control features, the index may have minimal exposure to any eligible underlying indices and may allocate nearly its entire exposure to cash positions, which in all cases will effectively have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily).

What is realized volatility and how are the weights of the underlying assets influenced by it?

Realized volatility is a measure of the degree of movement in the level, price or value of an asset observed over a period of time. Realized volatility of an asset is generally calculated by specifying a measurement period, determining the average return during such measurement period (which is sometimes assumed to be zero, as in the case of the index) and then comparing each measured return point during such measurement period to such average to calculate the standard deviation of returns. For example, an asset will have a higher realized volatility during a specific historical period than another asset if such asset has greater price movement (increase or decrease) during the measurement period. An asset with a stable price during a specific historical period will have a lower realized volatility than an asset which has relatively larger price movements during that same period. Further, an asset will have a higher realized volatility with respect to a specific measurement period if such asset has greater price movements (increases or decreases) in such measurement period as compared to the price movements of the same asset in a different measurement period. In some cases, greater weight may be given to more recent data compared to older data, as in the case of the exponentially weighted volatilities used in the index’s volatility control feature.

Realized volatility of a portfolio of assets is often calculated by taking into account the relationships between price movements in the assets comprising such portfolio. For a portfolio of assets, the historical price movements of individual assets may partially offset one another (for example, because they have been observed to not move in the same direction historically), which in some cases may reduce the volatility of a portfolio of more volatile assets. As a result, an underlying asset with lower or negative correlation to other assets in a portfolio may be favored for inclusion based on its impact on portfolio-level volatility. Conversely, an asset with the same asset-level volatility that is highly correlated to other portfolio assets (i.e., an asset whose price tends to move with the other assets) may be disfavored. Since realized volatility is based on historical data, there is no assurance that the historical level of volatility of a portfolio of assets or an individual asset, or the correlations of portfolio assets with one another, will continue in the future.

The index utilizes historical realized volatility in two ways: as a constraint in rebalancing the base index to maximize historical returns, and as a volatility control feature that can result in a reallocation of a portion of the index exposure from the base index to the deleverage cash position.

First, on each rebalancing day, the methodology algorithm seeks to select the portfolio of eligible base index underlying asset weights that would have given the base index the highest historical return over each of three separate look-back periods (nine months, six months and three months), in each case subject to, among other constraints, a 5% volatility constraint applied to each such portfolio during the relevant look-back period. If on an index business day, for any look-back period, no combination of target weights satisfies the pre-defined weight and volatility constraints, then the methodology algorithm will successively relax the 5% volatility constraint by increments of 0.50%, up to 10%, until a combination of eligible base index underlying asset target weights can be found that satisfies such weight and updated volatility constraints. If, after such relaxation, no combination of eligible base index underlying assets target weights can be found, the methodology algorithm will select from all combinations of eligible base index underlying assets target weights that satisfy the weight constraints (but not the volatility constraint), the combination with the lowest annualized portfolio volatility, regardless of that combination’s overall portfolio volatility. The particular combination so selected will therefore exceed the 5% volatility constraint.

After a base index rebalancing, if on such rebalancing day the realized volatility of the base index’s excess returns exceeds the volatility control level of 5%, the index will be rebalanced again in order to reduce such realized volatility to 5% by ratably reallocating a portion of the exposure from the base index to the deleverage cash position (such resulting basket, the volatility controlled index). The volatility measure of base index excess returns used to calculate the volatility controlled index is based on the higher of two “exponentially weighted” realized volatilities of base index excess returns using (i) a short-term “decay factor” of 0.94 giving relatively greater weight to more recent volatilities and (ii) a long-term “decay factor” of 0.97 giving relatively greater weight to older volatilities. In order to calculate the “exponentially weighted” realized variance (which is the square of “exponentially weighted” realized volatility), in addition to other mathematical operations, 1 minus the “decay factor” is a relative weight given to the most recent daily observation of variance (i.e. the square of 5-day return with an annualization factor), while the “decay factor” is a relative weight given to a term representing the prior calculated “exponentially weighted” realized variance measure (which itself is calculated using the same decay factor for its prior volatility measure, and so on). As a result, a higher “decay factor” gives relatively greater weight to older data, reflecting a longer-term perspective.

To illustrate how the decay factors affect realized volatility calculations, the tables below illustrate the realized volatility calculations for base index excess returns under the index methodology using (i) a short-term “decay factor” of 0.94 giving relatively greater weight to more recent volatilities and (ii) a long-term “decay factor” of 0.97 giving relatively greater weight to older volatilities. The examples provided are only intended to illustrate the impact of the decay factors, and make highly artificial assumptions that are unlikely to replicate real world performance. We are providing these examples solely as an illustration of the impact of the use of decay factors in calculating realized volatility and they should not be considered for any other purpose.

In the first example, the base index excess returns have a constant annualized realized volatility (without giving effect to exponential weighting or decay factors) of 6.0% for the first 500 index business days since its base date. The annualized excess return volatility (without giving effect to exponential weighting or decay factors) of each observation increases in increments of 0.20% to a constant level of 6.2% for the next 20 index business days (index business days 501-520), 6.4% for the next 20 index business days (index business days 521-540), 6.6% for the next 20 index business index business days (index business days 541-560), and so on. The table below shows the realized volatility of the base index excess returns at the end of each such period using the index methodology and the following decay factors.

Exponentially Weighted Realized Volatility (based on T+500 base volatility of 6.0%)

	T+500	T+520	T+540	T+560	T+580	T+600	T+620	T+640	T+660
Annualized Volatility of Base Index Excess Returns of the Observation	6.000%	6.200%	6.400%	6.600%	6.800%	7.000%	7.200%	7.400%	7.600%
Short-term “decay factor” of 0.94	6.000%	6.143%	6.326%	6.522%	6.720%	6.920%	7.120%	7.320%	7.520%
Long-term “decay factor” of 0.97	6.000%	6.092%	6.234%	6.404%	6.588%	6.779%	6.974%	7.172%	7.370%

In the second example, the base index excess returns have a constant annualized realized volatility (without giving effect to exponential weighting or decay factors) of 4.0% for the first 500 index business days since its base date. The annualized excess return volatility (without giving effect to exponential weighting or decay factors) of each observation decreases in decrements of 0.20% to a constant level of 3.8% for the next 20 index business days (index business days 501-520), 3.6% for the next 20 index business days (index business days 521-540), 3.4% for the next 20 index business index business days (index business days 541-560), and so on. The table below shows the realized volatility of the base index excess returns at the end of each such period using the index methodology and the following decay factors.

Exponentially Weighted Realized Volatility (based on T+500 base volatility of 4.0%)

	T+500	T+520	T+540	T+560	T+580	T+600	T+620	T+640	T+660
Annualized Volatility of Base Index Excess Returns of the Observation	4.000%	3.800%	3.600%	3.400%	3.200%	3.000%	2.800%	2.600%	2.400%
Short-term “decay factor” of 0.94	4.000%	3.859%	3.677%	3.483%	3.285%	3.085%	2.886%	2.686%	2.486%
Long-term “decay factor” of 0.97	4.000%	3.910%	3.772%	3.607%	3.427%	3.239%	3.047%	2.852%	2.655%

How do the weights of the eligible underlying assets change as a result of the volatility control feature?

The following table displays hypothetical values for two “exponentially weighted” realized volatilities of base index excess returns over a period of time using (i) a short-term “decay factor” of 0.94 giving relatively greater weight to more recent volatilities and (ii) a long-term “decay factor” of 0.97 giving relatively greater weight to older volatilities and the percent weighting of the base index for purposes of rebalancing the volatility controlled index. You should note that the base index itself may contain exposure to the return-based money market position which would be in addition to any exposure to the deleverage cash position as a result of a volatility controlled index rebalancing. This information is intended to illustrate the operation of the index on each rebalancing day solely for purposes of rebalancing between the base index and the deleverage cash position and is not indicative of how the index may perform in the future (or even all the index allocations that take place on a rebalancing day).

Day	1	2	3	4	5	6	7	8	9	10
Realized volatility of the base index using a short-term “decay factor” of 0.94 (giving relatively greater weight to more recent volatilities)	4.80	4.70	5.00	5.50	5.70	6.00	6.30	6.60	6.70	6.60
Realized volatility of the base index using a long-term “decay factor” of 0.97 (giving relatively greater weight to older volatilities)	5.00	4.90	5.10	5.30	5.40	5.60	5.80	6.00	6.00	6.00
Weight of Base Index For Purposes of Calculating the Volatility Controlled Index Value	100.0%	100.0%	98.0%	90.9%	87.7%	83.3%	79.4%	75.8%	74.6%	75.8%
Weight of Deleverage Cash Position	0.0%	0.0%	2.0%	9.1%	12.3%	16.7%	20.6%	24.2%	25.4%	24.2%

On days 1 and 2, the realized volatility of base index excess returns using both a short-term “decay factor” of 0.94 and a long-term “decay factor” of 0.97 is equal to or less than the 5% volatility control level, so the index did not ratably rebalance into the deleverage cash position on such rebalancing day.

On days 3, 4, 5, 6, 7, 8, 9 and 10, because the higher realized volatility of base index excess returns using the a short-term “decay factor” of 0.94 and a long-term “decay factor” of 0.97 is greater than the 5% volatility control level, the weight allocated to the base index for such rebalancing day is ratably rebalanced into the deleverage cash position. Please see “Underlying Asset Weightings” in the accompanying index supplement for data regarding the frequency of rebalancings into a deleverage cash position.

What is the momentum risk control adjustment mechanism and how do the weights of the underlying assets change as a result of the momentum risk control adjustment mechanism?

The index has a momentum risk control adjustment mechanism which aims to provide a notional performance-controlled exposure to the volatility controlled index and limit the index’s exposure to negative price momentum in the volatility controlled index. This is achieved by decreasing the exposure of the index to the volatility controlled index (and, in turn, the underlying indices) if the volatility controlled index has exhibited negative price momentum (which is deemed to occur when the volatility controlled index level falls below its level on the 100th index business day preceding such momentum measurement day) on one or more index business day during the 21 index business day period from (but excluding) the 23rd index business day, to (and including) the 2nd index business day, prior to a rebalancing day (such period, the momentum measurement period with respect to such rebalancing day, and each index business day in such period, a momentum measurement day).

After a volatility controlled index rebalancing, if on such rebalancing day the resulting volatility controlled index has exhibited negative price momentum on one or more index business day during the momentum measurement period, prior to such rebalancing day, the index will be rebalanced again in order to reduce the exposure of the index from the volatility controlled index to the momentum risk control cash position. On any rebalancing day, the exposure of the index to the volatility controlled index will be based on a weighted percentage of the number of momentum measurement days during which the volatility controlled index level equals or exceeds its level on the 100th index business day preceding such momentum measurement day, with a value of 1 assigned to each momentum measurement day for which such condition is satisfied and a value of 0.25 assigned to each momentum measurement day for which such condition is not satisfied. For example, if the level of the volatility controlled index on each of the 21 momentum measurement days was greater than or equal to its level 100 index business days prior to such momentum measurement day, the index would be allocated 100% to the volatility controlled index and 0% to the momentum risk control cash position on such rebalancing day. Conversely, if the level of the volatility controlled index on each of the momentum measurement days was less than its level 100 index business days prior to such momentum measurement day, the index would be allocated 25% to the volatility controlled index and 75% to the momentum risk control cash position on such rebalancing day.

In the example below, with respect to index rebalancing day T, the volatility controlled index exhibits negative price momentum on 7 of the 21 momentum measurement days in the relevant momentum measurement period (highlighted in red) compared to the level of the volatility controlled index on the 100th index business day preceding the relevant momentum measurement day. As a result, on rebalancing day T, the weighting assigned to the volatility controlled index equals 75% ((100% × 14/21) + (25% × (7/21)), and the weighting assigned to the momentum risk control cash position equals 25% ((0% × 14/21) + (75% × (7/21)).

Momentum Measurement Day Relative to Rebalancing Day T	Level of the Volatility Controlled Index on Relevant Measurement Day	Level of the Volatility Controlled Index 100 Index Business Days Prior to the Relevant Measurement Day (Relative to Rebalancing Day T)	Contribution to Volatility Controlled Index at Index Business Day T	Contribution to Momentum Risk Control Cash Position at Index Business Day T
T-22	106	94 (T-122)	100%	0%
T-21	105	95 (T-121)	100%	0%
T-20	104	96 (T-120)	100%	0%
T-19	103	97 (T-119)	100%	0%
T-18	102	98 (T-118)	100%	0%
T-17	101	99 (T-117)	100%	0%
T-16	100	100 (T-116)	100%	0%
T-15	99	101 (T-115)	25%	75%
T-14	98	102 (T-114)	25%	75%
T-13	97	103 (T-113)	25%	75%
T-12	96	104 (T-112)	25%	75%
T-11	97	103 (T-111)	25%	75%
T-10	98	102 (T-110)	25%	75%
T-9	99	101 (T-109)	25%	75%
T-8	100	100 (T-108)	100%	0%
T-7	101	99 (T-107)	100%	0%
T-6	102	98 (T-106)	100%	0%
T-5	103	97 (T-105)	100%	0%
T-4	104	96 (T-104)	100%	0%
T-3	105	95 (T-103)	100%	0%
T-2	106	94 (T-102)	100%	0%
Sum Over 21 Index Business Days			1,575%	525%
Percentage of 21 Index Business Days Exhibiting Non-Negative (Negative) Momentum			67% (14 ÷ 21)	33% (7 ÷ 21)
Weighting on Index Business Day T (Average Weight Contribution Over 21 Index Business Days)			75% (1,575% ÷ 21)	25% (525% ÷ 21)

The example provided is only intended to illustrate the operation of the momentum risk control adjustment mechanism, and makes highly artificial assumptions that are unlikely to replicate real world performance. We are providing this example solely as an illustration of the operation of the momentum risk control adjustment mechanism and certain related calculations and it should not be considered for any other purpose.

What are the hypothetical cash positions?

The return-based money market position is a hypothetical investment intended to express the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate, which is a rate equal to the federal funds rate. The deleverage cash position and the momentum risk control cash position are non-interest bearing hypothetical cash positions that do not accrue interest and will reflect a return of zero. Any cash position included in the index, including the return-based money market position, will reflect a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily).

Each hypothetical cash position serves a different function in the index:

•
Allocation of the base index to the return-based money market position is intended to mitigate the impact of negative returns attributable to the underlying indices in a negative return environment.
•
Allocation of the volatility controlled index to the deleverage cash position is intended to reduce the volatility of the volatility controlled index.
•
Allocation of the index to the momentum risk control cash position is intended to reduce exposure of the index to higher risk assets that are exhibiting negative price momentum over 100 day periods.

What is the “internal currency hedge” for certain underlying assets?

With respect to the eligible underlying indices denominated in a currency other than U.S. dollars (i.e., European Equity Futures Rolling Strategy Index (FRSIEUE), the Japanese Equity Futures Rolling Strategy Index (FRSIJPE), the European Government Bond Futures Rolling Strategy Index (FRSIEUB) and the Japanese Government Bond Futures Rolling Strategy Index (FRSIJPB)), the index reflects an internal simulated currency hedge, which, through a series of hypothetical currency hedging transactions, seeks to mitigate such eligible underlying assets’ exposure to exchange rate fluctuations in such currencies. On each asset business day, the performance of such eligible underlying assets from the immediately preceding asset business day consists of two types of components: the US-foreign “currency financing amount” plus the adjusted change in such eligible underlying index level as a result of the hedging transactions. The US-foreign currency financing amount is equal to the performance of a notional cash deposit in U.S. dollars accruing interest at the federal funds rate minus the product of (i) the performance of such notional cash deposit accruing interest at the interest rate for such non-U.S. currency (8.5bps plus €STR with respect to euro-denominated eligible underlying indices and JPY-BOJ-TONAT with respect to the yen-denominated eligible underlying indices, in each case, as provided by Reuters or another recognized source, as determined by the calculation agent, used for the purpose of displaying such rate) times (ii) the performance of the applicable currency exchange rate. The US-foreign currency financing amount may be positive or negative. The adjusted change in the non-U.S. dollar denominated eligible underlying asset is equal to the product of (a) the performance of such non-U.S. dollar-denominated eligible underlying index since the prior asset business day times (b) the performance of the applicable currency exchange rate. For certain risks relating to the internal currency hedge, see “Additional Risk Factors Specific to Your Notes — Certain Eligible Underlying Indices are Subject to an Internal Currency Hedge, Which May Not be Effective.”

Can the eligible underlying assets change?

Except as otherwise noted above, the eligible underlying assets, the notional interest rate, currency exchange rates, and currency financing amount rates are not expected to change or be replaced. However, if the index committee determines that any of the following events has occurred:

•
an underlying index sponsor announces that it will make a material change in the formula for or the method of calculating such underlying index (or the selection of the components thereof) or otherwise materially modifies such underlying index (or the selection of the components thereof) for the purpose of maintaining such underlying index;
•
an underlying index is no longer published by its underlying index sponsor;

•
an underlying index, its constituents or derivative instruments linked thereto, are no longer tradable on commercially reasonable terms (as determined by the calculation agent in consultation with the index committee) in light of changes to financial market conditions (including market liquidity), regulatory or similar factors;
•
any third-party underlying index sponsor of an underlying index terminates its license with the index sponsor and its affiliates such that the index sponsor may not use the underlying index or any related index in connection with any financial product or index;
•
the index sponsor and its affiliates cease to have the relevant data license in respect of an underlying index;
•
the applicable currency exchange rate, related currency or currency financing amount rate ceases to exist; or
•
the notional interest rate ceases to exist,

then the affected constituent will be replaced by a successor constituent that, in the determination of the index committee in its sole discretion, most closely replicates, in the case of an index, the constituents and method of calculation of the underlying index, or, with respect to a successor benchmark lending, interest or exchange rate, most closely captures the relevant market measure and satisfies any other criteria of an effective benchmark identified by the index committee, and the index sponsor may use such constituent as a successor constituent. If the index committee determines in its sole discretion that no successor underlying asset or constituent exists, such underlying asset or constituent will be removed from the index.

Such deletions and substitutions may be undertaken on any date. The effective date will be determined at the discretion of the index committee and may be applied retroactively (although the index committee will seek to announce any such deletions or substitutions as promptly as is reasonably practicable), and will be reflected in an updated version of the index methodology. The index committee may permit the use of a temporary index constituent until a permanent successor underlying index or constituent is identified.

Could index market disruption events impact the calculation of the index or a daily base index rebalancing or a daily index rebalancing by the index calculation agent?

If a daily base index rebalancing or an index rebalancing must be effected on an index business day which corresponds to the first day of a given index market disruption event (as defined below) with respect to any eligible underlying asset included in the index, the index calculation agent shall then rebalance the base index or the index as if (i) for each eligible underlying asset that had not been affected by such index market disruption event, the index business day occurred on such day and (ii) for each eligible underlying asset that had been affected by such index market disruption event, the index business day occurred on the first day on which there was no index market disruption event occurring or continuing. An index business day will be deemed not to have occurred on a business day if an index market disruption event is continuing (as opposed to occurring for the first time). Instead, an index holiday will be deemed to have occurred on the first day on which no such index market disruption event is continuing and which is an asset business day for all of the eligible underlying assets.

Solely for purposes of calculating the volatility (variance) and volatility controlled index level which includes an index business day which corresponds to the first day of a given index market disruption event with respect to any eligible base index underlying asset, the base index value or the base index underlying asset value will include any base index underlying asset that has been affected by an index market disruption event and will be calculated by assuming the reference level of the affected base index underlying asset is equal to the reference level on the first day on which there is no index market disruption event occurring or continuing.

On the sixth New York business day following the occurrence of an index market disruption event with respect to any eligible underlying asset included in the index, if such index market disruption event is continuing, the index committee may determine in its sole discretion to instruct the index calculation agent to rebalance the index using a specified price. In the event the index committee determines on such sixth New York business day, in its sole discretion, that no such instructions should be given to the index calculation agent, the index committee may revisit such determination on any business day thereafter on which the index market disruption event is continuing.

An “index market disruption event” may be deemed by the index committee to have occurred in any of the following situations: (i) the official closing price, level, rate or other measure of any eligible underlying asset is unavailable on any relevant day on which such measure is scheduled to be published (including cases where a member of The Goldman Sachs Group, Inc. is the eligible underlying asset sponsor, publisher or benchmark provider of an index constituent), (ii) a relevant exchange (as defined below) is not open for trading during its regular trading session, or closes prior to its scheduled closing time, on any relevant day or there is a material exchange disruption (as defined below) (as determined by the index calculation agent), (iii) upon the occurrence or existence of a trading disruption (as defined below), for more than two hours of trading, or at any time during the one-hour period that ends at the scheduled closing time of the relevant exchange, (iv) upon the occurrence or existence of an index dislocation (as defined below), (v) upon the occurrence or existence of a force majeure event (as defined below), (vi) upon the occurrence or existence of a currency exchange rate disruption event or (viii) upon the occurrence of an interest rate disruption event (as defined below).

A “trading disruption” means any suspension of or limitation imposed on trading by the relevant exchange, and whether by reason of movements in price exceeding limits permitted by the relevant reference exchange or otherwise, relating to any component of an eligible underlying asset.

An “exchange disruption” means any event that disrupts or impairs (as determined by the index calculation agent in consultation with the index committee) the ability of market participants in general to effect transactions in, materially increases the costs of transacting in, or obtain market values for, any eligible underlying asset or its underlying constituents on the relevant exchange.

An “exchange” means the relevant exchanges on which the components of the eligible underlying assets are traded.

An “index dislocation” means the index calculation agent (in consultation with the index committee) determines that a market participant, as a result of a market-wide condition relating to the index or any eligible underlying asset would (i) be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of all or a material portion of any hedge position relating to the index or an eligible underlying asset or (ii) incur a materially increased cost in doing so, including due to any capital requirements or other law or regulation.

A “force majeure event” means the index calculation agent determines that there has been the occurrence of a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance that is beyond the reasonable control of the index sponsor, index calculation agent or any of their respective affiliates that the index calculation agent determines is likely to have a material effect on an eligible underlying asset, or on its ability to perform its role in respect of the index.

A “currency exchange rate disruption event” means (and a currency exchange rate disruption event shall be deemed to have occurred if),

(i)
in respect of a currency exchange rate and a relevant day:
•
such currency exchange rate splits into dual or multiple currency exchange rates;
•
the currency exchange rate is not published on a date on which it is scheduled for publication and the index calculation agent is unable to determine (after consultation with the index committee) any commercially reasonable substitute;
•
an event has occurred in or affecting any relevant jurisdiction that generally makes it impossible to deliver (1) a relevant currency from accounts inside such jurisdiction to accounts outside such jurisdiction, or (2) a relevant currency between accounts inside such jurisdiction for the applicable reference currency or to a party that is a non-resident of such jurisdiction; or
•
the applicable reference currency ceases to exist and has not been replaced by a new currency; and
(ii)
in respect of a currency financing amount rate and a relevant day:
(i)
such currency financing amount rate is not published on a date on which it is scheduled for publication; or
(ii)
such currency financing amount rate is no longer published.

An “interest rate disruption event” means (and an interest rate disruption event shall be deemed to have occurred if), in respect to the notional interest rate and a relevant day: (i) such notional interest rate is not published on a date on which it is scheduled for publication or (ii) such notional interest rate is no longer published.

If the index calculation agent determines that the price made available for an eligible underlying asset (or the published level of a notional interest rate, currency exchange rate or currency financing amount rate) reflects a manifest error, the calculation of the index shall be delayed until such time as a corrected price or level is made available. In the event a corrected price or level with respect to an eligible underlying asset is not made available on a timely basis, or in the event that the price made available for an eligible underlying asset is subsequently corrected and such correction is published, then the index calculation agent may, if practicable, adjust or correct the relevant calculation or determination, including the level of the eligible underlying asset, as of any index business day to take into account such correction. This convention, however, will not change the starting index value for the notes. However, the note calculation agent may adjust the method of calculation of the level of the index to ensure that the level of the index used to determine the amount payable on the stated maturity date is equitable. See “Supplemental Terms of the Notes — Discontinuance or Modification of the Index” above.

On any index business day during which the price, level or rate of an eligible underlying asset reflects such an error (and such error has not been corrected), the base index underlying asset weights, volatility control exposure and the momentum risk control exposure will be calculated using the price, level or rate made available by the relevant sponsor, publisher or provider of such eligible underlying asset (an “eligible underlying asset sponsor”) (notwithstanding any manifest error). If the relevant eligible underlying asset sponsor subsequently corrects the price it has made available, the index value may be calculated using such corrected price, but the quantities of eligible underlying assets implied by the base index underlying asset weights, volatility control exposure and the momentum risk control exposure (prior to the error being corrected) may or may not be adjusted by the index committee.

The following summary flow chart is provided for purposes of illustration only and should be read together with, and not as a substitute for, the preceding disclosure regarding the index.

Historical Information and Hypothetical Data

The following chart and table provide a comparison between the index (using historical information and hypothetical data, as explained below) and certain asset classes (in each case, represented by a benchmark ETF or a benchmark index, which are distinct from the asset classes in which the 10 underlying assets have been categorized for purposes of this index) from January 1, 2021 to August 3, 2026. Benchmark ETF data and benchmark index data is based on the historical levels of the benchmark ETFs and benchmark indices, respectively. The historical index information from January 12, 2021 (the index launch date) to August 3, 2026 reflects the actual performance of the index. (In the chart, this historical index information can be found to the right of the vertical solid line marker.) The hypothetical index data from January 1, 2021 to January 11, 2021 is based on the historical levels of the eligible underlying assets, using the same methodology that is used to calculate the index. As a result, the following chart and tables do not reflect the global financial crisis which began in 2008, which had a materially negative impact on certain of the benchmark ETFs, benchmark indices and eligible underlying assets and would have had a materially negative impact on the index. Please also note that the benchmark ETFs and benchmark indices that are used to represent asset classes for purposes of the following chart and table may not be eligible underlying assets for purposes of the index and in some cases differ from the eligible underlying assets that are used to represent asset classes with the same or similar titles for purposes of the index. You should not take the historical index information, hypothetical index data or historical benchmark ETF and benchmark index data as an indication of the future performance of the index.

Performance Since January 2021

As of August 3, 2026	Goldman Sachs Momentum Builder® Focus ER Index (GSMBFC5)	US Equities (SPY Excess Return)	Global Equities (MSCI ACWI Excess Return)	US Bonds (AGG Excess Return)	Commodities (S&P GSCI Excess Return)
Effective Performance (1M)	0.00%	1.40%	0.39%	-1.34%	9.77%
Effective Performance (6M)	0.58%	8.47%	7.20%	-2.28%	23.96%
Annualized* Performance (since January 2021)	1.90%	11.24%	8.62%	-3.67%	15.54%
Annualized* Realized Volatility (since January 2021)**	3.56%	16.48%	13.37%	5.79%	21.84%
Return over Risk (since January 2021)***	0.53	0.68	0.64	-0.63	0.71
Maximum Peak-to-Trough Drawdown****	-6.26%	-25.16%	-27.00%	-22.00%	-30.40%
*	Calculated on a per annum percentage basis.
**	Calculated on the same basis as realized volatility used in calculating the index.
***	Calculated by dividing the annualized performance by the annualized realized volatility since January 1, 2021.
****	The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.

Monthly Performance Since January 2021

The following chart sets forth hypothetical and historical monthly index performance data during the period from January 1, 2021 to July 31, 2026 based on the historical index information and hypothetical index data previously supplied above. You should not take the historical index information or hypothetical index data as an indication of the future performance of the index.

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual
2026	1.16%	2.00%	-3.32%	1.74%	1.25%	-0.18%	-0.42%						2.14%*
2025	0.31%	-0.38%	-0.24%	-0.31%	0.00%	0.26%	0.00%	0.63%	2.06%	1.26%	0.63%	0.19%	4.48%
2024	0.40%	1.54%	1.42%	-1.35%	1.18%	0.55%	0.09%	-1.19%	0.29%	-0.20%	0.13%	-0.31%	2.54%
2023	0.42%	-0.49%	0.62%	0.38%	0.39%	1.77%	0.44%	-0.43%	-1.27%	-1.06%	1.46%	0.53%	2.76%
2022	-0.96%	-0.13%	0.17%	-0.54%	-0.33%	-0.43%	0.21%	-0.27%	-0.52%	0.30%	0.35%	-0.86%	-3.01%
2021	-0.40%**	-0.46%	1.64%	0.67%	0.62%	0.19%	0.89%	0.83%	-2.69%	0.94%	-1.14%	0.59%	1.60%

*	To July 31, 2026
**	Historical information begins January 12, 2021 (the index launch date)

Index and Base Index Underlying Asset Weightings

The following chart sets forth the weighting of each eligible base index underlying asset in the base index as of August 3, 2026 and the hypothetical and historical average percentage weightings of the eligible base index underlying assets, the highest percentage weightings of the eligible base index underlying assets and the percentage of index business days with positive weightings for the eligible base index underlying assets in the base index from January 1, 2021 to August 3, 2026. The chart uses historical information from January 12, 2021 (the index launch date) to August 3, 2026 and hypothetical data from January 1, 2021 to January 11, 2021. The hypothetical data is based on the historical levels of the eligible base index underlying assets and uses the same methodology that is used to calculate the index. As a result, the following chart does not reflect the global financial crisis which began in 2008, which had a materially negative impact on certain of the eligible base index underlying assets. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Base Index Underlying Asset	Weighting (as of August 3, 2026)*	Average Weighting	Highest Weighting	Percentage of Index Business Days When Eligible Base Index Underlying Asset is Included as a Base Index Underlying Asset
US Equity Futures Rolling Strategy Index	18.57%	17.09%	30.00%	99.46%
US Technology Equity Futures Rolling Strategy Series Q Total Return Index	1.46%	4.35%	20.00%	65.54%
European Equity Futures Rolling Strategy Index	7.31%	2.96%	21.15%	59.92%
Japanese Equity Futures Rolling Strategy Index	9.53%	5.41%	18.70%	87.00%
US Government Bond Futures Rolling Strategy Index	0.00%	3.96%	31.59%	42.46%
European Government Bond Futures Rolling Strategy Index	0.00%	3.82%	58.57%	39.23%
Japanese Government Bond Futures Rolling Strategy Index	0.00%	8.90%	45.39%	70.15%
Emerging Markets Equity Futures Rolling Strategy Index	0.00%	0.13%	3.53%	20.46%
Bloomberg Gold Subindex Total Return	0.00%	7.00%	25.00%	81.62%
Money Market Position	63.13%	46.39%	78.97%	99.08%

*Current weighting information is updated from time to time by Solactive AG, the index calculation agent, at solactive.com/indices/. We are not incorporating by reference the website or any material it includes in this index supplement.

While reviewing the charts and related information that follow, you should consider the following:

•
On any given day, we expect that the base index will have exposure to only a limited subset of the 10 eligible base index underlying assets. For example, on the hypothetical rebalancing conducted on March 2, 2022, only 3 eligible base index underlying assets (2 of which were underlying indices) were selected for the upcoming day. Thus, the base index did not target any exposure upon such rebalancing to 7 of the eligible base index underlying assets.
•
The base index will not necessarily allocate the maximum weight or any weight to eligible base index underlying assets with relatively high historical returns on an index business day due to the limitation imposed by the 5% volatility constraint (which volatility is measured on a basket basis and is not determined based on the realized volatility of each eligible base index underlying asset standing alone). To illustrate, even an underlying asset with the highest average historical returns over the applicable look-back periods and over the applicable 10-day weight averaging period may have less than its maximum weight on any index business day due to the 5% volatility constraint.

•
Asset class maximum weight limitations may prevent an eligible base index underlying asset from being allocated its maximum weight in the base index despite relatively high historical returns on an index business day. This result could, in part, be due to each of the other assets in that asset class being allocated their respective maximum weights.
•
Positive returns during the period used to calculate the historical returns do not ensure that a base index underlying asset will provide positive returns after a daily rebalancing if selected as a base index underlying asset. To illustrate, a base index underlying asset that had a positive historical return on a rebalancing day could have a negative return for the day immediately following such rebalancing day.

You should not take the historical information above as an indication of the future performance of the base index or the index.

The following chart sets forth the daily allocation on each index business day between each asset class in the index (not just the base index) from January 1, 2021 to August 3, 2026, using the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.) For the avoidance of doubt, the allocation shown below shows the weights of asset classes in the index (not just the base index), and takes into account the deleverage cash position resulting from the volatility control feature and the momentum risk control cash position resulting from the momentum risk control adjustment feature, which are included (along with any return-based money market positions) under “Cash Equivalent”. The index may allocate a very significant portion of its exposure to the cash equivalent. For example, on July 22, 2022, the index exposure to the cash equivalent was 95.93%.

You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart sets forth the number of base index underlying assets included in the base index on each index business day during the period from January 1, 2021 to August 3, 2026 based on the historical index information and hypothetical index data previously supplied above. As a result of base index rebalancing, the base index may include as few as two eligible base index underlying assets (as few as one eligible base index underlying index and the return-based money market position). After base index rebalancing, the index may be rebalanced again because of the volatility control mechanism and momentum risk control adjustment mechanism by ratably reallocating a portion of the exposure from the base index to the hypothetical cash positions. Due to the foregoing, the index may have minimal exposure to underlying indices and may allocate nearly its entire exposure to the various hypothetical cash positions. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Number of Base Index Underlying Assets	Percent of Days Included
1	0.00%
2	0.00%
3	0.38%
4	5.92%
5	20.15%
6	25.31%
7	15.69%
8	17.54%
9	12.69%
10	2.31%

The following chart sets forth the percentage of index business days during the period from January 1, 2021 to August 3, 2026 on which the asset class maximum weight restrictions reduced the weighting of one or more base index underlying assets within an asset class or prevented one or more eligible base index underlying assets within an asset class from becoming a base index underlying asset due to its effect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Asset Class

Percent of Index Business Days That Asset Class Maximum Weight Restriction Reduced a Base Index Underlying Asset Weighting or Prevented an Eligible Base Index Underlying Asset From Becoming a Base Index Underlying Asset Due to its Effect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

Focused U.S. Equities	0.00%
Other Developed Market Equities	0.00%
Developed Market Fixed Income	0.00%
Emerging Market Equities	0.00%
Commodities	3.46%
Cash Equivalent	0.77%

The following chart sets forth the percentage of index business days during the period from January 1, 2021 to August 3, 2026 on which for the asset class minimum weight restriction of Focused U.S. Equities increased the weighting of one or more relevant base index underlying assets due to its effect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Asset Class

Percent of Index Business Days That Asset Class Minimum Weight Restriction of Focused U.S. Equities Increased a Base Index Underlying Asset Weighting Due to its Effect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

Focused U.S. Equities	82.92%

The following chart sets forth the percentage of index business days during the period from January 1, 2021 to August 3, 2026 on which the base index underlying asset maximum weight restrictions reduced the weighting of the applicable base index underlying assets due to its effect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Eligible Base Index Underlying Asset

Percent of Index Business Days That Base Index Underlying Asset Maximum Weight Restriction Reduced a Base Index Underlying Asset Weighting or Prevented an Eligible Base Index Underlying Asset From Becoming a Base Index Underlying Asset Due to its Effect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

US Equity Futures Rolling Strategy Index	2.85%
US Technology Equity Futures Rolling Strategy Series Q Total Return Index	0.00%
European Equity Futures Rolling Strategy Index	0.00%
Japanese Equity Futures Rolling Strategy Index	0.00%
US Government Bond Futures Rolling Strategy Index	0.00%
European Government Bond Futures Rolling Strategy Index	1.69%
Japanese Government Bond Futures Rolling Strategy Index	0.00%
Emerging Markets Equity Futures Rolling Strategy Index	0.00%
Bloomberg Gold Subindex Total Return	3.46%
Money Market Position	0.77%

The index ratably rebalanced some or all of the exposure from the base index into the deleverage cash position on 48.31% of the index business days during the period from January 1, 2021 to August 3, 2026, based on the historical index information and hypothetical index data previously supplied above. The daily volatility control index rebalancing may occur on some index business days because daily base index rebalancing is based on asset realized volatility and covariance over the three look-back periods (the prior nine months, six months, and three months) and the volatility control mechanism is based on the higher of the two exponentially weighted realized volatilities of the base index with two decay factors. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart displays the percentage of volatility controlled index (composed of the base index and deleverage cash position) exposure to the base index underlying assets (base index) during the period from January 1, 2021 to August 3, 2026 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information from the index launch date on January 12, 2021 can be found to the right of the vertical solid line marker.) As a result of daily volatility control index rebalancing, the volatility controlled index may have minimal exposure to underlying indices and may allocate nearly its entire exposure to the hypothetical cash positions. Therefore, a percentage less than 100% in the chart below means that a daily volatility control index rebalancing has occurred, reducing exposure in the base index and increasing exposure to the deleverage cash position. For example, on April 17, 2025, the volatility controlled index exposure to the base index was 39.14% and the additional volatility controlled index exposure to the deleverage cash position was 60.86%. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

% of Volatility Controlled Index Invested in Base Index
100.00%
90.00%
80.00%
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

The following chart displays the percentage of index exposure to the volatility controlled index (composed of the base index and deleverage cash position) during the period from January 1, 2021 to August 3, 2026 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information from the index launch date on January 12, 2021 can be found to the right of the vertical solid line marker.) As a result of the momentum risk control adjustment mechanism, the index may allocate as little as 25% of its exposure to the volatility controlled index and as much as 75% of its exposure to the momentum risk control cash position. Therefore, a percentage less than 100% in the chart below means that the momentum risk control adjustment mechanism reduces exposure in the volatility controlled index and increases exposure to the momentum risk control cash position. For example, on January 26, 2022, the index exposure to the volatility controlled index was 25% and the additional index exposure to the momentum risk control cash position was 75%. The index ratably rebalanced some or all of the exposure from the volatility controlled index into the momentum risk control cash position on 54.54% of the index business days during the period from January 1, 2021 to August 3, 2026. From November 30, 2021 to March 20, 2023, the index had an allocation to the momentum risk control cash position for 306 consecutive index business days. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

% of Index Invested in Volatility Controlled Index
100.00%
90.00%
80.00%
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Examples of Index Return Calculations

The following examples are provided to illustrate how the return on the index is calculated on an index business day given the key assumptions specified below. The examples assume the specified base index underlying assets specified below. The return of the base index underlying assets will be calculated as the sum of the products, as calculated for each base index underlying asset, of the return for each base index underlying asset multiplied by its weighting, expressed as a percentage. The base index is calculated on an excess return basis, reflecting a deduction of the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate. The returns of the volatility controlled index (composed of the base index and the deleverage cash position) reflect the weighted sum of (i) the excess returns of the base index as described above and (ii) a zero return attributable to the non-interest bearing deleverage cash position, further reduced in each case by a deduction rate of 0.65% per annum (accruing daily), where the relative weights attributable to the base index and the deleverage cash position (if any) are determined based on the application of the 5% volatility control. The returns of the index are based on the weighted sum of (i) the returns of the volatility controlled index and (ii) a zero return attributable to the non-interest bearing momentum risk control cash position, as further reduced by a deduction rate of 0.65% per annum (accruing daily) applied to the weight of the momentum risk control cash position, where the relative weights attributable to the volatility controlled index and the momentum risk control cash position (if any) are determined based on the application of the momentum risk control adjustment mechanism. The examples are based on a range of final levels for the specified base index underlying assets that are entirely hypothetical; no one can predict which eligible base index underlying assets will be chosen as base index underlying assets on any day, the weightings of the underlying assets or what the returns will be for any underlying assets. The actual performance of the index on any index business day may bear little relation to the hypothetical examples shown below or to the historical index performance information and hypothetical performance data shown elsewhere in this index supplement. Because each example illustrates the return from one index business day to the next, plausible day-to-day examples cannot reflect the potential cumulative impact that may result over a longer period of time (for example, if the volatility controlled index showed negative momentum over each momentum measurement day in a momentum measurement period) or that would result on a delayed basis (for example, the inability of the index to shift out of a position subject to a minimum weight requirement during a look-back period ending on the third index business day preceding a rebalancing day). These examples should not be taken as an indication or prediction of future performance of the index and investment results. The numbers in the examples below have been rounded for ease for analysis.

Key Assumptions
Base index underlying assets during hypothetical period and percentage weighting	FRSIUSE 15% GSISNQET 5% FRSIUSB 20% FRSIEME 10% Return-Based Money Market Position 50%
Notional interest rate	5.75% per annum
Neither an index market disruption event nor a non-index business day occurs.
No change in or affecting any of the base index underlying assets or the method by which the underlying indices are calculated.

Example 1: Each base index underlying asset appreciates. The sum of the weighted returns of each base index underlying asset is greater than the sum of the notional interest rate plus the accrued portion of the 0.65% per annum for the day. The volatility cap is never breached, and the exposure to the base index is not reduced by the momentum risk control adjustment mechanism.

	Column A	Column B	Column C	Column D	Column E

Base Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Base Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
FRSIUSE	100.000	100.500	0.500%	15.000%	0.075%
GSISNQET	100.000	100.750	0.750%	5.000%	0.038%
FRSIUSB	100.000	100.040	0.040%	20.000%	0.008%
FRSIEME	100.000	101.250	1.250%	10.000%	0.125%
Return-Based Money Market Position	100.000	100.016	0.016%	50.000%	0.008%

				Return of Base Index Underlying Assets (including return-based money market position):	0.254%
				(Return of Notional Cash Investment in the Notional Interest Rate (at base index level)):	(0.016%)
				(Accrued Portion of the 0.65% Per Annum (at volatility controlled index level)):	(0.002%)
				Index Return:	0.236%

In this example, the base index underlying assets all had positive returns. The return of the base index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals 0.254% for the day and, once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted, the return of the index for the day equals 0.236%.

Example 2: Each base index underlying asset appreciates. The sum of the weighted returns of each base index underlying asset is less than the sum of the notional interest rate plus the accrued portion of the 0.65% per annum for the day. The volatility cap is never breached, and the exposure to the base index is not reduced by the momentum risk control adjustment mechanism.

	Column A	Column B	Column C	Column D	Column E

Base Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Base Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
FRSIUSE	100.000	100.008	0.008%	15.000%	0.001%
GSISNQET	100.000	100.020	0.020%	5.000%	0.001%
FRSIUSB	100.000	100.005	0.005%	20.000%	0.001%
FRSIEME	100.000	100.010	0.010%	10.000%	0.001%
Return-Based Money Market Position	100.000	100.016	0.016%	50.000%	0.008%

				Return of Base Index Underlying Assets (including return-based money market position):	0.012%
				(Return of Notional Cash Investment in the Notional Interest Rate (at base index level)):	(0.016%)
				(Accrued Portion of the 0.65% Per Annum (at volatility controlled index level)):	(0.002%)
				Index Return:	-0.006%

In this example, the base index underlying assets all had positive returns. The return of the base index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals 0.012% for the day and, since the sum of the notional interest rate plus the accrued portion of the 0.65% per annum for the day is greater than such return, once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted, the return of the index for the day is negative and equals -0.006%.

Example 3: Each base index underlying asset depreciates. The volatility cap is never breached, and the exposure to the base index is not reduced by the momentum risk control adjustment mechanism.

	Column A	Column B	Column C	Column D	Column E

Base Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Base Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
FRSIUSE	100.000	98.133	-1.867%	15.000%	-0.280%
GSISNQET	100.000	99.250	-0.750%	5.000%	-0.038%
FRSIUSB	100.000	99.900	-0.100%	20.000%	-0.020%
FRSIEME	100.000	99.370	-0.630%	10.000%	-0.063%
Return-Based Money Market Position	100.000	100.016	0.016%	50.000%	0.008%

				Return of Base Index Underlying Assets (including return-based money market position):	-0.393%
				(Return of Notional Cash Investment in the Notional Interest Rate (at base index level)):	(0.016%)
				(Accrued Portion of the 0.65% Per Annum (at volatility controlled index level)):	(0.002%)
				Index Return:	-0.411%

In this example, the base index underlying assets all had negative returns. The return of the base index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals -0.393% for the day and once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted the return of the index for the day is further reduced and equals -0.411%.

Example 4: The base index underlying assets have mixed returns, with sharply negative returns for base index underlying assets that are subject to the base index asset class minimum weight of 20% while the other base index underlying assets appreciate. In this example, we have assumed that the volatility cap is never breached because the abrupt increase in volatility is not yet factored into the volatility cap calculations, and—even though the level of the volatility controlled index is lower than its level 100 days earlier—the exposure to the base index is not reduced by the momentum risk control adjustment mechanism because the most recent day included in the momentum measurement period is the 2nd index business day prior to rebalancing.

	Column A	Column B	Column C	Column D	Column E

Base Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Base Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
FRSIUSE	100.000	97.047	-2.953%	15.000%	-0.443%
GSISNQET	100.000	97.000	-3.000%	5.000%	-0.150%
FRSIUSB	100.000	100.040	0.040%	20.000%	0.008%
FRSIEME	100.000	103.000	3.000%	10.000%	0.300%
Return-Based Money Market Position	100.000	100.016	0.016%	50.000%	0.008%

				Return of Base Index Underlying Assets (including return-based money market position):	-0.277%
				(Return of Notional Cash Investment in the Notional Interest Rate (at base index level)):	(0.016%)
				(Accrued Portion of the 0.65% Per Annum (at volatility controlled index level)):	(0.002%)
				Index Return:	-0.295%

In this example, in order to highlight the potential negative impact of minimum weightings in the base index, the two base index underlying assets that are subject to the base index asset class minimum weight of 20% had sharply negative returns and three base index underlying assets had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals -0.277% for the day and, once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted, the return of the index for the day is further reduced and equals -0.295%. It should be noted that even if the same two base index underlying assets continue to experience sharply negative returns, together they will continue to comprise at least 20% of the base index due to the base index asset class minimum weight. To the extent such sharply lower returns result in the volatility of the base index exceeding 5%, the volatility cap will only gradually shift the index’s exposure from the base index to the deleverage cash position due to the exponential weighting of volatility using “decay factors” as discussed above. Furthermore, if the volatility controlled index experiences negative momentum as a result, the momentum risk control adjustment mechanism will only gradually shift the index’s exposure from the volatility controlled index to the momentum risk control cash position, and the momentum risk control cash position will never account for more than 75% of index exposure, even if the negative momentum in the volatility controlled index persists over each day of the momentum measurement period.

Example 5: The returns of the base index underlying assets are the same as in example 4. However, in this example, as a result of past exponentially weighted moving volatility of the base index of 6.25% (not directly observable in the example), the index ratably rebalances from the base index into the deleverage cash position on an index business day. In addition, the volatility controlled index exhibits negative price momentum on 7 momentum measurement days during the applicable 21 index business day momentum measurement period but not on any other momentum measurement day, resulting in a further allocation from the resulting volatility controlled index to the momentum risk control cash position.

Example 5 – Part 1

		Column A	Column B	Column C	Column D	Column E
	Base Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Base Index Underlying Asset (Column B / Column A)-1	Base Index Weighting	Column C x Column D
Base Index (prior to application of the volatility control mechanism)	FRSIUSE	100.000	97.047	-2.953%	15.000%	-0.443%
	GSISNQET	100.000	97.000	-3.000%	5.000%	-0.150%
	FRSIUSB	100.000	100.040	0.040%	20.000%	0.008%
	FRSIEME	100.000	103.000	3.000%	10.000%	0.300%
	Return-Based Money Market Position	100.000	100.016	0.016%	50.000%	0.008%
					Return of Base Index Underlying Assets (including return-based money market position):	-0.277%
					(Return of Notional Cash Investment in the Notional Interest Rate (at base index level)):	(0.016%)

					Base Index Return:	-0.293%

In Part 1 of this example, as in example 4, the two base index underlying assets that are subject to the base index asset class minimum weight of 20% had sharply negative returns and three base index underlying assets had positive returns. However, in contrast to example 4, in Parts 2 and 3 of this example, we assume that (i) the higher of the “short-term” and “long-term” volatility measure of base index exceeds the 5% volatility control level by 1.25% (not directly observable in the example), thereby reducing the exposure to the base index (and, consequently, each base index underlying asset) by 20% and (ii) the volatility risk controlled index exhibited negative momentum on 7 momentum measurement days during the applicable 21 index business momentum measurement period. The impact of the first assumption is shown in Part 2 of the example and the impact of the second assumption is shown in Part 3 of the example.

Example 5 – Part 2

		Column A	Column B	Column C	Column D	Column E
	Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Underlying Asset (Column B / Column A)-1	Volatility Controlled Index Weighting	Column C x Column D
Volatility Controlled Index (after application of the volatility control mechanism)	FRSIUSE	100.000	97.047	-2.953%	12.000%	-0.354%
	GSISNQET	100.000	97.000	-3.000%	4.000%	-0.120%
	FRSIUSB	100.000	100.040	0.040%	16.000%	0.006%
	FRSIEME	100.000	103.000	3.000%	8.000%	0.240%
	Return-Based Money Market Position	100.000	100.016	0.016%	40.000%	0.006%
	Deleverage Cash Position (zero-return)	100.000	100.000	0.000%	20.000%	0.000%

					Return of Underlying Assets (including return-based money market position) in Volatility Controlled Index:	-0.222%
					(Return of Notional Cash Investment in the Notional Interest Rate (at base index level) (80% of 0.016%)):	(0.013%)
					(Accrued Portion of the 0.65% Per Annum (at volatility controlled index level)):	(0.002%)
					Volatility Controlled Index Return:	-0.237%

In Part 2 of the example, in order to highlight the effect of rebalancing into the non-interest bearing deleverage cash position as a result of the volatility control mechanism, we have assumed that the higher of the “short-term” and “long-term” volatility measure of base index exceeds the 5% volatility control level by 1.25% (not directly observable in the example), thereby reducing the exposure to the base index (and, consequently, each base index underlying asset, including the return-based money market position) by 20%. As a result of reduced exposure to poorly performing base index underlying assets, the volatility controlled index return is comparatively better than the base index return shown in Part 1 of the example.

Example 5 – Part 3

		Column A	Column B	Column C	Column D	Column E
	Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Underlying Asset (Column B / Column A)-1	Index Weighting	Column C x Column D
Index (after application of the momentum risk control adjustment mechanism)	FRSIUSE	100.000	97.047	-2.953%	9.000%	-0.266%
	GSISNQET	100.000	97.000	-3.000%	3.000%	-0.090%
	FRSIUSB	100.000	100.040	0.040%	12.000%	0.005%
	FRSIEME	100.000	103.000	3.000%	6.000%	0.180%
	Return-Based Money Market Position	100.000	100.016	0.016%	30.000%	0.005%
	Deleverage Cash Position (Zero Return)	100.000	100.000	0.000%	15.000%	0.000%
	Momentum Risk Control Cash Position (Zero Return)	100.000	100.000	0.000%	25.000%	0.000%
					Return of Underlying Assets (including return-based money market position) in Index:	-0.166%
					(Return of Notional Cash Investment in the Notional Interest Rate (at base index level) (60% of 0.016%)):	(0.010%)
					Accrued Portion of the 0.65% Per Annum (at volatility controlled index level or, with respect to the momentum risk control cash position only, the index level):	(0.002%)
					Index Return:	-0.178%

In Part 3 of the example, in order to highlight the effect of rebalancing into the non-interest bearing momentum risk control cash position as a result of the momentum risk control adjustment mechanism, we have assumed that the volatility risk controlled index exhibited negative momentum on 7 momentum measurement days during the applicable 21 index business momentum measurement period, thereby reducing the exposure to the volatility controlled index by 25% ((7/21 × 75%) + (14/21 × 0%)).

We have shown the base index returns (without any rebalancings), the volatility controlled index returns (following application of the volatility control mechanism) and the index returns (following application of both the volatility control mechanism and the momentum risk control adjustment mechanism). Overall, based on the assumption described above, the increased weighting to the cash positions for the index business day mitigated the losses in the base index as compared to example 4.

We cannot predict which eligible base index underlying assets will be chosen as underlying assets on any day, the weights of the underlying assets or what the final levels will be for any underlying assets or the notional interest rate. The actual amount that you will receive at maturity and the rate of return on the offered notes will depend on the performance of the index which will be determined by the underlying assets chosen and their weightings.

THE ELIGIBLE BASE INDEX UNDERLYING ASSETS

The defined terms provided in the description of each eligible base index underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this index supplement.

The eligible base index underlying asset descriptions below are provided in the following order:

BASE INDEX ASSET CLASS	BASE INDEX ASSET CLASS MINIMUM WEIGHT	BASE INDEX ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE BASE INDEX UNDERLYING ASSET	TICKER	BASE INDEX UNDERLYING ASSET MINIMUM WEIGHT	BASE INDEX UNDERLYING ASSET MAXIMUM WEIGHT
Focused US Equities	20%	50%	US Equity Futures Rolling Strategy Index	FRSIUSE	0%**	30%
			US Technology Equity Futures Rolling Strategy Series Q Total Return Index	GSISNQET	0%**	30%
Other Developed Market Equities	0%	50%	European Equity Futures Rolling Strategy Index	FRSIEUE	0%	30%
			Japanese Equity Futures Rolling Strategy Index	FRSIJPE	0%	30%
Developed Market Fixed Income	0%	80%	US Government Bond Futures Rolling Strategy Index	FRSIUSB	0%	60%
			European Government Bond Futures Rolling Strategy Index	FRSIEUB	0%	60%
			Japanese Government Bond Futures Rolling Strategy Index	FRSIJPB	0%	60%
Emerging Market Equities	0%	20%	Emerging Markets Equity Futures Rolling Strategy Index	FRSIEME	0%	20%
Commodities	0%	25%	Bloomberg Gold Subindex Total Return	BCOMGCTR	0%	25%
Cash Equivalent	0%	80%*	Return-Based Money Market Position	N/A	0%	80%*

* The base index asset class maximum weight and base index underlying asset maximum weight applicable to the Cash Equivalent in the table only apply to the return-based money market position in the base index, and not the deleverage cash position or the momentum risk control cash position (which are outside of the base index). As a result of the volatility control and momentum risk control adjustment features, the index may allocate nearly its entire exposure to hypothetical cash positions.

** Although the underlying asset weight of each of the US Large-Cap Equities (US Equity Futures Rolling Strategy Index) and US Technology Equities (US Technology Equity Futures Rolling Strategy Series Q Total Return Index) may be as low as 0%, their minimum combined weight must equal at least 20%.

Certain third party data is used as a source of information for calculating Goldman Sachs indexes. Third party data providers have no other connection to Goldman Sachs indices and services and do not sponsor, endorse, recommend or promote any Goldman Sachs indexes or services. Third party data providers have no obligation or liability in connection with the Goldman Sachs indexes and services.

US Equity Futures Rolling Strategy Index

The US Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of September 24, 2009, with a starting value of 100 as of December 31, 1991; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“index calculation agent”).

The US Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of E-mini futures contracts on the S&P 500® Index currently listed for trading on the Chicago Mercantile Exchange (“CME”). The US Equity Futures Rolling Strategy Index is comprised of E-mini S&P 500® Index futures contracts (“US equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the E-mini S&P 500® Index futures contracts equals $50 multiplied by the S&P 500® Index (price return version). The US Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. The US Equity Futures Rolling Strategy Index is calculated in U.S. dollars ($) on a total return basis. The US Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the index calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the US Equity Futures Rolling Strategy Index

The US Equity Futures Rolling Strategy Index is comprised of US equity futures contracts. At the time the US Equity Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. Each US equity futures contract expires on a specific quarter end date (March, June, September or December). The US equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the US equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The US Equity Futures Rolling Strategy Index includes the first nearby US equity futures contract that has not reached expiration or a roll period. As the first nearby US equity futures contract comes to its expiration on the third Friday of the relevant month, it is replaced by the second nearby US equity futures contract via a replacement process referred to as rolling. For example, a US equity futures contract may have a June expiration. As time passes, the contract expiring in June is replaced by a US equity futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three CME exchange business days starting from, and including, the third to last CME exchange business day prior to the last trade date of the first nearby US equity futures contract (i.e., the third to last CME exchange business day prior to the third Friday of the expiration month) to, and including, the last CME exchange business day prior to the last trade date of such expiring US equity futures contract. On each CME exchange business day during the roll period, one third of the notional investment in the first nearby US equity futures contract is rolled into the second nearby US equity futures contract, and the prices at which the US equity futures contracts are rolled are based on the US equity futures contract valuation prices for each of the first nearby and second nearby US equity futures contracts. Rolling is carried out pursuant to a different methodology when at any time during the roll period the US equity futures contract valuation prices for either or both of the first nearby and second nearby US Equity Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the US Equity Futures Rolling Strategy Index

The US Equity Futures Rolling Strategy Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each CME exchange business day, which is each day on which the CME is open for trading. The value of the US Equity Futures Rolling Strategy Index on each CME exchange business day is calculated as follows: the product of (i) the value of the US Equity Futures Rolling Strategy Index as of the immediately preceding CME exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the US equity futures contracts (calculated as described below) on such CME exchange business day plus (b) the overnight interest rate for the immediately preceding CME exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each CME exchange business day (other than during the roll period), the daily return ratio of the value of the US equity futures contracts is calculated as the quotient of (a) the US equity futures contract valuation price, which is the official daily settlement price per US equity futures contract quoted by the CME on such CME exchange business day, on the relevant CME exchange business day divided by (b) the US equity futures contract valuation price on the immediately preceding CME exchange business day. During the roll period, the daily return ratio of the values of the US equity futures contracts is calculated as the quotient of (a) the US equity futures contract valuation price of the second nearby US equity futures contract on such CME exchange business day divided by (b) the US equity futures contract valuation price of the second nearby US equity futures contract on the immediately preceding CME exchange business day, rather than the first nearby US equity futures contract to the extent the index’s investment has been rolled over.

The overnight interest rate used to calculate the value of the US Equity Futures Rolling Strategy Index is the overnight interest rate published on the Global Insight DRI page USD-FEDERAL-FUNDS-H15, which follows the ACT/360 day count fraction convention. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If this overnight interest rate is not published or is otherwise unavailable for any CME exchange business day, then the last available overnight interest rate published on that page is used as the overnight interest rate for such CME exchange business day.

When the US equity futures contract valuation price for the first nearby and/or the second nearby US equity futures contracts is not published or is otherwise unavailable, the index calculation agent will not calculate the value of the US Equity Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of US Equity Futures Contracts

Unavailability Outside of the Roll Period

If the US equity futures contract valuation price for the first nearby US equity futures contract is not published or otherwise unavailable on any CME exchange business day outside the roll period, then the index calculation agent will not calculate any value for the US Equity Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following CME exchange business day, the US equity futures contract valuation price for the first nearby US equity futures contract is available, the daily return ratio of the value of the US equity futures contracts is calculated as the quotient of (a) the US equity futures contract valuation price on that immediately following CME exchange business day divided by (b) the last available US equity futures contract valuation price; provided, however, that if such immediately following CME exchange business day is the first day of the roll period and the US equity futures contract valuation price for the second nearby US equity futures contract is not published or is otherwise unavailable on that immediately following CME exchange business day, then, as further described below, the index calculation agent will not calculate any value for the US Equity Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the US equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby US equity futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•
Case 1: If (a) the US equity futures contract valuation price is not published or is otherwise unavailable on the first CME exchange business day of the roll period for either or both of the first nearby and second nearby US equity futures contracts and (b) the US equity futures contract valuation price is available on the second CME exchange business day of the roll period for both the first nearby and second nearby US equity futures contracts, then:
o
One half of the notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the second CME exchange business day of the roll period; and, if the US equity futures contract valuation price is also available on the third CME exchange business day of the roll period for both the first nearby and second nearby US equity futures contracts, then the second half of the notional investment in the first nearby US equity futures contract will be rolled over into the second nearby US equity futures contract on the third CME exchange business day of the roll period; but
o
If the US equity futures contract valuation price is not published or is otherwise unavailable on the third CME exchange business day of the roll period for either or both of the first nearby and second nearby US equity futures contracts, then rolling of any remaining portion of the notional investment in the first nearby US equity futures contract will be carried out as described below in Case 4.
•
Case 2: If the US equity futures contract valuation price is not published or is otherwise unavailable on both the first and second CME exchange business days of the roll period for either or both of the first nearby and second nearby US equity futures contracts, then
o
If the US equity futures contract valuation price is available on the third CME exchange business day of the roll period for both the first nearby and second nearby US equity futures contracts, then the entire notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the third CME exchange business day of the roll period; but
o
Otherwise, the rolling of any remaining portion of the notional investment in the first nearby US equity futures contract will be carried out as described below in Case 4.
•
Case 3: If the US equity futures contract valuation price is available on the first CME exchange business day of the roll period for both of the first nearby and second nearby US equity futures contracts (on that day one-third of the notional investment in the first nearby US equity futures contract is rolled over into the second nearby US equity futures contract), but the US equity futures contract valuation price is not published or is otherwise unavailable on the second CME exchange business day of the roll period for either or both of the first nearby and second nearby us equity futures contracts, then the remaining two-thirds of the notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the third CME exchange business day of the roll period. However, if the US equity futures contract valuation price is not published or is otherwise unavailable on the third CME exchange business day of the roll period for either or both of the first nearby and second nearby US equity futures contracts, the rolling of any remaining portion of the notional investment in the first nearby US equity futures contract will be carried out as described below in Case 4.
•
Case 4: In any situation where the US equity futures contract valuation price for either or both of the first nearby and second nearby US equity futures contracts is not published or is otherwise unavailable on the third CME exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third CME exchange business days of the roll period only, on both the second and third CME exchange business days of the roll period only or on all three CME exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the last trade date of the first nearby US equity futures contract. The last trade date is the CME exchange business day immediately following the third CME exchange business day of the roll period. On the last trade date rolling will be effected by using the special opening quotation for the first nearby US equity futures contract and the first traded price for the second nearby US equity futures contract, provided that, if on such last trade date the special opening quotation for the first nearby US equity futures contract and/or the first traded price for the second nearby US equity futures contract is not published or otherwise unavailable, then the first nearby US equity futures contract will be sold at the US equity futures contract valuation price for such first nearby US equity futures contract on the last reference day (which is the last CME exchange business day on which the US equity futures contract valuation prices for both of the first nearby and second nearby US equity futures contracts were available) and the second nearby US equity futures contract will be bought at the US equity futures contract valuation price for such second nearby US equity futures contract on the last reference day.

When rolling does not occur on a CME exchange business day during the roll period because the US equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby US equity futures contracts (such day is referred to as a “no-roll CME exchange business day”), the index calculation agent does not calculate a value for the US Equity Futures Rolling Strategy Index and instead publishes the last available value.

If, on any CME exchange business day immediately following a no-roll CME exchange business day, the US equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the index calculation agent will apply an alternative calculation method to calculate the level of the US Equity Futures Rolling Strategy Index on that CME exchange business day. The level of the US Equity Futures Rolling Strategy Index on the CME exchange business day immediately following the no-roll CME exchange business day is calculated as follows: the value of the US Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such CME exchange business day falls within the roll period, the weighted performance of the first nearby US equity futures contract and the weighted performance of the second nearby US equity futures contract from the last reference day to such CME exchange business day; or (b) if such CME exchange business day is the last trade date of the first nearby US equity futures contract, the product of (x) the weighted performance of the first nearby US equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such last trade date, (y) the weighted performance of the second nearby US equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such last trade date and (z) the performance of the second nearby US equity futures contract, including the second nearby contracts into which any remaining portion of the first nearby US equity futures contract are rolled over on such last trade date, calculated based on the opening price and the official daily settlement price of the second nearby US equity futures contract on such last trade date (if the official daily settlement price of the second nearby US equity futures contract is not published or is otherwise unavailable on such last trade date, then the index calculation agent does not calculate any value for the US Equity

Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the US Equity Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the index calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The index calculation agent may consult the index committee when it comes to interpretation of the methodology or when the price of the US equity futures contracts is unavailable.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the US equity futures contracts are modified or the S&P 500® Index is rebased or otherwise adjusted, the index committee may take steps it considers appropriate in response to such modification, rebasement or adjustment.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five CME exchange business days prior to their effective date. Additionally, adjustments made by the index calculation agent in response to the unavailability of the US equity futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 CME exchange business days prior to their effective date.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•
is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market. Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the S&P 500® Index. The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information about the S&P 500® Index (including the sector weights) is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this index supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $22.7 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the S&P 500® Index and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs, spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange); the company must be a U.S.-domiciled company (characterized as a company that satisfies U.S. Securities Exchange Act’s periodic reporting obligations by filing certain required forms for domestic issuers (e.g., Form 10-K annual reports, Form 10-Q quarterly reports and

Form 8-K current reports, among others) and with a listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (Generally Accepted Accounting Principles (GAAP) net income from continuing operations must be positive for the most recent quarter, and the sum of the most recent four consecutive quarters); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the S&P 500® Index; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet all of the eligibility criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the merger consideration includes the acquiring company issuing stock to target company shareholders, and the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

For constituents included in the S&P 500® Index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the S&P 500® Index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the S&P 500® Index while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500® Index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the S&P 500® Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500® Index. If an S&P 500® Index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the S&P 500® Index at the discretion of the S&P Index Committee.

Calculation of the S&P 500® Index

The S&P 500® Index is calculated using a base-weighted aggregative methodology. The value of the S&P 500® Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500® Index times the number of shares of such stock included in the S&P 500® Index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the S&P 500® Index.

The S&P 500® Index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P 500® Index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the S&P 500® Index is float-adjusted, meaning that the share counts used in calculating the S&P 500® Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, hedge funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in S&P 500® Index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Maintenance of the S&P 500® Index

In order to keep the S&P 500® Index comparable over time S&P engages in an index maintenance process. The S&P 500® Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P 500® Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the S&P 500® Index methodology, at least once within any 12 month period, the S&P Index Committee reviews the S&P 500® Index methodology to ensure the S&P 500® Index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the S&P 500® Index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500® Index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the S&P 500® Index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the S&P 500® Index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Material Share/IWF Changes – Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)
at least US $150 million, and
(b)
at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•
be underwritten.
•
have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•
have a publicly available confirmation from an official source that the offering has been completed.

Public offerings that include both new company shares and existing shares sold by shareholders are implemented if either offering, or the combined size of both offerings, represents at least 5% of the total shares and is valued at US $150 million. Any concurrent share repurchases by the affected company is included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These non-mandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once the final results are publicly announced and verified by S&P.

For companies with multiple share class lines, the criteria specified above apply to each individual multiple share class line rather than total company shares.

Accelerated implementation for events less than US $1 billion includes an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the subsequent annual IWF review.

For accelerated implementation of at least US $1 billion, S&P applies the share change, and any resulting IWF change, using the latest share and ownership information publicly available upon confirmation of the event, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00.

Market Specific Accelerated Implementation Rules

Non-fully paid or non-fully settled offerings, such as subscription receipts forward sales agreements, are ineligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms, or the settlement of forward sale agreements, are updated at a future quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P provides at least two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.

Non-Material Share/IWF Changes – Quarterly Implementation

All non-mandatory events not covered or implemented via the accelerated implementation rule (including but not limited to certain private placements, acquisition of private companies, and conversion of non-index share lines) are reviewed quarterly, effective after the close of the third Friday of the third month in each calendar quarter and as per below.

Share Updates

At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.

IWF Updates

At the quarterly review, IWF changes are only made if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.

For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date. For these non-mandatory events, S&P uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the accelerated implementation rule.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P 500® Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500® Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the S&P 500® Index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P 500® Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P 500® Index is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P 500® Index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P 500® Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P 500® Index following specified guidelines. In the event that the S&P 500® Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P 500® Index are calculated by S&P based on the closing price of the individual constituents of the S&P 500® Index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in S&P 500® Index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P 500® Index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)
If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.
(ii)
If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)
If exchanges indicate that trading will not resume for a given day, the S&P 500® Index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday S&P 500® Index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Disclaimers

The US Equity Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices. Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN GOLDMAN SACHS PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO GOLDMAN SACHS PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE GOLDMAN SACHS PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO GOLDMAN SACHS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND GOLDMAN SACHS.

US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of November 26, 2019, with a starting value of 100 as of April 30, 2013; and
•
is sponsored and calculated by Goldman Sachs International (“GSI”) (“index sponsor” and “index calculation agent”).

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is designed to measure the performance of an investment strategy with synthetic exposure to the total return (including a synthetic interest rate return on a notional cash amount) of E-mini futures contracts on the Nasdaq-100 Index® currently listed for trading on the Chicago Mercantile Exchange (“CME”). The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is comprised of E-mini Nasdaq-100 Index® futures contracts (“futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the E-mini Nasdaq-100 Index ® futures contracts equals $20 multiplied by the Nasdaq-100 Index® (price return version). The US Technology Equity Futures Rolling Strategy Series Q Total Return Index uses a roll methodology to replace these futures contracts as they expire. The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is calculated in U.S. dollars ($) on a total return basis. The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is sponsored and maintained by GSI. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is comprised of E-mini Nasdaq-100 Index® futures contracts currently listed for trading on the CME. Each futures contract expires on a specific quarter end date (March, June, September or December). The futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The US Technology Equity Futures Rolling Strategy Series Q Total Return Index includes the first nearby futures contract that has not reached expiration or a roll period. As the first nearby futures contract comes to its expiration, it is replaced by the second nearby futures contract via a replacement process referred to as rolling.

Rolling is carried out during the “roll period”. The roll period refers to the five CME exchange business days starting from, and including, the day which falls five CME exchange business day prior to the futures contract selection date (which is the CME exchange business day immediately prior to the last trading date of the first nearby futures contract) to, but not including, the futures contract selection date of such futures contract. With respect to a futures contract, the last trading date refers to the last scheduled trading day of such contract according to the trading calendar of the CME. Futures contract weights are assigned and rebalanced periodically to the first nearby futures contract and the second nearby futures contract to reflect the rolling methodology. Each day in the roll period on which a rebalancing of the futures contracts takes place is referred to as a rebalancing day. On any rebalancing day, the weight of the first nearby futures contract is calculated as the number of rebalancing days in the relevant roll period which fall strictly after the relevant rebalancing day divided by the total number of rebalancing days in the relevant roll period. The weight of the second nearby futures contract on any rebalancing day is calculated as 1 minus the weight of the first nearby futures contract on the relevant rebalancing day. Under certain circumstances like disruption events described below, the index calculation agent may postpone a rebalancing with respect to one or more futures contracts.

Calculation of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each CME exchange business day, which is each day on which the CME is open for trading. The value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index is floored at zero. The performance of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index on each CME exchange business day reflects the performance of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index as increased by a synthetic interest rate return on a notional cash amount (as described in more detail below).

The excess return value of the index on each CME exchange business day is calculated as follows: the product of (i) the excess return value as of the immediately preceding rebalancing day multiplied by (ii) the sum of (a) 1 plus (b) the product of (1) the weight of the first nearby futures contract as of the immediately preceding rebalancing day times (2) the ratio of the settlement price of the first nearby futures contract on the relevant CME exchange business day to the settlement price of the first nearby futures contract on the immediately preceding rebalancing day minus 1 plus (c) the product of (1) the weight of the second nearby futures contract as of the immediately preceding rebalancing day times (2) the ratio of the settlement price of the second nearby futures contract on the relevant CME exchange business day to the settlement price of the second nearby futures contract on the immediately preceding rebalancing day minus 1. The resulting excess return value is the value of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index.

Next, the value of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index must be converted into a total return value in order to calculate the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index. This is accomplished by adding a synthetic interest rate return on a notional cash amount to the value of the excess return version of the index, which is calculated as follows on each CME exchange business day: the product of (i) the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index as of the immediately preceding CME exchange business day multiplied by (ii) the sum of (1) the quotient of the reference level of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index on the relevant CME exchange business day divided by the reference level of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index on the immediately preceding CME exchange business day and (2) the quotient of the reference level of the USD Goldman Sachs Overnight Money Market Index on the relevant CME exchange business day divided by the reference level of the USD Goldman Sachs Overnight Money Market Index on the immediately preceding CME exchange business day minus 1. The USD Goldman Sachs Overnight Money Market Index is intended to express the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at a rate equal to the US Federal Funds Rate. The USD Goldman Sachs Overnight Money Market Index will generate positive notional returns if the US Federal Funds Rate is positive.

The reference level of US Technology Equity Futures Rolling Strategy Series Q Excess Return Index may be adjusted by the index calculation agent to account for the occurrence of any potential disruption event, that has a diluting or concentrative effect on the theoretical value of the excess return index level, as determined by the index sponsor. Because the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index is derived from the excess return version of the index, any adjustments by the index calculation agent to the reference level of the excess return version of the index would indirectly impact the level of the total return version of the index.

Disruption Events and Consequences

Under certain circumstances, the index calculation agent may postpone or amend the calculation or publication of the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index. If a futures contract comprising the index is not calculated or quoted by or traded on the CME but is calculated or quoted by and traded on a successor exchange acceptable to the index sponsor, then the affected futures contract will continue to be a future contract in the index. If the relevant futures contract is replaced by a successor futures contract having, in the determination of the index sponsor, the same or substantially similar terms as the affected futures contract, then such successor futures contract will become the relevant futures contract in the index and will replace the affected futures contract. In both cases, the index sponsor may, acting in reasonable manner and in good faith, make such adjustments to the methodology as it deems appropriate to account for such change (and such replacement and/or adjustment will be deemed to be effective as of the date determined by the index sponsor).

If, with respect to a futures contract comprising the index (a “disrupted futures contract”), any one or more of the following occurs:

•
any term of such disrupted futures contract is changed or modified by the CME or subject to any order, ruling directive or law of any government agency or body; or
•
trading in such disrupted futures contract never commences, is permanently discontinued at any time, ceases to exist or is no longer tradable, in each case without there being a successor futures contract, then the index sponsor may, in its sole and absolute discretion, acting in reasonable manner and in good faith, take one of, or both of, or neither of the following actions: remove the disrupted futures contract and/or select any futures contract to replace the disrupted futures contract (provided that the index sponsor shall use commercially reasonable efforts to select a replacement futures contract that it considers, in its sole and absolute discretion, to be a similar alternative), and may make such adjustments to the methodology as it deems appropriate to account for such removal and/or replacement; or amend in the index sponsor's sole and absolute discretion, on either a permanent or temporary basis, the methodology used to determine which futures contract of the relevant expiration month will constitute the relevant futures contract for the purposes of the index, with the aim of preserving the existing approximate time period between the settlement dates of any pair of first nearby and second nearby futures contracts while taking into account, among other criteria, the liquidity and volatility of the relevant futures contracts (and such replacement and/or adjustment will be deemed to be effective as of the date determined by the index sponsor).

Additionally, if, with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, or a futures contract comprising the index or the US Federal Funds Rate (each an “index component”), any one or more of the following events (each, a "disruption event") occurs:

(a)
the index sponsor becomes aware of (i) the adoption of, or change in, any applicable law or (ii) the promulgation of, or any change in, the interpretation of any applicable law by a court, tribunal or regulatory authority with competent jurisdiction, which has the effect that (A) the performance by the index sponsor or index calculation agent of their respective roles with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index has become unlawful, impracticable or would result in materially increased costs to them in whole or in part for any reason, or (B) any relevant entity would be prevented from entering into transactions with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index or any index component by any applicable law or regulation;
(b)
the index sponsor determines that a market participant, as a result of a market-wide condition relating to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index and/or futures contracts comprising the index would (x) be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of all or a material portion of any hedge position relating to such futures contracts comprising the index, or (y) incur a materially increased cost in doing so, including due to any capital requirements or other law or regulation;
(c)
the occurrence of a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance that is beyond the reasonable control of the index sponsor, index calculation agent or any of their respective affiliates that the index sponsor determines is likely to have a material effect on an index component, or on its ability to perform its role with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index;
(d)
(i) the official price, level, rate or other measure of any index component is unavailable on any relevant day on which such measure is scheduled to be published;
(ii)
the CME is not open for trading during its regular trading session, or closes prior to its scheduled closing time, on any relevant day;
(iii)
a trading disruption occurs with respect to the CME or any other event or circumstance occurs which in the reasonable judgement of the index sponsor or index calculation agent affects the ability of market participants in general to enter into transactions with respect to such futures contracts, that impairs the liquidity of any transactions in relation to such futures contracts and/or that affects the value of such futures contracts; or
(iv)
the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index and/or index component is, in the reasonable judgement of the index sponsor or index calculation agent, manifestly incorrect,
(e)
where required, the index sponsor (after using commercially reasonable efforts) ceases to have the relevant data license in respect of such index component comprising the US Technology Equity Futures Rolling Strategy Series Q Total Return Index,

then the index sponsor or index calculation agent may, acting in good faith and in a commercially reasonable manner, determine in its sole discretion to take one or more of the following actions (or take no such actions), with reference to preserving the purpose of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index:

(I)
make such determinations or adjustments to the terms of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, including to the methodology and relevant data sources, as it deems appropriate to account for such disruption event and, as applicable, to the extent necessary to calculate an index value in respect of such day (for which purpose it may use its own internal models and other market data sources as it reasonably determines is necessary);
(II)
postpone any applicable rebalancing in whole or in part with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index or futures contracts comprising the index (a "relevant rebalancing") to the immediately following applicable business day (a "relevant business day") on which no disruption event is continuing, and make any relevant adjustments to the methodology for calculating the US Technology Equity Futures Rolling Strategy Series Q Total Return Index that it deems appropriate to account for such postponement of the relevant rebalancing;
(III)
suspend the publication of the index value to the immediately following relevant business day on which no disruption event is continuing;
(IV)
publish an indicative value of the index with respect to each business day on which a disruption event is continuing (and no official index value with respect to such index will be published); or
(V)
remove and/or replace any affected futures contract comprising the index with an alternative asset where it considers in its sole discretion that a similar alternative is available.

Maintenance of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is calculated and published by GSI, the index sponsor. The index sponsor may appoint from time to time a person to serve as the index calculation agent. The index sponsor and index calculation agent does not exercise discretion with respect to the index, except in limited circumstances. It is possible that market, legal, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events the index, as the case may be, or any other events affecting the ability of a third party data source to supply the necessary data for purposes of calculating the index value) will arise that would, in the view of the index sponsor, necessitate or make desirable a modification or change of the index methodology in order to preserve the purpose of the index. The index sponsor reserves the right to make any other changes to the composition of an index or to the methodology or to any third party data source used to calculate the value of the index, as the index sponsor may, in its sole discretion, determine to be necessary as a result of market, legal, regulatory, judicial, financial, fiscal or other circumstances.

Nasdaq-100 Index®

The Nasdaq-100 Index®, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a base date of January 31, 1985, with a base value of 125.00, as adjusted; and
•
is calculated, maintained and published by Nasdaq, Inc.

The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. The Nasdaq-100 Index® is a “price return” index and is calculated using a modified market capitalization-weighted methodology. We have derived all information contained in this index supplement regarding the Nasdaq-100 Index® from publicly available information. Additional information about the Nasdaq-100 Index® (including the top ten constituent stocks and weights and sector weights) is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference the website or any material it includes in this index supplement.

Security Eligibility Criteria

To qualify for index inclusion, securities must meet the following Security Eligibility Criteria which are applied as of the reconstitution reference date, unless otherwise noted.

Eligible security types include common stocks, tracking stocks, and American depositary receipts (“ADRs”), including New York registry shares.

The Nasdaq-100 Index® classifies eligible ADRs into two distinct types defined below:

•
“Primary ADR”: An ADR that serves as a company’s primary global listing (i.e., the underlying shares are not listed or available for trading elsewhere).

•
“Non-Primary ADR”: A more traditional ADR (i.e., the underlying shares, rather than the ADR, serve as the primary global listing and are listed on a foreign market).

Both types of ADRs are eligible for index inclusion, although the calculation of market capitalization for each varies.

Real estate investment trusts, special purpose acquisition companies and “when-issued” securities are not eligible.

Multiple classes of securities issued by the same company are each eligible, subject to meeting all other security eligibility criteria.

A company must be primarily listed on a U.S. Nasdaq-affiliated exchange (Nasdaq – All Markets (excluding the Nasdaq Capital Market), New York Stock Exchange and CBOE Global Markets).

A company must not be classified in the financial industry under the Industry Classification Benchmark, a product of FTSE International Limited that is used under license.

Companies classified in the real estate industry under the Industry Classification Benchmark are eligible, provided they are not organized as a real estate investment trust.

There is no minimum or maximum market capitalization criterion. The constituent selection process and weighting process are based in part on a ranking of companies by market capitalization.

For the purpose of constituent selection, each company’s full market capitalization is considered, and is determined as follows:

•
For direct (non-ADR) listings and companies represented by Primary ADRs (defined above), full market capitalization includes both listed and unlisted shares.
•
For companies represented by Non-Primary ADRs (defined above), full market capitalization is the total value of the depositary shares listed, as reported by the depositary banks. Foreign-listed underlying shares and unlisted shares are not included.

For any company represented by more than one security, the company’s full market capitalization is the combined full market capitalization of those securities.

For the purpose of weight calculations, modified market capitalization will be utilized. Only the market capitalization of eligible listed share classes will be considered. Foreign-listed and unlisted shares are disregarded. In addition, in order to preserve investability for low-float securities, each low-float security’s total shares outstanding will be capped at three times the number of its free-floating shares. Modified market capitalization is therefore determined as follows:

•
For direct (non-ADR) listings, modified market capitalization is determined using the security’s price along with the lesser of the reported total shares outstanding, or three times the number of free-floating shares.
•
For Primary or Non-Primary ADRs, modified market capitalization is determined using the security’s price along with the lesser of the listed ADR shares reported by the depositary banks, or three times the number of free-floating ADR shares.

For any company represented by more than one security, the company’s modified market capitalization is the combined modified market capitalization of those securities.

A security must have a three-month average daily value traded (“ADVT”) of at least $5 million (USD).

Seasoning exchanges include any U.S. Nasdaq-affiliated exchange, NYSE, NYSE American and CBOE BZX. A security generally must have been listed and available for trading on a seasoning exchange for at least three full calendar months, excluding the month of initial listing.

Seasoning is determined as of the applicable reference date and includes that month, therefore:

•
To be considered for inclusion at the annual December reconstitution, a security normally must have been listed and available for trading on an eligible exchange no later than the last trading day of August, with seasoning occurring over the months of September, October, and November.
•
To be considered for inclusion as a quarterly or intra-quarter replacement, a security must be seasoned by the last trading day of the month preceding the replacement event. For example, if a replacement event were to occur in July, the required seasoning period would include all of April, May, and June.

The trading history of a special purpose acquisition company prior to its combination with an operating company will not count towards satisfying the seasoning requirement, regardless of whether the special purpose acquisition company is determined to be the acquirer or the target in the transaction.

Any security that is already a member of the Nasdaq-100 Index®, including those added as the result of a spin-off event, will be exempt from the seasoning requirement.

A security that is not already an index constituent may be added to the Nasdaq-100 Index® on an expedited basis if its full market capitalization ranks within the top 40 current index constituents. Such an addition will follow the weight interpolation process described within the March, June, and September Rebalance section. A fast entry inclusion will not require the removal of another security, and may temporarily increase the constituent count to more than 100.

For an initial public offering:

•
The company will be ranked and evaluated as of the end of its seventh trading day on an eligible exchange and must satisfy all applicable security eligibility criteria as of that date (the security must have an ADVT of at least $5 million (USD) from its first trading day through and including the applicable reference date, rather than the standard three-month measurement period), other than the seasoning requirement.
•
Typically, such a security will be added to the Nasdaq-100 Index® after 15 trading days, with announcement to occur after the close of business on its tenth trading day. Where the 15th trading day falls within the same calendar month as a scheduled index reconstitution or rebalance, the following adjustment applies:
o
If the security’s seventh trading day falls on or before the reconstitution or rebalance reference date, then the security will be added to the Nasdaq-100 Index® as part of the reconstitution or rebalance, otherwise
o
The security will be added to the Nasdaq-100 Index® no sooner than five trading days after the reconstitution or rebalance effective date.

For a company that has recently switched its listing to an eligible exchange:

•
The company will normally be ranked and evaluated as of the end of its seventh trading day on the eligible exchange and must satisfy all applicable security eligibility criteria as of that date.
•
Typically, such a security will be added to the Nasdaq-100 Index® after 15 trading days on the eligible exchange with announcement to occur after the close of business on its tenth trading day.
•
Where the 15th trading day falls within the same calendar month as a scheduled index reconstitution or rebalance, the following adjustment applies:
o
If the security’s first day of trading on the eligible exchange falls on or before the reconstitution or rebalance reference date, then the security will be added to the Nasdaq-100 Index® as part of the reconstitution or rebalance, otherwise
o
The security will be added to the Nasdaq-100 Index® no sooner than five trading days after the reconstitution or rebalance effective date.

For a company that was already listed on an eligible exchange, and has moved up the ranks into the top 40 of current index constituents:

•
the security will be ranked and evaluated as of the reconstitution or rebalance reference date and must satisfy all applicable security eligibility criteria as of that date (the security must have an ADVT of at least $5 million (USD) from its first trading day through and including the applicable reference date, rather than the standard three-month measurement period), other than the seasoning requirement.
•
Such a security will be added to the Nasdaq-100 Index® as part of the reconstitution or rebalance.

There is no minimum free float criterion, although the modified market capitalization used for weighting purposes imposes a limitation on the weight of low-float securities.

Companies that have filed for bankruptcy, or equivalent protection from creditors, are not eligible for initial inclusion in the Nasdaq-100 Index®.

A company is also not eligible for initial inclusion if it has entered into a definitive agreement or other arrangement that is expected to, result in ineligibility, including but not limited to:

•
An agreement to be acquired or to become privately owned.

•
A plan to delist or to transfer to an ineligible exchange.
•
A plan to reorganize as an ineligible security type.
•
A decision to liquidate or otherwise permanently cease operations.

Annual Reconstitution & Rebalance - Selection

An annual reconstitution and rebalance is conducted in December, during which all eligible companies are ranked based on full market capitalization, as of the reconstitution reference date.

Once ranked, companies are selected for index inclusion based on the following order:

1.
The top 75 ranked companies are selected.
2.
Any current index constituents as of the reconstitution reference date that are ranked within the top 100, and were not already selected in step 1, are retained for continued inclusion.
3.
Any remaining current index constituents ranked 101st through 125th are selected, in rank order, provided they were ranked within the top 100 at the previous index reconstitution or have been added to the Nasdaq-100 Index® since that time.
4.
Any remaining companies ranked within the top 100 that are not current index constituents are selected in rank order.

The selection process concludes the Nasdaq-100 Index® reached 100 constituents.

Annual Reconstitution & Rebalance - Weighting

Once the annual reconstitution and rebalance selection is complete, initial weights for each security are determined based on the modified market capitalization, as of the reconstitution reference date.

These initial weights are then reviewed.

If any company’s initial weight exceeds 24%:

Stage 1: The weights are adjusted such that no company’s weight exceeds 20%.

Stage 2: Any resulting company weights that exceed 4.5% are added together. If the sum of those weights is 48% or greater, then that group of companies will have its aggregate weight adjusted down to the 40%. In order to preserve the rank order of the initial company weights, companies whose initial weights were below 4.5% may also experience a downward adjustment.

If either company-level constraint remains breached after application of this two-stage process, then the process is repeated until the weights satisfy both constraints.

Security-Level Weighting Constraints

Weights resulting from the application of company-level constraints are further adjusted to satisfy the following security-level constraints:

Stage 1: If any security’s initial weight exceeds 15%, then the weights are adjusted such that no security’s weight exceeds 14%.

Stage 2: The five largest resulting security weights are added together. If their sum is 40% or greater, then that group of securities will have its aggregate weight adjusted down to 38.5%. In order to preserve the rank order of the security weights, the final index weight of any security outside the five largest will be capped at the lesser of 4.4% or the weight of the fifth-largest security.

If either security-level constraint remains breached after application of this two-stage process, then the process is repeated until the weights satisfy both constraints.

March, June, and September Rebalance

A rebalance is conducted in March, June, and September. Index shares for each security are adjusted by the percentage change in that security’s total shares outstanding since the previous total shares outstanding update. The index shares of any low-float securities are also adjusted to reflect changes.

After the total shares outstanding and float-based adjustments are complete, all eligible companies are ranked based on full market capitalization, as of the applicable rebalance reference date.

Index constituents ranked by full market capitalization outside the top 125 will be removed from the Nasdaq-100 Index® based on:

1.
The lowest ranked company outside the top 125 is removed first.

2.
If the resulting number of constituents is less than 100, the removed company will be replaced by the company with the largest full market capitalization that meets all security eligibility criteria.

After all index constituents ranked outside of the top 125 have been removed from the Nasdaq-100 Index® and replaced, any additional remaining companies ranked within the top 40 of full market capitalization of current index constituents, that were not added in Step 2 above, will be added to the Nasdaq-100 Index® without requiring additional removals. This may temporarily increase the constituent count to more than 100.

Securities added to the Nasdaq-100 Index® as part of the rebalance will have their initial weights determined according to the weight interpolation process described below.

In order to preserve the rank order of constituents, weights (and corresponding Index Shares) for securities added as intra-quarter replacements, or as part of the March, June, and September Rebalance, will be determined using a linear interpolation between the next largest and next smallest index constituents. This interpolation will be based on modified market capitalization ranking.

In some cases, the next largest and next smallest securities may not correspond to the next largest and next smallest weights in the Index.

Once these adjustments are completed, initial weights are calculated based on modified market capitalization, and the following company-level weighting constraints are applied:

Stage 1: If any company’s initial weight exceeds 24%, then the weights are adjusted such that no company’s weight exceeds 20%.

Stage 2: Any resulting weights exceeding 4.5% are added together. If their sum is 48% or greater, then that cohort of companies will have its aggregate weight adjusted down to 40%. In order to preserve the rank order of the initial company weights, companies whose initial weights were below 4.5% may also experience a downward adjustment.

If either company-level constraint remains breached after application of this two-stage process, then the process is repeated until the weights satisfy both constraints.

Nasdaq-100 Index® Calculation

The discussion below describes the “price return” calculation of the Nasdaq-100 Index®. As compared to the gross total return or net total return versions of the Nasdaq-100 Index®, the price return version is ordinarily calculated without regard to ordinary cash dividends on the Nasdaq-100 Index® stocks. However, all Nasdaq-100 Index® calculations reflect special cash dividends.

The Nasdaq-100 Index® is a modified market capitalization-weighted index. The value of the Nasdaq- 100 Index® equals the Nasdaq-100 Index® market value divided by the Nasdaq-100 Index® divisor. The overall Nasdaq-100 Index® market value is the aggregate of each Nasdaq-100 Index® stock’s market value, as may be adjusted for any corporate actions. A Nasdaq-100 Index® stock’s market value is determined by multiplying the last sale price by the number of shares of the index security included in the Nasdaq-100 Index®. In other words, the value of the Nasdaq-100 Index® is equal to (i) the sum of the products of (a) the index shares of each of the Nasdaq-100 Index® stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the Nasdaq-100 Index®.

The price return Nasdaq-100 Index® divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq-100 Index® divided by (ii) the previous day Nasdaq-100 Index® value.

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where the Nasdaq Stock Market is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed.

Index Calendar

Reconstitution Frequency	Annually
Rebalance Frequency	Quarterly
Reconstitution Reference Dates	Last trading day of November
Reconstitution Announcement Dates	After the close on the sixth trading day prior to the reconstitution effective date
Reconstitution Effective Dates	At market open on the first trading day following the third Friday in December
Rebalance Reference Dates	Last trading day of February, May, August, and November, respectively
Rebalance Announcement Dates	After the close on the sixth trading day prior to the rebalance effective date
Rebalance Effective Dates	At market open on the first trading day following the third Friday in March, June, September, and December, respectively

A special rebalance may be triggered, if either of the following weighting constraints are breached, based on end-of-day values:

•
No company’s weight may exceed 24%.
•
The aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

Notice of a special rebalance, including the effective date and reference date, will be published in advance through the normal channels, and will follow the process described in the March, June, and September Rebalance section.

The Nasdaq-100 Index® is calculated Monday through Friday, except on days when the US markets are closed.

The Nasdaq-100 Index® is calculated during the trading day based on the last sale price and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing value of the Nasdaq-100 Index® may change up until 17:15:00 ET due to corrections to the last sale price of the index constituents.

Index Maintenance

Deletion Policy

If, at any time, an index constituent, is determined to be ineligible for continued inclusion, it will be removed from the Nasdaq-100 Index® as soon as practicable. Advance notice of an index constituent deletion, including the effective date, will be announced through the normal channels. Criteria for security removal include, but are not limited to:

•
Delisting or transferring to an ineligible exchange.
•
Reorganizing as an ineligible security type (e.g., a real estate investment trust).
•
Reclassification as a financial company, according to the ICB.
•
Involvement in a merger, acquisition, or other major corporate event that would make continued inclusion impossible, impractical, or inappropriate.
•
For a security added to the Index as the result of a spin-off event, failure to establish a full market capitalization ranked within the top 125 index-eligible companies at the end of its second day of regular-way trading as an index constituent.
•
Declaring bankruptcy, liquidating, or otherwise permanently ceasing operations.

In circumstances where sufficient advanced notice of the removal event and/or the identity of a replacement cannot be provided, the security being removed may be maintained in the Nasdaq-100 Index® at its last sale price, or at an appropriate “deal price”, until the effective date of the replacement company’s entry into the

Nasdaq-100 Index®. In such cases, a temporary placeholder security may be utilized, and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol.

Securities that are added to the Nasdaq-100 Index® as the result of a spin-off event are normally maintained in the Nasdaq-100 Index®, subject to the removal criteria specified above. Those that are not immediately removed may be removed at a later date to protect the integrity of the Nasdaq-100 Index®, for example, if a spun-off security demonstrates liquidity characteristics that diverge materially from the security eligibility criteria.

Replacement Policy

Other than at the index reconstitution and quarterly rebalances, or as the result of a spin-off or fast entry event, additions to the Nasdaq-100 Index® occur only when there is a deletion that causes the count of the index constituents to fall below 100, and therefore requires replacement. In such cases, the company with the largest full market capitalization that meets all eligibility criteria as of the prior month-end, and which is not already an index constituent, will replace the deleted company. The replacement company will follow the weight interpolation process described within the March, June, and September Rebalance section.

For companies represented by more than one share class, the company will only be considered deleted when all of its share classes have been removed from the Nasdaq-100 Index®. If a security is removed, but other securities representing the same company remain in the Nasdaq-100 Index®, a replacement event will not be triggered.

A security that was added to the Nasdaq-100 Index® as the result of a spin-off event, and then removed before the next reconstitution, will not be replaced unless the removal results in the number of index constituents falling below 100.

For pending deletions set to occur soon after a reconstitution and/or rebalance effective date, the removal may be accelerated to occur in conjunction with the reconstitution and/or rebalance event.

Corporate Actions

During the periods between scheduled index reconstitution and rebalancing events, individual index constituents may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

Special Cash Dividends

A special cash dividend is a cash payment by the issuer of the index security to shareholders that the issuer does not consider to be part of its regular dividend paying cycle. A dividend is considered special in the Nasdaq-100 Index® if the information provided by the vendor or the index exchange indicates that the dividend is special. Other nomenclature for a special dividend may include but not be limited to extra, extraordinary, non-recurring, one-time, unusual, etc.

The start of day price of the index security is adjusted downward for the amount of the special cash dividend with no adjustment to the index shares resulting in a change to the divisor.

Return of Capital

A return of capital is a cash distribution paid from the company’s capital surplus rather than its net income or retained earnings. For the purposes of index calculation, Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits with the company’s regular pattern of dividend payments, or if the payment appears to be extraordinary in nature.

Liquidation Distributions

A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq generally treats liquidation distributions in the same manner as special dividends. However, in the case of voluntary liquidations, Nasdaq may instead elect to remove the index security at the liquidation distribution per share if it is available.

Stock Split / Stock Dividend / Bonus Issue

A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Cash and Stock Dividend

An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq-100 Index® before the stock dividend unless otherwise indicated.

Optional Dividend

An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.

Reverse Stock Split / Consolidation

A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Rights Offering / Issue

An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.

Renounceable rights offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.

Non-renounceable rights offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.

Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.

If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.

Stock Distribution of Another Security

An issuer may distribute shares of another pre-existing publicly traded company to its own shareholders. These events are often announced as “in specie”, “in kind”, or “spinoff” distributions. Such events generally do not result in the issuance of new shares or the formation of a new corporate entity, and may not fall within the traditional definition of a spinoff. Nevertheless, regardless of the terminology used to announce the event, this distribution will be handled as a “spin-off” as described below.

In cases where the distributed security is already a member of the Nasdaq-100 Index®, its index shares will be increased, on the effective date, to reflect the value of the distribution.

Spin-offs

A spin-off (also known as a de-merger) occurs when the issuer of an equity security (the parent) “spins off” a business it owns into a separate new issuer (the spinco). Shares of the spinco are distributed to the shareholders of the parent, on a pro-rata basis, at a ratio established by the parent. Any spinco which does not meet the traditional definition of a security, or is not expected to be publicly listed, may be disregarded by the Nasdaq-100 Index®. Spinco securities will be added to the Nasdaq-100 Index® as their parent security on the effective date. Index shares of the spinco are calculated by multiplying the index shares of the parent times the spinoff ratio. If the parent security’s listing exchange applies a price adjustment to the parent security, the spinco security will be assigned an initial price consistent with that amount, adjusted according to the spinoff ratio. If no price adjustment is applied to the parent, the spinco will be assigned a price of zero. In any case, including events involving multiple spincos, the total value of the parent and spinco(s) reflected within the Nasdaq-100 Index® at the start-of-day on the effective date will be equal to the value of the parent security at the prior end-of-day. Resulting divisor changes, if any, are not expected to be meaningful. Passive investors should not expect to take any action at the time the spinoff event becomes effective.

Once the spinoff event has been completed, the spinco will be evaluated for continued inclusion in the Nasdaq-100 Index®. By default, the security will remain in the Nasdaq-100 Index® until at least the next scheduled reconstitution, unless there is a specific reason for immediate disqualification. Reasons for disqualification include, but are not limited to:

•
The spun-off company is assigned to an industry or sector that is incompatible with the eligibility criteria.
•
The spun-off company is assigned to a country or other geographical designation that is incompatible with the eligibility criteria.
•
The spun-off company is not expected to be listed on an eligible exchange.
•
The spun-off company is not expected to have sufficient price history to be evaluated at the next rebalance or reconstitution event.

Regardless of the reason(s) for disqualification, a disqualified spinco will be held in the Nasdaq-100 Index® until regular-way trading is established, and removed only after sufficient advance notice is provided through the normal communication channels.

A disqualified spinco is normally removed at the last sale price of the day prior to the announced removal date. There is no adjustment to the index shares of the parent. This will not result in a divisor adjustment.

Mergers & Acquisitions (M&A)

A merger/acquisition is the combination of two (or more) companies into one larger company, involving an exchange of stock and/or cash payment to the shareholders of the acquired company.

If the Nasdaq-100 Index® has an upcoming rebalancing or reconstitution event, an acquisition target security may be removed from the Nasdaq-100 Index® prior to the deal’s closure to coincide with such event, provided that the acquisition will likely be successful.

If the issuer of the index security is the company being acquired, the index security is generally removed effective on the day following the expected expiration of a tender offer, provided all required approvals have been obtained. In the event the deal is hostile in nature and/or there are still regulatory hurdles, the deletion will occur once the index administrator has determined that the acquisition will likely conclude. If the approval is by written consent, then the removal will occur as soon as reasonably practical thereafter.

When both the acquiring company and the company being acquired are index constituents, the acquiring company may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.

Nasdaq endeavors to provide a standard notice period of five business days prior to the removal of a security from an index, while ensuring that a minimum notice of one full business day is always communicated. In some circumstances it will not be possible to provide sufficient advance notice of the removal event. If sufficient advance notice cannot be given, the security being removed may remain in the index at its last sale price, or at an appropriate “deal price”, until the security’s removal. In such cases, a temporary placeholder security may be utilized and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol. Nasdaq will provide sufficient advance notice of the placeholder’s removal through the normal communication channels.

Additions / Deletions

The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq-100 Index® at their last sale price on the day prior to the effective date of the change.

Halted Securities

If an index security is halted during the trading day, the most recent last sale price is used until trading resumes or Nasdaq determines it be removed from the index. If, at the time of its removal from the Nasdaq-100 Index®, the index security is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq-100 Index® but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated.

Long-Term Suspensions

Securities that are halted or otherwise suspended will normally have their last sale price carried forward for the purpose of index valuation. Those whose suspension periods exceed a threshold of 40 consecutive business days, as of the last trading day of the month, are reviewed for possible Index removal. Removals will typically not occur if the suspension is due to a planned reorganization or other specific corporate action, if a trading resumption date has been announced, or if the suspension is otherwise deemed to be temporary, at the discretion of Nasdaq.

If it is determined that removal is warranted, the removal will occur as soon as practicable, at a price of 0.00000001 (“zero price”). The removal will typically be announced with five business days’ notice. If a security is in an index with an upcoming rebalancing or reconstitution event, the suspension review may occur before the 40-day threshold in order to align the removal with the event.

Once it is announced that a security will be removed from an Index due to a prolonged suspension, the removal will occur even if trading resumes between the announcement and the removal, in which case, removal would occur at the last sale price. After its removal, a security will be eligible for inclusion at the next Index evaluation, subject to meeting all inclusion criteria.

Index Share and TSO Changes

A security’s index shares may change as a result of events other than those corporate actions/events noted above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.

Bankruptcy

In most cases, securities which have begun bankruptcy proceedings are not eligible for initial inclusion in Nasdaq. In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from their respective indexes, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.

If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Index® at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. In the case of voluntary liquidations, Nasdaq may elect to remove the index constituent at the liquidation distribution per share if it is available. When no sufficiently reliable price exists, for an index constituent subject to removal due to bankruptcy, it is removed at a price of zero.

Sanctions

Generally, Nasdaq Indices will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:

Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq-100 Index®.

Other sanctions programs are more selective, and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.

Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.

Other Adjustments

Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure Nasdaq-100 Index® and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq-100 Index®, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance

All Nasdaq Indexes are subject to the Nasdaq index governance framework that provides transparent governance, oversight, and accountability procedures for the index determination process.

Disclaimers

NASDAQ HAS NO CONNECTION, AFFILIATION, OBLIGATION, OR LIABILITY IN, TO, OR WITH GOLDMAN SACHS OR THE GOLDMAN SACHS INDEX AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS INDEX.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN GOLDMAN SACHS PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO GOLDMAN SACHS PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE GOLDMAN SACHS PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO GOLDMAN SACHS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND GOLDMAN SACHS.

European Equity Futures Rolling Strategy Index

The European Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of September 24, 2009, with a starting value of 100 as of December 31, 1991, which was the initial calculation date of the European Equity Futures Rolling Strategy Index; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by Stoxx Limited (“index calculation agent”).

The European Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with a synthetic exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of the first nearby futures contracts on the EURO STOXX 50® Index currently listed for trading on the Eurex. The European Equity Futures Rolling Strategy Index is comprised of EURO STOXX 50® Index futures contracts (“European equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the EURO STOXX 50® Index futures contracts equals 10 euros multiplied by the EURO STOXX 50® Index (price return version). The European Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in Euros, and are allocated, based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. The European Equity Futures Rolling Strategy Index is calculated in euros (€) on a total return basis. The European Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the index calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the European Equity Futures Rolling Strategy Index

The European Equity Futures Rolling Strategy Index is comprised of European equity futures contracts. Each European equity futures contract has a quarterly contract month for expiration (March, June, September or December). The European equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the European equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The European Equity Futures Rolling Strategy Index includes the first nearby European equity futures contract. As the first nearby European equity futures contract comes to its expiration, it is replaced by the second nearby European equity futures contract via a replacement process referred to as rolling. For example, a European equity futures contract purchased and held in May may have a June expiration. As time passes, the contract expiring in June is replaced by a European equity futures contract with a September expiration during the relevant rolling period.

Rolling is carried out during the “roll period”. The roll period refers to the three Eurex exchange business days starting from, and including, the fourth to last Eurex exchange business day prior to the last trading date of the first nearby European equity futures contracts to, and including, the second to last Eurex exchange business day prior to the last trading date of such expiring European equity futures contracts. On each Eurex exchange business day during the roll period, one third of the notional investment in the first nearby European equity futures contracts is rolled into the second nearby European equity futures contracts. Rolling is carried out pursuant to a different methodology when at any time during the roll period the European equity futures contract valuation prices for either or both of the first nearby and second nearby European equity futures contracts are not published or are otherwise unavailable as further described below.

Calculation of the European Equity Futures Rolling Strategy Index

The European Equity Futures Rolling Strategy Index is calculated in euros on a total return basis and the value of the index is calculated on each Eurex exchange business day, which is each day on which Eurex is open for trading. The value of the European Equity Futures Rolling Strategy Index on each Eurex exchange business day is calculated as follows: the product of (i) the value of the European Equity Futures Rolling Strategy Index as of the immediately preceding Eurex exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the European equity futures contracts (calculated as described below) on such Eurex exchange business day plus (b) the overnight interest rate for the given Eurex exchange business day multiplied by the applicable day count fraction based on the number of days in the calculation period (calculated as described below).

On each Eurex exchange business day (other than during the roll period), the daily return ratio of the value of the European equity futures contracts is calculated as the quotient of (a) the European equity futures contract valuation price, which is the official daily settlement price per European equity futures contract published by Eurex on such Eurex exchange business day, on the relevant Eurex exchange business day divided by (b) the European equity futures contract valuation price on the immediately preceding Eurex exchange business day. During the roll period, the daily return ratio of the values of the European equity futures contracts is calculated as the quotient of (a) the European equity futures contract valuation price of the second nearby European equity futures contract on such Eurex exchange business day divided by (b) the European equity futures contract valuation price of the second nearby European equity futures contract on the immediately preceding Eurex exchange business day, to the extent the first nearby European equity futures contracts have been rolled over.

The overnight interest rate used to calculate the value of the European Equity Futures Rolling Strategy Index is the overnight interest rate published on the Reuters page EUR-EONIA-OIS-COMPOUND on EONIA RSF.REC.EONIA=.NaE, which follows the ACT/360 day count fraction convention as defined in the 2006 ISDA definitions. If this overnight interest rate is not published or is otherwise unavailable for any Eurex exchange business day, then the last available overnight interest rate published on that page is used as the overnight interest rate for such Eurex exchange business day.

When the European equity futures contract valuation price for the first nearby and/or the second nearby European equity futures contracts is not published or is otherwise unavailable, the index calculation agent will not calculate the value of the European Equity Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of European Equity Futures Contracts

Unavailability Outside of the Roll Period

If the European equity futures contract valuation price for the first nearby European equity futures contracts is not published or otherwise unavailable on any Eurex exchange business day outside the roll period, then the index calculation agent will not calculate any value for the European Equity Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following Eurex exchange business day, the European equity futures contract valuation price for the first nearby European equity futures contract is available, the daily return ratio of the value of the European equity futures contracts is calculated as the quotient of (a) the European equity futures contract valuation price on that immediately following Eurex exchange business day divided by (b) the last available European equity futures contract valuation price; provided, however, that if such immediately following Eurex exchange business day is the first day of the roll period and the European equity futures contract valuation price for the second nearby European equity futures contracts is not published or is otherwise unavailable on that immediately following Eurex exchange business day, then, as further described below, the index calculation agent will not calculate any value for the European Equity Futures Rolling Strategy Index but will publish the last available value. In addition, if such Eurex exchange business day is the last trading day of the first nearby European equity futures contracts on which, in derogation of the rolling methodology described above, rolling of any remaining portion of the notional investment in the first nearby European equity futures contracts takes place pursuant to the alternative rolling methodology, then the index calculation agent will apply the alternative calculation methodology summarized below.

Unavailability During the Roll Period

If the European equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby European equity futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•
Case 1: If (a) the European equity futures contract valuation price is not published or is otherwise unavailable on the first Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts and (b) the European equity futures contract valuation price is available on the second Eurex exchange business day of the roll period for both the first nearby and second nearby European equity futures contracts, then:
o
One half of the notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the second Eurex exchange business day of the roll period; and, if the European equity futures contract valuation price is also available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby European equity futures contracts, then the second half of the notional investment in the first nearby European equity futures contract will be rolled over into the second nearby European equity futures contract on the third Eurex exchange business day of the roll period; but
o
If the European equity futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts, then rolling of any remaining portion of the notional investment in the first nearby European equity futures contract will be carried out as described below in Case 4.
•
Case 2: If the European equity futures contract valuation price is not published or is otherwise unavailable on both the first and second Eurex exchange business days of the roll period for either or both of the first nearby and second nearby European equity futures contracts, then
o
If the European equity futures contract valuation price is available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby European equity futures contracts, then the entire notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the third Eurex exchange business day of the roll period; but
o
Otherwise, the rolling of any remaining portion of the notional investment in the first nearby European equity futures contract will be carried out as described below in Case 4.
•
Case 3: If the European equity futures contract valuation price is available on the first Eurex exchange business day of the roll period for both of the first nearby and second nearby European equity futures contracts (on that day one-third of the notional investment in the first nearby European equity futures contract is rolled over into the second nearby European equity futures contract), but the European equity futures contract valuation price is not published or is otherwise unavailable on the second Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts, then the remaining two-thirds of the notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the third Eurex exchange business day of the roll period. However, if the European equity futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts, the rolling of any remaining portion of the notional investment in the first nearby European equity futures contract will be carried out as described below in Case 4.
•
Case 4: In any situation where the European equity futures contract valuation price for either or both of the first nearby and second nearby European equity futures contracts is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third Eurex exchange business days of the roll period only, on both the second and third Eurex exchange business days of the roll period only or on all three Eurex exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period. On such Eurex exchange business day, rolling will be effected using the first nearby European equity futures contract valuation price and the second nearby European equity futures contract valuation price, provided that if either or both of such European equity futures contract valuation prices is not published or otherwise unavailable on such Eurex exchange business day, then no rolling will be effected on such day and the entire remaining amount of the notional investment in the first nearby European equity futures contracts will be rolled into the second nearby European equity futures contracts on the last trading date of the first nearby European equity futures contracts, which is the second Eurex exchange business day following the third Eurex exchange business day of the roll period. On the last trading date rolling will be effected by using the first traded prices for the first nearby European equity futures contracts and the second nearby European equity futures contracts, provided that, if on such last trading date the first traded price for the first nearby European equity futures contracts and/or the second nearby European equity futures contracts is not published or is otherwise unavailable, then the first nearby European equity futures contracts will be sold at the European equity futures contract valuation price for such first nearby European equity futures contracts on the last reference day (which is the last Eurex exchange business day on which the European equity futures contract valuation prices for both of the first nearby and second nearby

European equity futures contracts were available) and the second nearby European equity futures contracts will be bought at the European equity futures contract valuation price for such second nearby European equity futures contracts on the last reference day.

When rolling does not occur on a Eurex exchange business day during the roll period because the European equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby European equity futures contracts (such day is referred to as a an “equity no-roll Eurex exchange business day”), the index calculation agent does not calculate a value for the European Equity Futures Rolling Strategy Index and instead publishes the last available value. An equity no-roll Eurex exchange business day may include any Eurex exchange business day of the roll period and the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period.

If, on any Eurex exchange business day immediately following an equity no-roll Eurex exchange business day, the European equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the index calculation agent will apply an alternative calculation method to calculate the level of the European Equity Futures Rolling Strategy Index on that Eurex exchange business day. The level of the European Equity Futures Rolling Strategy Index on the Eurex exchange business day immediately following the equity no-roll Eurex exchange business day is calculated as follows: the value of the European Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such Eurex exchange business day falls within the roll period or is the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period, the weighted performance of the first nearby European equity futures contracts and the weighted performance of the second nearby European equity futures contracts from the last reference day to such Eurex exchange business day; or (b) if such Eurex exchange business day is the last trading date of the first nearby European equity futures contract, the product of (x) the weighted performance of the first nearby European equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on such last trading date, (y) the weighted performance of the second nearby European equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on such last trading date and (z) the performance of the second nearby European equity futures contracts, including the second nearby contracts into which any remaining portion of the first nearby European equity futures contracts are rolled over on such last trading date, calculated based on the opening price and the official daily settlement price of the second nearby European equity futures contract on such last trading date (if the official daily settlement price of the second nearby European equity futures contracts is not published or is otherwise unavailable on such last trading date, then the index calculation agent does not calculate any value for the European Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the European Equity Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the index calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The index calculation agent may consult the index committee when it comes to interpretation of the methodology or when the price of the European equity futures contracts is unavailable.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If a market disruption event affects European Equity Futures Rolling Strategy Index, or the terms of the European equity futures contracts are modified, or the European equity futures contract valuation price is not published or is otherwise unavailable, or the EURO STOXX 50® Index is rebased or otherwise adjusted, GSI may take steps it considers appropriate in response to such modification, rebasement or adjustment.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five Eurex exchange business days prior to their effective date. Additionally, adjustments made by the index calculation agent in response to the unavailability of the European equity futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 Eurex exchange business days prior to their effective date.

EURO STOXX 50® Index

The EURO STOXX 50® Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
was first published on February 26, 1998, based on an initial index value of 1,000 as of December 31, 1991; and
•
was created and is sponsored and maintained by STOXX Limited.

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in Euros, and are allocated, based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. Companies allocated to a Eurozone country but not traded in Euros are not eligible for inclusion in the EURO STOXX 50® Index. The level of the EURO STOXX 50® Index is disseminated on the STOXX Limited website. STOXX Limited is under no obligation to continue to publish the EURO STOXX 50® Index and may discontinue publication of it at any time. Additional information regarding the EURO STOXX 50® Index (including the top ten constituent stocks and weights, sector weights and country weights) may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this index supplement.

EURO STOXX 50® Index Composition.

The EURO STOXX 50® Index is composed of 50 index stocks chosen by STOXX Limited from the 20 EURO STOXX Supersector indices, which represent the Eurozone portion of the STOXX Europe 600 Supersector indices. The 20 supersectors from which stocks are selected for the EURO STOXX 50® Index are: Automobiles & Parts; Banks; Basic Resources; Chemicals; Construction & Materials; Consumer Products & Services; Energy; Financial Services; Food, Beverage & Tobacco; Health Care; Industrial Goods & Services; Insurance; Media; Personal Care, Drug & Grocery Stores; Real Estate; Retailers; Technology; Telecommunications; Travel & Leisure; and Utilities; although stocks from each of these supersectors are not necessarily included at a given time.

Component Selection

The composition of the EURO STOXX 50® Index is reviewed by STOXX Limited annually in September. Within each of the 20 EURO STOXX Supersector indices, the respective index component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current EURO STOXX 50® Index component stocks are then added to the selection list. The stocks on the selection list are then ranked by free-float market capitalization to produce the final index selection list. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50® Index contains 50 stocks. In exceptional cases, the STOXX Limited Management Board may make additions and deletions to the selection list.

Ongoing Maintenance of Component Stocks

The component stocks of the EURO STOXX 50® Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the EURO STOXX 50® Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

The component stocks of the EURO STOXX 50® Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. Additionally, any component stocks that are not traded for 10 trading days, are suspended from trading for 10 consecutive days or more and have not announced a resumption trading date, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the EURO STOXX 50® Index. The highest-ranked non-component stock will replace the exiting component stock. The EURO STOXX 50® Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. Generally, non-surviving stock(s) are deleted at the last traded price of the security. If any non-surviving stock is not trading anymore (delisted or suspended before its deletion), a new artificial price based on the acquisition/merger terms is calculated and the company is kept/deleted with this price instead of the last traded one. For the calculation of the artificial price only ordinary cash and stock terms will be used. Other instruments such as contingent value rights will not be considered. An artificial price will be calculated based on the default option as it is announced by the offeror or, in its absence, on the non-elective investor consideration. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the upper buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.

The free float factors and outstanding number of shares for each index stock that STOXX Limited uses to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free float market capitalization. STOXX Limited defines free float as the proportion of total shares that are available for trading by the public in the open market. The free float factor reduces the index stock’s number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is identified as “Strategic Shareholdings” are excluded from the index calculation. Any shareholder owning 25% or more of a company’s total shares is typically classified as “Strategic Shareholdings”. The calculation of free float is as follows:

Free Float Factors = (Total Issued Shares – Treasury Shares – Strategic Shareholdings) / Total Issued Shares

The free float factor for an American depositary receipt (ADR) and global depositary receipt (GDR) security is directly replicated from the underlying security. Shares held by depository bank to back the issuance of depositary receipts (such as ADRs and GDRs), are not classified as “Strategic Shareholdings”.

Strategic Shareholdings are split into 3 categories: individuals & employees, entities, and custodian, nominees & trustee holdings.

Index Calculation

STOXX Limited calculates the EURO STOXX 50® Index using the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the EURO STOXX 50® Index. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

EURO STOXX 50® Index =	Free Float Market Capitalization of the EURO STOXX 50® Index
Divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each index stock as of the time the EURO STOXX 50® Index is being calculated. The index stocks trade in Euros and thus, no currency conversion is required. Where any index component stock price is unavailable on any trading day, the index sponsor will generally use the last reported price for such component stock.

In case the investability and tradability of the EURO STOXX 50® Index and index based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:

•
application of expert judgment for index component pricing data,

•
adjustment of operational procedures,
•
postponement of index adjustments,
•
adjustment of selection lists,
•
change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or
•
adjustment of index compositions.

EURO STOXX 50 Divisor

The EURO STOXX 50® Index is calculated using a divisor that helps to maintain the continuity of the EURO STOXX 50® Index’s value so that corporate actions do not artificially increase or decrease the level of the EURO STOXX 50® Index.

The divisor is calculated by starting with the previous divisor in effect for the EURO STOXX 50® Index (which we call the “original divisor value”) and multiplying it by a fraction, the numerator of which is the previous free float market capitalization of the EURO STOXX 50® Index, plus or minus the difference between the closing market capitalization of the EURO STOXX 50® Index and the adjusted closing market capitalization of the EURO STOXX 50® Index, and the denominator of which is the previous free float market capitalization of the EURO STOXX 50® Index. The adjusted free float market capitalization is calculated for stocks of companies that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the new free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is effective. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Limited Management Board.

Divisor Adjustments

STOXX Limited adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the index stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the EURO STOXX 50® Index to which your notes are linked is the price return version. All adjusted prices consider withholding taxes, where applicable, based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.

(1) Special cash dividend:

New adjusted price = closing price on the day before the ex- date – dividend announced by the company * (1- withholding tax)

Divisor: decreases

(2) Split and reverse split:

New adjusted price = closing price on the day before the ex- date * A / B

New adjusted number of shares = number of shares on the day before the ex-date * B / A

Divisor: unchanged

(3) Rights offering:

New adjusted price = (closing price on the day before the ex- date * A + subscription price * B) / (A + B)

New adjusted number of shares = number of shares on the day before the ex-date * (A + B) / A

Divisor: increases

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

A rights offering is considered to be a highly dilutive rights issue if the share ratio is larger than or equal to 200%.

If a highly dilutive rights issuance is fully underwritten, it will be implemented as described above.

If a highly dilutive rights issuance is not fully underwritten and the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:

•
The rights will be included into the EURO STOXX 50® Index with a theoretical price on the ex-date with the same parameters as the parent company.
•
The rights will be removed at the close of the day they start to trade based on its closing price.
•
If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

If a highly dilutive rights issuance is not fully underwritten and the rights are not tradable on the ex-date or not tradable on the ex-date on the same eligible stock exchange as the parent company:

•
The rights will be included into the EURO STOXX 50® Index with a theoretical price on the ex-date with the same parameters as the parent company.
•
The rights will be removed on the ex-date at close, using a price of 0.0000001 in local currency.
•
If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

(4) Stock dividend:

New adjusted price = closing price on the day before the ex- date * A / (A + B)

New adjusted number of shares = number of shares on the day before the ex-date * (A + B) / A

Divisor: unchanged

(5) Stock dividend from treasury stock if treated as extraordinary dividend:

New adjusted price = closing price on the day before the ex- date – closing price on the day before the ex- date * B / (A + B)

Divisor: decreases

(6) Stock dividend (from redeemable shares) if treated as extraordinary dividend.

Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:

•
A separated share line with a fixed price
•
Ordinary shares that are self-tendered on the same ex-date

New adjusted price = closing price on the day before the ex- date - closing price on the day before the ex- date * B / (A + B)

Divisor: decreases

(7) Stock dividend of another company:

New adjusted price = [(closing price on the day before the ex- date * A) – [(1 – withholding tax) * price of other company * B]] / A

Divisor: decreases

(8) Return of capital and share consolidation:

New adjusted price = [closing price on the day before the ex- date – capital return announced by company * (1– withholding tax)] * A / B

New adjusted number of shares = number of shares on the day before the ex-date * B / A

Divisor: decreases

(9) Repurchase of shares / self-tender:

New adjusted price = [(closing price on the day before the ex- date * number of shares on the day before the ex-date) – (tender price * number of tendered shares)] / new adjusted number of shares

New adjusted number of shares = number of shares on the day before the ex-date – number of tendered shares

Divisor: decreases

(10) Spin-off:

New adjusted price of parent company = (closing price on the day before the ex- date * A – price of spun-off shares * B) / A

New number of shares for the spun-off company = number of shares on the day before the ex-date of parent company * B

Divisor: unchanged on ex-date

(11) Combination of stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one, all the following “new number of shares” formulas need to be divided by A.

If rights are applicable after stock distribution (one action applicable to another):

New adjusted price = [closing price on the day before the ex- date * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]

New adjusted number of shares = number of shares on the day before the ex-date * [(A + B) * (1 + C / A)] / A

Divisor: increases

If stock distribution is applicable after rights (one action applicable to another):

New adjusted price = (closing price on the day before the ex- date * A + subscription price * C) / [(A + C) * (1 + B / A)]

New adjusted number of shares = number of shares on the day before the ex-date * (A + C) * (1 + B / A)

Divisor: increases

Stock distribution and rights (neither action is applicable to the other):

New adjusted price = (closing price on the day before the ex- date * A + subscription price * C) / (A + B + C)

New adjusted number of shares = number of shares on the day before the ex-date * (A + B + C) / A

Divisor: increases

(12) Addition/deletion of a company

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

If the change in market capitalization between added and deleted companies of the EURO STOXX 50® Index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

(13) Free float and shares changes

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

If the change in market capitalization of the EURO STOXX 50® Index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

Disclaimer

Goldman Sachs International has contracted with STOXX Limited, Zurich, Switzerland (“STOXX”) to maintain and calculate the European Equity Futures Rolling Strategy Index. STOXX does not have any legal obligations towards the purchasers of any products tied to the performance of the European Equity Futures Rolling Strategy Index and cannot be held liable for any losses or damages which relate to investments in products tied to the European Equity Futures Rolling Strategy Index. Purchasers of such products are made aware and accept that index calculations are based on large quantities of data provided by third parties and are thus susceptible to errors and delays. This may result in errors and delays in the European Equity Futures Rolling Strategy Index which may have an impact on the products tied to it.

Japanese Equity Futures Rolling Strategy Index

The Japanese Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 30, 1991; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The Japanese Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of Japanese equity futures contracts on TOPIX currently listed for trading on the Osaka Securities Exchange (“OSE”). The Japanese Equity Futures Rolling Strategy Index is comprised of TOPIX futures contracts (“Japanese equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the TOPIX® futures contracts equals 10,000 Japanese yen multiplied by TOPIX. The Japanese Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. TOPIX is a free-float-adjusted market capitalization weighted index of domestic common stocks selected from the prime market, standard market and growth market of the Tokyo Stock Exchange (“TSE”) covering an extensive portion of the Japanese stock market. The Japanese Equity Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis. The Japanese Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the Japanese Equity Futures Rolling Strategy Index

The Japanese Equity Futures Rolling Strategy Index is comprised of Japanese equity futures contracts. At the time the Japanese Equity Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. Each Japanese equity futures contract expires on a specific quarter end date (March, June, September or December). The Japanese equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the Japanese equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The Japanese Equity Futures Rolling Strategy Index includes the first nearby Japanese equity futures contract that has not reached expiration or a roll period. As the first nearby Japanese equity futures contract comes to its expiration, it is replaced by the second nearby Japanese equity futures contract via a replacement process referred to as rolling. For example, a Japanese equity futures contract may have a June expiration. As time passes, the contract expiring in June is replaced by a Japanese equity futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three exchange business days starting from, and including, the third to last exchange business day prior to the special quotation date of the first nearby Japanese equity futures contract to, and including, the last exchange business day prior to the special quotation date of such expiring Japanese equity futures contract. The special quotation day is the first exchange business day following the last trading day of the expiring contract (such last trading day is usually the exchange business day preceding the second Friday of the expiration month). On each exchange business day during the roll period, one third of the notional investment in the first nearby Japanese equity futures contract is rolled into the second nearby Japanese equity futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the Japanese equity futures contract valuation prices for either or both of the first nearby and second nearby Japanese Equity Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the Japanese Equity Futures Rolling Strategy Index

The Japanese Equity Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis and the value of the index is calculated on each exchange business day, which is each day on which the OSE is open for trading. The value of the Japanese Equity Futures Rolling Strategy Index on each exchange business day is calculated as follows: the product of (i) the value of the Japanese Equity Futures Rolling Strategy Index as of the immediately preceding exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the Japanese equity futures contracts (calculated as described below) on such exchange business day plus (b) the overnight interest rate for the immediately preceding exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each exchange business day (other than during the roll period), the daily return ratio of the value of the Japanese equity futures contracts is calculated as the quotient of (a) the Japanese equity futures contract valuation price on the relevant exchange business day divided by (b) the Japanese equity futures contract valuation price on the immediately preceding exchange business day. The Japanese equity futures contract valuation price is the last traded price per Japanese equity futures contract quoted by the OSE on such exchange business day, provided that, if there is a closing special quote per Japanese equity futures contract quoted by the OSE, such quote shall be deemed to be the relevant Japanese equity futures contract last traded price. Special quotes are mechanisms designed to prevent short-term wild price fluctuations. During the roll period, the daily return ratio of the values of the Japanese equity futures contracts is calculated as the quotient of (a) the Japanese equity futures contract valuation price of the second nearby Japanese equity futures contract on such exchange business day divided by (b) the Japanese equity futures contract valuation price of the second nearby Japanese equity futures contract on the immediately preceding exchange business day, rather than the first nearby Japanese Equity Futures Contract to the extent the index’s investment has been rolled over.

The overnight interest rate used to calculate the value of the Japanese Equity Futures Rolling Strategy Index is the overnight interest rate published on the Reuters page JPY-BOJ-TONAT, which follows the ACT/365 (Fixed) day count fraction convention as defined in the 2006 ISDA definitions. If this overnight interest rate is not published or is otherwise unavailable for any exchange business day, then the last available overnight interest rate published on that page is used as the overnight interest rate for such exchange business day.

When the Japanese equity futures contract valuation price for the first nearby and/or the second nearby Japanese equity futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the Japanese Equity Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of Japanese Equity Futures Contracts

Unavailability Outside of the Roll Period

If the Japanese equity futures contract valuation price for the first nearby Japanese equity futures contract is not published or otherwise unavailable on any exchange business day outside the roll period, then the calculation agent will not calculate any value for the Japanese Equity Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following exchange business day, the Japanese equity futures contract valuation price for the first nearby Japanese equity futures contract is available, the daily return ratio of the value of the Japanese equity futures contracts is calculated as the quotient of (a) the Japanese equity futures contract valuation price on that immediately following exchange business day divided by (b) the last available Japanese equity futures contract valuation price; provided, however, that if such immediately following exchange business day is the first day of the roll period and the Japanese equity futures contract valuation price for the second nearby Japanese equity futures contract is not published or is otherwise unavailable on that immediately following exchange business day, then, as further described below, the calculation agent will not calculate any value for the Japanese Equity Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the Japanese equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Japanese equity futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•
Case 1: If (a) the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the first exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts and (b) the Japanese equity futures contract valuation price is available on the second exchange business day of the roll period for both the first nearby and second nearby Japanese equity futures contracts, then:
o
One half of the notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the second exchange business day of the roll period; and, if the Japanese equity futures contract valuation price is also available on the third exchange business day of the roll period for both the first nearby and second nearby Japanese equity futures contracts, then the second half of the notional investment in the first nearby Japanese equity futures contract will be rolled over into the second nearby Japanese equity futures contract on the third exchange business day of the roll period; but

o
If the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the third exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, then rolling of any remaining portion of the notional investment in the first nearby Japanese equity futures contract will be carried out as described below in Case 4.
•
Case 2: If the Japanese equity futures contract valuation price is not published or is otherwise unavailable on both the first and second exchange business days of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, then
o
If the Japanese equity futures contract valuation price is available on the third exchange business day of the roll period for both the first nearby and second nearby Japanese equity futures contracts, then the entire notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the third exchange business day of the roll period; but
o
Otherwise, the rolling of any remaining portion of the notional investment in the first nearby Japanese equity futures contract will be carried out as described below in Case 4.
•
Case 3: If the Japanese equity futures contract valuation price is available on the first exchange business day of the roll period for both of the first nearby and second nearby Japanese equity futures contracts (on that day one-third of the notional investment in the first nearby Japanese equity futures contract is rolled over into the second nearby Japanese equity futures contract), but the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the second exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, then the remaining two-thirds of the notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the third exchange business day of the roll period. However, if the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the third exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, the rolling of any remaining portion of the notional investment in the first nearby Japanese equity futures contract will be carried out as described below in Case 4.
•
Case 4: In any situation where the Japanese equity futures contract valuation price for either or both of the first nearby and second nearby Japanese equity futures contracts is not published or is otherwise unavailable on the third exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third exchange business days of the roll period only, on both the second and third exchange business days of the roll period only or on all three exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the special quotation date, which is the exchange business day immediately following the third exchange business day of the roll period. On such special quotation date, rolling will be effected by using the special quotation price for the first nearby Japanese equity futures contract and the first traded price for the second nearby Japanese equity futures contract, provided that, if on such special quotation date, the special quotation price for the first nearby Japanese equity futures contract and/or the first traded price for the second nearby Japanese equity futures contract is not published or is otherwise unavailable, then the first nearby Japanese equity futures contract will be sold at the Japanese equity futures contract valuation price for such first nearby Japanese equity futures contract on the last reference day (which is the last exchange business day on which the Japanese equity futures contract valuation prices for both of the first nearby and second nearby Japanese equity futures contracts were available) and the second nearby Japanese equity futures contract will be bought at the Japanese equity futures contract valuation price for such second nearby Japanese equity futures contract on the last reference day.

When rolling does not occur on an exchange business day during the roll period because the Japanese equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Japanese equity futures contracts (such day is referred to as a “no-roll exchange business day”), the calculation agent does not calculate a value for the Japanese Equity Futures Rolling Strategy Index and instead publishes the last available value.

If, on any exchange business day immediately following a no-roll exchange business day, the Japanese equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the Japanese Equity Futures Rolling Strategy Index on that exchange business day. The level of the Japanese Equity Futures Rolling Strategy Index on the exchange business day immediately following the no-roll exchange business day is calculated as follows: the value of the Japanese Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such exchange business day falls within the roll period, the weighted performance of the first nearby Japanese equity futures contract and the weighted performance of the second nearby Japanese equity futures contract from the last reference day to such exchange business day; or (b) if such exchange business day is the special quotation date of the first nearby Japanese equity futures contract, the product of (x) the weighted performance of the first nearby Japanese equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such special quotation date, (y) the weighted performance of the second nearby Japanese equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such special quotation date and (z) the performance of the second nearby Japanese equity futures contract, including the second nearby contracts into which any remaining portion of the first nearby Japanese equity futures contract are rolled over on such special quotation date, from the opening of the market to market close on such special quotation date (if the last traded price of the second nearby Japanese equity futures contract is not published or is otherwise unavailable on such special quotation date, then the calculation agent does not calculate any value for the Japanese Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the Japanese Equity Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The calculation agent may consult the index committee when it comes to interpretation of the methodology or when the price of the Japanese equity futures contracts is unavailable.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the Japanese equity futures contracts are modified or the TOPIX® is rebased or otherwise adjusted, the index committee may take steps it considers appropriate in response to such modification, rebasement or adjustment.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the Japanese equity futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 exchange business days prior to their effective date.

TOPIX

TOPIX (also referred to herein as the “index”), also known as the Tokyo Stock Price Index:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
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was first launched on July 1, 1969 with a base level of 100 as of January 4, 1968; and
•
is sponsored, calculated, published and disseminated by JPX Market Innovation & Research, Inc., which we refer to as JPXI.

TOPIX is a free-float adjusted market capitalization weighted index comprised of domestic common stocks selected from the prime market, standard market and growth market of the Tokyo Stock Exchange (TSE) covering an extensive portion of the Japanese stock market. Prior to April 4, 2022, TOPIX was comprised of all domestic common stocks listed on the First Section of the TSE. The revisions to TOPIX were carried out in stages from October 2022 to January 2025. See “Additional Risks Related to the Eligible Underlying Indices — Risks related to the Japanese Equity Futures Rolling Strategy Index — Limited Historical Japanese Equity Futures Rolling Strategy Index Performance Information Is Available Incorporating Methodology Changes to TOPIX That Were Carried Out From October 2022 Through January 2025”. Additional information about TOPIX (including the top ten constituent stocks and weights and sector weights) is available on the following website: jpx.co.jp/english/markets/indices/topix/. We are not incorporating by reference the website or any material it includes in this index supplement.

TOPIX Composition and Maintenance

TOPIX is comprised of all domestic common stocks selected from the prime market, standard market and growth market listed on the TSE, excluding certain types of securities such as subscription warrant securities, preferred stocks and preferred equity contribution securities.

TOPIX Calculation

TOPIX is a free-float adjusted market capitalization weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 points set on the base date of January 4, 1968. The discussion below describes the “price return” calculation of TOPIX.

JPXI calculates TOPIX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating TOPIX value can be expressed as follows:

Index value =	Base index value of 100 ×	Current free-float-adjusted market value
Base market value

The current free-float-adjusted market value is the sum of the products of the price times the number of free-float-adjusted shares for each constituent stock.

The number of free-float-adjusted shares for this calculation is the total number of listed shares multiplied by free-float weight multiplied by the cap-adjustment factor. The total number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex-rights date.

Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by JPXI for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed in order to reflect the latest distribution of share ownership. JPXI estimates non-free-float shares using published materials such as securities reports, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks, shares held by members of the issuer’s board of directors to be unavailable for trading in the market and shares held by other listed companies for investment purposes other than pure investment. JPXI may deem other shares to be unavailable for trading in the market. Securities deemed to be held by individuals indicated in the section of the state of corporate governance, etc. in the securities report will not be included in the estimation of non-free-float shares. The timing of the yearly free-float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events JPXI expects will significantly affect the free-float weight. These include third-party allotment, when preferred shares are converted or subscription warrants are exercised, as well as in the event of a demerger, merger/stock-swap, take-over bid and other events JPXI judges deem will significantly affect free-float weight.

For constituents whose weight based on free-float adjusted market capitalization exceeds the upper limit (set at 10%), a cap-adjustment factor will be set, with the last business day of October each year as the application date. The cap adjustment factor will not be changed until the last business day of the following October, even if the constituent’s weight exceeds the upper limit due to stock price fluctuations or other reasons after the factor has been applied.

In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings, adjustments are made by JPXI to the base market value in order to maintain the continuity of TOPIX.

The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float-adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.

The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares used for index calculations times the price of the shares used for adjustment.

Period Review and Other Details

a.
Date of Periodic Review and Other Details
•
A periodic review shall be conducted once a year on the last business day of October. The periodic review base date shall be the last business day of August. Notwithstanding the immediately preceding sentence, the first periodic review shall be conducted on the last business day of October 2026 (the periodic review base date shall be the last business day of August 2026), and the second periodic review shall be on the last business day of October 2028 (the periodic review base date shall be the last business day of August 2028).
•
The results of the periodic review shall be posted on the JPX website on the fifth business day of October.
b.
Constituent Selection Process
(a)
Selection of the Index Universe.
•
The index universe shall be the constituents of the Tokyo Stock Exchange Prime Market Index, Tokyo Stock Exchange Standard Market Index and Tokyo Stock Exchange Growth Market Index as of the rebalance base date. However, issues that fall under any of the following criteria shall be excluded.
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Securities to be delisted as of the periodic review base date
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Securities on special alert as of the periodic review base date
•
Please note that the status of securities that are or are likely to be designated as securities to be delisted or securities on special alert between the periodic review base date and the periodic rebalance date may be taken into account when necessary.
(b)
Selection of Constituents
•
Of the index universe selected in (a) above, issues that meet criterion (i) shown in the table below and, among the issues that meet criterion (i), issues that also meet criterion (ii) shown in the table below will be selected as constituents.

Criteria Pertaining to Liquidity

	Indicator	Inclusion Criteria	Continuation Criteria
(i) Traded value ratio	Annual traded value ratio	0.2 or more	0.14 or more
(ii) Free-float adjusted market capitalization	Percentage of cumulative free-float adjusted market capitalization	Issues in the top 96%	Issues in the top 97%
•
The continuation criteria will be applied to issues that are constituents as of the periodic review base date, and the inclusion criteria will be applied to issues that are not constituents as of said date.
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The percentage of cumulative free-float adjusted market capitalization is defined as “the cumulative free-float adjusted market capitalization starting from the issue with the largest free-float adjusted market capitalization in the group of issues that meet criterion (i) the total free-float adjusted market capitalization of said group of issues.”
•
If, as of the periodic review base date, an issue is a TOPIX constituent to which a liquidity factor has been applied, and said issue is selected for continuation, the liquidity factor will be removed from said issue on the periodic rebalance date.

(c)
Transitional Measures in the First Periodic Review
•
The weights of constituents that have not been selected for continuation in the first periodic review (“issues subject to transitional measures”) will be reduced in eight stages on the last business day of each quarter starting on the last business day of October 2026 and ending on the last business day of July 2028 as shown in the table below. Their weights will be reduced by multiplying their free-float weight by a transition factor.
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Issues subject to transitional measures will undergo the constituent selection process as described in (b) above (“re-evaluation”) with a base date of the last business day of August 2027. The transition factors of those issues that meet the continuation criteria will stop decreasing (they will remain at 0.500, the transition factor for the fourth stage liquidity factor will not be removed.)

Transition Schedule and Transition Factors

Transition Stage	Index Revision Date	Transition Factor
1st	Last business day of October 2026	×0.875
2nd	Last business day of January 2027	×0.750
3rd	Last business day of April 2027	×0.625
4th	Last business day of July 2027	×0.500
Re-evaluation
5th	Last business day of October 2027	×0.375
6th	Last business day of January 2028	×0.250
7th	Last business day of April 2028	×0.125
8th (removed from constituents)	Last business day of July 2028	×0
•
On the last business day of October 2026, the free-float weight of any constituent that has been selected for inclusion in TOPIX in the first periodic review will be multiplied by a liquidity factor.

Non-Periodic Removal from Constituents

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Constituents that have been delisted, designated as securities to be delisted, or designated as securities on special alert shall be removed.

Non-Periodic Inclusion into Constituents

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When a constituent has been delisted due to a share transfer, merger, share exchange, or company split, and the newly created company, surviving company, parent company, or succeeding company is listed without delay, said company will be included in the index.
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When a constituent has been delisted due to a share exchange or absorption-type merger, and the surviving or parent company is not a constituent, then said company will be included in the index.
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When a spin-off (an allocation of shares of a spun-off subsidiary or business division through surplus dividends) of a constituent results in a new listing of the company that has become independent via a spin-off (hereinafter "spun-off company") between the ex-rights date and the effective date, the spun-off company will be included in the index.
•
Newly listed issues (excluding those newly listed through technical listings or spin-offs) and issues undergoing a market segment transfer shall be handled as follows:
a)
Issues newly listed on or transferred to the prime market in October 2026 or before
o
Any issue that is newly listed on or transferred to the Prime Market will be included as a constituent on the last business day of the month following the month of the issue’s initial listing or transfer (if the date of the issue’s initial listing or transfer is a non-business day, it will be sequentially postponed.)
o
Upon inclusion, the issue’s free-float weight will be multiplied by a liquidity factor.
b)
Issues newly listed in November 2026 or after
o
Any issue that is newly listed on the Prime Market, Standard Market, or Growth Market whose free-float adjusted market capitalization used for an issue’s non-periodic inclusion exceeds the minimum free-float adjusted market capitalization for issues included within the cumulative ratio of 95% of the free-float adjusted market capitalization in the periodic review immediately preceding the date of the initial listing will be included as a constituent on the last business day of the month following the month of the issue’s initial listing.
o
Upon inclusion, the issue’s free-float weight will be multiplied by a liquidity factor.

Data Used for Constituent Selection

•
The annual traded value ratio shall be the sum of the monthly traded value ratios for the previous 12 months including the month containing the periodic review base date . The monthly traded value ratio is defined as “(the median daily traded value in TSE’s trading sessions for the month × the number of business days in the month) ÷ the free float adjusted market capitalization on the last business day of the month the value obtained by multiplying the number of listed shares used in index calculation by its free-float weight and its final stock price on the day from among the stock prices used for calculation specified in the Calculation Guidelines for Index Calculation (“final stock price used for calculation ""))).” However, the annual traded value ratio for issues listed for less than one year as of the periodic review base date shall be the ratio obtained by dividing the sum of the monthly traded value ratios from the month following the month of initial listing (in the case of stocks newly listed through technical listings, the month of initial listing) to the month containing the periodic review base date by the number of months in said period, and then multiplying the result by 12.
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The percentage of cumulative free-float adjusted market capitalization shall be calculated by using the average free-float adjusted market capitalization the value calculated by multiplying the number of listed shares used in index calculation for each issue by its free-float weight and its final stock price used for calculation for the month containing the periodic review base date.
•
The free-float adjusted market capitalization used for an issue's non periodic inclusion shall be the value obtained by multiplying the number of the issue's listed shares at the time of its initial listing by its free-float weight on the last business day of the month following the month of its initial listing and its closing share price (where a special quote is displayed, such final special quote) on the last business day of the month containing its initial listing date.

Data Used for Cap Adjustment Factor Calculation

•
The free-float adjusted market capitalization used in the calculation of the cap adjustment factor shall be the value obtained by multiplying the number of listed shares used in index calculation for each issue by its FFW and its final stock price used for calculation as of the periodic review base date.

Dates of Constituent Inclusion and Removal

	Event	Adjustment Date	Stock Price Used for Adjustment
Addition	A company is to be initially listed on the Prime Market (in October 2026 or before)	Last business day of the month following the month of such initial listing. If the initial listing date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition

A company is to be initially listed (issues whose free-float adjusted market capitalization exceeds the minimum for issues in the top 95% in the most recent periodic review) (in November 2026 or after)

		Last business day of the month following the month of such initial listing. If the initial listing date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition	When a constituent has been delisted due to a share transfer, etc. and the resulting newly created, surviving, parent or succeeding company is included as a constituent	Initial listing date. If the initial listing date falls on a non-business day, it will be the following business day	Base price
Addition	When a spin-off of a constituent results in a new listing of the spun-off company between the ex-rights date and the effective date	Initial listing date. If the initial listing date falls on a non-business day, it will be the following business day	Base price
Addition	When a TOPIX constituent has been delisted due to a share exchange or absorption-type merger, and the surviving or parent company, which was not a constituent, is included as a constituent	Delisting date. If the delisting date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition	A company is to be transferred to the Prime Market (in October 2026 or before)	Last business day of the month following the month of transfer. If the date of transfer falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition	Periodic Review	Last business day of October	Stock price at the end of trading on the business day before adjustment date
Deletion

When a constituent has been delisted due to a share transfer, merger, share exchange, or company split and the resulting newly created, surviving, parent, or succeeding company is included as a constituent

Initial listing date of the newly created company (normally two business days following delisting date). If the initial listing date falls on a non-business, it will be the following business day

Stock price at the end of trading on the business day before the delisting date. The stock price at the end of trading on the business day before the delisting date is used to calculate TOPIX for the period from the delisting date to the removal date.

Deletion	A constituent is to be delisted due to a reason other than as described in the preceding scenario	Delisting date. If the delisting date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Deletion	A constituent’s securities are designated to be delisted or designated as a security on special alert	Four business days after designation. If the designation date falls on a holiday, it will be the next business day.	Stock price at the end of trading on the business day before adjustment date
Deletion	Periodic Review	Last business day of October	Stock price at the end of trading on the business day before adjustment date

Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.

Change in the Number of Shares

Event	Adjustment Date	Stock Price Used for Adjustment
Change of free-float weight	Date of change	Stock price at the end of trading on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If initial listing date or effective date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date
Capital increase through allotment to shareholders	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps other than that described above (including the share delivery where the share delivery subsidiary is an unlisted company)	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date
Spin-offs where the company that has become the spun-off company is newly listed between the ex-rights date and the effective date	Initial listing date of the spun-off company	Stock price at the end of trading on the business day before adjustment date

Rights offering (limited to cases where the allotted subscription warrant securities are listed; the case where the allotted subscription warrant securities are not listed is treated as “Exercise of subscription warrants”)

	Ex-rights date	Payment price per share
Offering for sale of shares held by the Government of Japan (Nippon Telegraph and Telephone, Japan Tobacco, Japan Post Holdings and Tokyo Metro only)	Date determined by JPXI (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Demerger (absorption-type)	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date
Other adjustments	Last business day of the month in which the information appears in “Sho-ho” (TSE Notice) or the last business day of the following month	Stock price at the end of trading on the business day before adjustment date

No adjustments will be made to the base market value in the case of a stock split, reverse stock split, or gratis allotment of shares (limited to cases where treasury stock is allotted).

Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

Market Disruption

If trading in a certain constituent is halted, JPXI regards the constituent’s share price for purposes of calculating TOPIX to be unchanged. Where an event that is not specified in the rules of TOPIX occurs, or if JPXI decides that it is impossible to use its existing methods to calculate TOPIX, JPXI may use an alternate method of index calculation as it deems valid.

Disclaimer

The Japanese Equity Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices. Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index

US Government Bond Futures Rolling Strategy Index

The US Government Bond Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is a fixed income index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 31, 1991; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The US Government Bond Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest) of 10-Year U.S. Treasury Notes futures contracts currently listed on the Chicago Board of Trade, part of the CME Group (the “CBOT”) and traded via CME Globex. The US Government Bond Futures Rolling Strategy Index is comprised of 10Y U.S. Treasury Futures Contracts (“US Treasury futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of a US Treasury futures contracts equals one U.S. treasury note with a face value of $100,000 or a multiple thereof and (as of the date hereof) has a remaining term to maturity of at least six and a half years, but not more than 10 years, from the first day of the delivery month. The US Government Bond Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The US Government Bond Futures Rolling Strategy Index is calculated in U.S. dollars ($) on a total return basis. The US Government Bond Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the US Government Bond Futures Rolling Strategy Index

The US Government Bond Futures Rolling Strategy Index is comprised of US Treasury futures contracts. At the time the US Government Bond Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. The US Treasury futures contracts expire on specific quarter end dates (March, June, September or December). The US Government Bond Futures Rolling Strategy Index includes the first nearby US Treasury futures contract that has not reached expiration or a roll period. As the first nearby US Treasury futures contract approaches its expiration month, the CBOT rules require that any holder of a contract that will be delivering U.S. Treasury Notes to its counterparty at expiration give notice within a specified period that it will make such delivery. The first such date is called the first notice date. As the first nearby US Treasury futures contract approaches its first notice date, it is replaced by the second nearby US Treasury futures contract via a replacement process referred to as rolling. For example, a US Treasury futures contract may have a June expiration. As time passes, the contract expiring in June is replaced by a US Treasury futures contract for delivery in September. Rolling is carried out during the “roll period”. The roll period refers to the three exchange business days starting from, and including, the third to last exchange business day prior to the first notice date of the first nearby US Treasury futures contract to, and including, the last exchange business day prior to the first notice date of such expiring US Treasury futures contract. On each exchange business day during the roll period, one third of the notional investment in the first nearby US Treasury futures contract is rolled into the second nearby US Treasury futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the US Treasury futures contract valuation prices for one or both of the first nearby and second nearby US Treasury Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the US Government Bond Futures Rolling Strategy Index

The US Government Bond Futures Rolling Strategy Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each exchange business day, which is each day on which the CBOT is open for trading. The value of the US Government Bond Futures Rolling Strategy Index on any given exchange business day is calculated as follows: the product of (i) the value of the US Government Bond Futures Rolling Strategy Index as of the immediately preceding exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the US Treasury futures contracts (calculated as described below) on such exchange business day and (b) the overnight interest rate for the immediately preceding exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each exchange business day (other than during the roll period), the daily return ratio of the value of the US Treasury futures contracts is calculated as the quotient of (a) the US Treasury futures contract valuation price, which is the official daily settlement price per US Treasury futures contract quoted by the CBOT on such exchange business day, on the relevant exchange business day divided by (b) the US Treasury futures contract valuation price on the immediately preceding exchange business day. During the roll period, the calculation of the daily return ratio of the US Treasury futures contracts will reflect the price of the second nearby US Treasury futures contract rather than the first nearby US Treasury Futures Contract to the extent the index’s investment has been rolled over during the roll period.

The overnight interest rate used to calculate the value of the US Government Bond Futures Rolling Strategy Index is the overnight interest rate published on the Global Insight DRI page USD-FEDERAL-FUNDS-H15 and the ACT/360 day count fraction convention. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If the overnight interest rate is not published or is otherwise unavailable for an applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When the US Treasury futures contract valuation price for the first nearby and/or the second nearby US Treasury futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the US Government Bond Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of US Treasury Futures Contracts

Unavailability Outside of the Roll Period

If the US Treasury futures contract valuation price for the first nearby US Treasury futures contract is not published or otherwise unavailable on any exchange business day outside the roll period, then the calculation agent will not calculate any value for the US Government Bond Futures Rolling Strategy Index and will publish the last available value for the index.

If, on the immediately following exchange business day, the US Treasury futures contract valuation price for the first nearby US Treasury futures contract is available, the daily return ratio of the value of the US Treasury futures contracts is calculated as the quotient of (a) the US Treasury futures contract valuation price on that exchange business day and (b) the last available US Treasury futures contract valuation price (however if such exchange business day is the first day of the roll period and the US Treasury futures contract valuation price for the second nearby US Treasury futures contract is not published or is otherwise unavailable on that exchange business day, then, as further described below, the calculation agent will not calculate any value for the US Government Bond Futures Rolling Strategy Index but will publish the last available value).

Unavailability During the Roll Period

If the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•
Case 1: If the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contract is not published or is otherwise unavailable on the first exchange business day of the roll period, then one half of the notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the second exchange business day of the roll period if the US Treasury futures contract valuation prices for both the first nearby and second nearby US Treasury futures contracts are available on such second exchange day, and the second half of the notional investment in the first nearby US Treasury futures contract will be rolled over into the second nearby US Treasury futures contract on the third exchange business day of the roll period if the US Treasury futures contract valuation prices for both the first nearby and second nearby US Treasury futures contracts are available on such third exchange business day; however, if the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby US Treasury futures contract will be carried out as described below in Case 4.
•
Case 2: If the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on both of the first and second exchange business days of the roll period, then the entire notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the third exchange business day of the roll period; however, if the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on such third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby US Treasury futures contract will be carried out as set out below in respect of Case 4.
•
Case 3: If the US Treasury futures contract valuation price for both of the first nearby and second nearby US Treasury futures contracts is available on the first exchange business day of the roll period, on which one third of the notional investment in the first nearby US Treasury futures contract is rolled over into the second nearby US Treasury futures contract, but the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on the second exchange business day of the roll period, then the remaining two thirds of the notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the third exchange business day of the roll period; however, if the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on such third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby US Treasury futures contract will be carried out as set out below in respect of Case 4.
•
Case 4: In any situation where the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on the third exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both of the first and third exchange business days of the roll period only, both of the second and third exchange business days of the roll period only or all of the three exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the first notice date, which is the exchange business day immediately following the third exchange business day of the roll period. On such first notice date, rolling will be effected by using the first traded prices for the first nearby US Treasury futures contract and the second nearby US Treasury futures contract, provided that if, on such first notice date, the first traded price for the first nearby US Treasury futures contract and/or the second nearby US Treasury futures contract is not published or is otherwise unavailable, then the first nearby US Treasury futures contract will be sold at the valuation price for such first nearby US Treasury futures contract on the last reference day (which is the last exchange business day on which the US Treasury futures contract valuation prices for both of the first nearby and second nearby US Treasury futures contracts were available) and the second nearby US Treasury futures contract will be bought at the valuation price for such second nearby US Treasury futures contract on the last reference day.

When rolling does not occur on any given exchange business day during the roll period because the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable (such day is referred to as a “no-roll exchange business day”), the calculation agent does not calculate a value for the US Government Bond Futures Rolling Strategy Index and instead publishes the last available value.

If, on any exchange business day immediately following a no-roll exchange business day, the US Treasury futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the US Government Bond Futures Rolling Strategy Index on that exchange business day. The level of the US Government Futures Rolling Strategy Index on the exchange business day immediately following the no-roll exchange business day is calculated as follows: the value of the US Government Bond Futures Rolling Strategy Index as of the last reference day; and the sum of (i) the daily return ratio reflecting ether: (a) if such exchange business day falls within the roll period, the weighted performance of the first nearby US Treasury futures contract and the weighted performance of the second nearby US Treasury futures contract from the last reference day to such exchange business day; or (b) if such exchange business day is the first notice date, the product of (x) the weighted performance of the first nearby US Treasury futures contract from the last reference day up to the rolling effected as of the opening of the market on the first notice date, (y) the weighted performance of the second nearby US Treasury futures contract from the last reference day up to the rolling effected as of the opening of the market on such first notice date and (z) the performance of the second nearby US Treasury futures contract, including the second nearby contract into which any remaining portion of the first nearby US Treasury futures contract is rolled over on such first notice date, calculated based on the opening price and the official daily settlement price of the second nearby US Treasury futures contract on such first notice date (if the official daily settlement price of the second nearby US Treasury futures contract is not published or is otherwise unavailable on such first notice date, then the calculation agent does not calculate any value for the US Government Bond Futures Rolling Strategy Index and publishes the last available value), and (ii) the overnight interest rate for the calculation period.

Maintenance of the US Government Bond Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The calculation agent may consult the index committee when it comes to interpretation of the methodology.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the US Treasury futures contracts are modified, the index committee may take steps it considers appropriate in response to such modification.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the US Treasury futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 exchange business days prior to their effective date.

U.S. Treasury Notes

U.S. Treasury Notes on which the 10-Year U.S. Treasury Notes futures contracts are based are notes issued by the U.S. government (as of the date hereof) with a remaining term to maturity of at least six and a half years, but not more than 10 years, from the first day of the delivery month. Treasury Notes are sold in increments of $100 USD. The price and interest rate of a note are determined at auction. The price may be greater than, less than or equal to the note’s par amount of $100 USD.

Disclaimers

The US Government Bond Futures Rolling Strategy Index, European Government Bond Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices. Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN GOLDMAN SACHS PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO GOLDMAN SACHS PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE GOLDMAN SACHS PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO GOLDMAN SACHS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND GOLDMAN SACHS.

European Government Bond Futures Rolling Strategy Index

The European Government Bond Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is a fixed income index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 31, 1991; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The European Government Bond Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of futures contracts on bonds of the Federal Republic of Germany (“German bonds”) currently listed for trading on the Eurex. The European Government Bond Futures Rolling Strategy Index is comprised of futures contracts on German bonds (“Euro bond futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the Euro bond futures contracts equals one Euro bond issued by the Federal Republic of Germany with a par value of 100,000 euros. The European Government Bond Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The German bonds on which the Euro bond futures contracts are based are German bonds issued by the Federal Republic of Germany, which (as of the date hereof) have a remaining term at the time of expiration of the Euro bond futures contracts of 8.5 to 10.5 years and a coupon of 6%. The European Government Bond Futures Rolling Strategy Index is calculated in euros (€) on a total return basis. The European Government Bond Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the European Government Bond Futures Rolling Strategy Index

The European Government Bond Futures Rolling Strategy Index is comprised of Euro bond futures contracts. Each Euro bond futures contract expires on a specific quarter end date (March, June, September or December). The Euro bond futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the Euro bond futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. At any given time, there is more than one listed Euro bond futures contract on Eurex, and the European Government Bond Futures Rolling Strategy Index includes the first nearby Euro bond futures contract that has not reached expiration or a roll period. As the first nearby Euro bond futures contract approaches its expiration month, the Eurex rules require that any holder of a contract that will be delivering German bonds to its counterparty at expiration give notice within a specified period that it will make such delivery. The first such date is called the first notice date. As the first nearby Euro bond futures contract approaches its first notice date, it will be replaced by the second nearby Euro bond futures contract via a replacement process referred to as rolling. For example, a Euro bond futures contract may have a June expiration. As time passes, the contract expiring in June is replaced by a Euro bond futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three Eurex exchange business days starting from, and including, the third to last Eurex exchange business day prior to the first notice date of the expiring Euro bond futures contract to, and including, the last Eurex exchange business day prior to the first notice date of such expiring Euro bond futures contract. On each Eurex exchange business day during the roll period, one third of the notional investment in the first nearby Euro bond futures contract is rolled into the second nearby Euro bond futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the Euro bond futures contract valuation prices for one or both of the first nearby and second nearby Euro bond futures contracts are not published or are otherwise unavailable as further described below.

Calculation of the European Government Bond Futures Rolling Strategy Index

The European Government Bond Futures Rolling Strategy Index is calculated in euros on a total return basis and the value of the index is calculated on each Eurex exchange business day, which is each day on which the Eurex is open for trading. The value of the European Government Bond Futures Rolling Strategy Index on each Eurex exchange business day is calculated as follows: the product of (i) the value of the European Government Bond Futures Rolling Strategy Index as of the immediately preceding Eurex exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the Euro bond futures contracts (calculated as described below) on such Eurex exchange business day plus (b) the overnight interest rate for the immediately preceding Eurex exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each Eurex exchange business day (other than during the roll period), the daily return ratio of the value of the Euro bond futures contracts is calculated as the quotient of (a) the Euro bond futures contract valuation price, which is the official daily settlement price per Euro bond futures contract quoted by the Eurex on such Eurex exchange business day, on the relevant Eurex exchange business day divided by (b) the Euro bond futures contract valuation price on the immediately preceding Eurex exchange business day. During the roll period, the daily return ratio of the values of the Euro bond futures contracts is calculated as the quotient of (a) the Euro bond futures contract valuation price of the second nearby Euro bond futures contract on such Eurex exchange business day divided by (b) the Euro bond futures contract valuation price of the second nearby Euro bond futures contract on the immediately preceding Eurex exchange business day, rather than the first nearby Euro bond futures contract to the extent the index’s investment has been rolled over.

The overnight interest rate used to calculate the value of the European Government Bond Futures Rolling Strategy Index is the overnight interest rate published on the Reuters page EUR-EONIA-OIS-COMPOUND on EONIA RSF.REC.EONIA=.NaE, which follows the ACT/360 day count fraction convention. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If this overnight interest rate is not published or is otherwise unavailable for an applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When the Euro bond futures contract valuation price for the first nearby and/or the second nearby Euro bond futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the European Government Bond Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of European Government Bond Futures Contracts

Unavailability Outside of the Roll Period

If the Euro bond futures contract valuation price for the first nearby Euro bond futures contract is not published or otherwise unavailable on any Eurex exchange business day outside the roll period, then the calculation agent will not calculate any value for the European Government Bond Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following Eurex exchange business day, the Euro bond futures contract valuation price for the first nearby Euro bond futures contract is available, the daily return ratio of the value of the Euro bond futures contracts is calculated as the quotient of (a) the Euro bond futures contract valuation price on that immediately following Eurex exchange business day divided by (b) the last available Euro bond futures contract valuation price; provided, however, that if such immediately following Eurex exchange business day is the first day of the roll period and the Euro bond futures contract valuation price for the second nearby Euro bond futures contract is not published or is otherwise unavailable on that immediately following Eurex exchange business day, then, as further described below, the calculation agent will not calculate any value for the European Government Bond Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the Euro bond futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Euro bond futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•
Case 1: If (a) the Euro bond futures contract valuation price is not published or is otherwise unavailable on the first Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts and (b) the Euro bond futures contract valuation price is available on the second Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts, then:
o
One half of the notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the second Eurex exchange business day of the roll period; and, if the Euro bond futures contract valuation price is also available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts, then the second half of the notional investment in the first nearby Euro bond futures contract will be rolled over into the second nearby Euro bond futures contract on the third Eurex exchange business day of the roll period; but
o
If the Euro bond futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, then rolling of any remaining portion of the notional investment in the first nearby Euro bond futures contract will be carried out as described below in Case 4.

•
Case 2: If the Euro bond futures contract valuation price is not published or is otherwise unavailable on both the first and second Eurex exchange business days of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, then
o
If the Euro bond futures contract valuation price is available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts, then the entire notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the third Eurex exchange business day of the roll period; but
o
Otherwise, the rolling of any remaining portion of the notional investment in the first nearby Euro bond futures contract will be carried out as described below in Case 4.
•
Case 3: If the Euro bond futures contract valuation price is available on the first Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts (on that day one-third of the notional investment in the first nearby Euro bond futures contract is rolled over into the second nearby Euro bond futures contract), but the Euro bond futures contract valuation price is not published or is otherwise unavailable on the second Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, then the remaining two-thirds of the notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the third Eurex exchange business day of the roll period. However, if the Euro bond futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, the rolling of any remaining portion of the notional investment in the first nearby Euro bond futures contract will be carried out as described below in Case 4.
•
Case 4: In any situation where the Euro bond futures contract valuation price for either or both of the first nearby and second nearby Euro bond futures contracts is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third Eurex exchange business days of the roll period only, on both the second and third Eurex exchange business days of the roll period only or on all three Eurex exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the first notice date. The first notice date is the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period. On the first notice date, rolling will be effected by using the first traded prices for the first nearby Euro bond futures contract and the second nearby Euro bond futures contract, provided that, if on such first notice date the first traded price for the first nearby Euro bond futures contract and/or the second nearby Euro bond futures contract is not published or is otherwise unavailable, then the first nearby Euro bond futures contract will be sold at the Euro bond futures contract valuation price for such first nearby Euro bond futures contract on the last reference day (which is the last Eurex exchange business day on which the Euro bond futures contract valuation prices for both of the first nearby and second nearby Euro bond futures contracts were available) and the second nearby Euro bond futures contract will be bought at the Euro bond futures contract valuation price for such second nearby Euro bond futures contract on the last reference day.

When rolling does not occur on a Eurex exchange business day during the roll period because the Euro bond futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Euro bond futures contracts (such day is referred to as a “bond no-roll Eurex exchange business day”), the calculation agent does not calculate a value for the European Government Bond Futures Rolling Strategy Index and instead publishes the last available value.

If, on any Eurex exchange business day immediately following a bond no-roll Eurex exchange business day, the Euro bond futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the European Government Bond Futures Rolling Strategy Index on that Eurex exchange business day. The level of the European Government Bond Futures Rolling Strategy Index on the Eurex exchange business day immediately following the bond no-roll Eurex exchange business day is calculated as follows: the value of the European Government Bond Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such Eurex exchange business day falls within the roll period, the weighted performance of the first nearby Euro bond futures contract and the weighted performance of the second nearby Euro bond futures contract from the last reference day to such Eurex exchange business day; or (b) if such Eurex exchange business day is the first notice date of the first nearby Euro bond futures contract, the product of (x) the weighted performance of the first nearby Euro bond futures contract from the last reference day up to the rolling effected as of the opening of the market on such first notice date, (y) the weighted performance of the second nearby Euro bond futures contract from the last reference day up to the rolling effected as of the opening of the market on such first notice date and (z) the performance of the second nearby Euro bond futures contract, including the second nearby contracts into which any remaining portion of the first nearby Euro bond futures contract is rolled over on such first notice date, calculated based on the opening price and the official daily settlement price of the second nearby Euro bond futures contract on such first notice date (if the official daily settlement price of the second nearby Euro bond futures contract is not published or is otherwise unavailable on such first notice date, then the calculation agent does not calculate any value for the European Government Bond Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the European Government Bond Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The calculation agent may consult the index committee when it comes to interpretation of the methodology.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the Euro bond futures contracts are modified, the index committee may take steps it considers appropriate in response.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five Eurex exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the Euro bond futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 Eurex exchange business days prior to their effective date.

German Bonds

The German bonds on which the Euro bond futures contracts are based are German bonds issued by the Federal Republic of Germany. These German bonds (as of the date hereof) have a remaining term at the time of expiration of the Euro bond futures contracts of 8.5 to 10.5 years and a coupon of 6%.

Disclaimer

The European Government Bond Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices. Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

Japanese Government Bond Futures Rolling Strategy Index

The Japanese Government Bond Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is a fixed income index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 30, 1991; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The Japanese Government Bond Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest) of 10-Year Japanese Government Bond futures contracts currently listed for trading on the Osaka Securities Exchange (“OSE”). The Japanese Government Bond Futures Rolling Strategy Index is comprised of 10-Year Japanese Government Bond futures contracts (“JGB futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of JGB futures contracts equals one interest bearing JGB bond with a face value of 100 million yen and (as of the date hereof) a time to maturity at delivery of at least 7 years or more but less than 11 years. The Japanese Government Bond Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The Japanese Government Bond Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis. The Japanese Government Bond Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the Japanese Government Bond Futures Rolling Strategy Index

The Japanese Government Bond Futures Rolling Strategy Index is comprised of JGB futures contracts. At the time the Japanese Government Bond Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. The JGB futures contract expire on a specific quarter end date (March, June, September or December). At any given time, there is more than one JGB futures contract listed on the OSE. The JGB futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the JGB futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The Japanese Government Bond Futures Rolling Strategy Index includes the first nearby JGB futures contract that has not reached expiration or a roll period. As the first nearby JGB futures contract comes to its last trade date, it is replaced by the second nearby JGB futures contract via a replacement process referred to as rolling. For example, a JGB futures contract may have a June expiration. As time passes, the contract expiring in June is replaced by a JGB futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three exchange business days starting from, and including, the third to last exchange business day prior to the last trade date of the first nearby JGB futures contract to, and including, the last exchange business day prior to the last trade date of such expiring JGB futures contract. On each exchange business day during the roll period, one third of the notional investment in the first nearby JGB futures contract is rolled into the second nearby JGB futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the JGB futures contract valuation prices for one or both of the first nearby and second nearby JGB Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the Japanese Government Bond Futures Rolling Strategy Index

The Japanese Government Bond Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis and the value of the index is calculated on each exchange business day, which is each day on which the OSE is open for trading. The value of the Japanese Government Bond Futures Rolling Strategy Index on any given exchange business day is calculated as follows: the product of (i) the value of the Japanese Government Bond Futures Rolling Strategy Index as of the immediately preceding exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the JGB futures contracts (calculated as described below) on such day plus (b) the overnight interest rate for the immediately preceding exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each exchange business day (other than during the roll period), the daily return ratio of the value of the JGB futures contracts is calculated as the quotient of (a) the JGB futures contract valuation price on the relevant exchange business day divided by (b) the JGB futures contract valuation price on the immediately preceding exchange business day. The JGB futures contract valuation price is the last traded price per JGB futures contract quoted by the OSE on such exchange business day, provided that if there is a closing special quote per JGB futures contract quoted by the OSE such quote shall be deemed to be the relevant JGB futures contract last traded price. Special quotes are mechanisms designed to prevent wild short-term price fluctuations. During the roll period, the calculation of the daily return ratio of the JGB futures contracts will reflect the price of the second nearby JGB futures contract rather than the first nearby JGB futures contract to the extent the index’s investment has been rolled over during the roll period.

The interest rate calculation uses the overnight interest rate published on the Reuters page JPY-BOJ-TONAT and the ACT/365 (Fixed) day count fraction convention. In the ACT/365 (Fixed) day count fraction convention, the actual number of days in the relevant period is divided by 365. If the overnight interest rate is not published or is otherwise unavailable for the applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When the JGB futures contract valuation price for the first nearby and/or the second nearby JGB futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the Japanese Government Bond Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of Japanese Government Bond Futures Contracts

Unavailability Outside of the Roll Period

If the JGB futures contract valuation price for the first nearby JGB futures contract is not published or otherwise unavailable on any exchange business day outside the roll period, then the calculation agent will not calculate any value for the Japanese Government Bond Futures Rolling Strategy Index and will publish the last available value for the index.

If, on the immediately following exchange business day, the JGB futures contract valuation price for the first nearby JGB futures contract is available, the daily return ratio of the value of the JGB futures contracts is calculated as the quotient of (a) the JGB futures contract valuation price on that exchange business day divided by (b) the last available JGB futures contract valuation price. However, if such exchange business day is the first day of the roll period and the JGB futures contract valuation price for the second nearby JGB futures contract is not published or is otherwise unavailable on that exchange business day, then, as further described below, the calculation agent will not calculate any value for the Japanese Government Bond Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the JGB futures contract valuation price is not published or is otherwise unavailable for one or both of the first nearby and second nearby JGB futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•
Case 1: If the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the first exchange business day of the roll period, then:
o
One half of the notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the second exchange business day of the roll period if the JGB futures contract valuation prices for both the first nearby and second nearby JGB futures contracts are available on such second exchange business day, and the second half of the notional investment in the first nearby JGB futures contract will be rolled over into the second nearby JGB futures contract on the third exchange business day of the roll period if the JGB futures contract valuation prices for both the first nearby and second nearby JGB future contracts are available on the third exchange business day;
o
If the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby JGB futures contract will be carried out as described below in Case 4.
•
Case 2: If the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on both of the first and second exchange business days of the roll period, then
o
-The entire notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the third exchange business day of the roll period; however
o
If the JGB futures contract valuation price of one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby JGB futures contract will be carried out as described below in Case 4.
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Case 3: If the JGB futures contract valuation price for both of the first nearby and second nearby JGB futures contracts is available on the first exchange business day of the roll period, on which day one third of the notional investment in the first nearby JGB futures contract is rolled over into the second nearby JGB futures contract, but the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the second exchange business day of the roll period, then the remaining two-thirds of the notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the third exchange business day of the roll period. However, if the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby JGB futures contract will be carried out as described below in Case 4.
•
Case 4: In any situation where the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both of the first and third exchange business days of the roll period only, on both of the second and third exchange business days of the roll period only or on all of the three exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the last trade date. The last trade date is the exchange business day immediately following the third exchange business day of the roll period. On the last trade date rolling will be effected by using the first traded prices for the first nearby JGB futures contract and the second nearby JGB futures contract, provided that, if on such last trade date the first traded price for the first nearby JGB futures contract and/or the second nearby JGB futures contract is not published or is otherwise unavailable, then the first nearby JGB futures contract will be sold at the valuation price for such first nearby JGB futures contract on the last reference day (which is the last exchange business day on which the valuation prices for both of the first nearby and second nearby JGB futures contracts were available) and the second nearby JGB futures contract will be bought at the valuation price for such second nearby JGB futures contract on the last reference day.

When rolling does not occur on an exchange business day during the roll period because the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable (such day is referred to as a “no-roll exchange business day”), the calculation agent does not calculate a value for the Japanese Government Bond Futures Rolling Strategy Index and instead publishes the last available value.

If, on any exchange business day immediately following a no-roll exchange business day, the JGB futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the Japanese Government Bond Futures Rolling Strategy Index on that exchange business day. The level of the Japanese Government Bond Futures Rolling Strategy Index on such exchange business day is calculated as follows: the value of the Japanese Government Bond Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such exchange business day falls within the roll period, the weighted performance of the first nearby JGB futures contract and the weighted performance of the second nearby JGB futures contract from the last reference day to such exchange business day; or (b) if such exchange business day is the last trade date, the product of (x) the weighted performance of the first nearby JGB futures contract from the last reference day up to the rolling effected as of the opening of the market on the last trade date, (y) the weighted performance of the second nearby JGB futures contract from the last reference day up to the rolling effected as of the opening of the market on the last trade date and (z) the performance of the second nearby JGB futures contract, including the second nearby contracts into which any remaining portion of the first nearby JGB futures contract is rolled over on the last trade date, from the opening of the market to market close on the last trade date (if the last traded price of the second nearby JGB futures contract is not published or is otherwise unavailable on such last trade date, then the calculation agent does not calculate any value for the Japanese Government Bond Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the Japanese Government Bond Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees). Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The calculation agent may consult the index committee when it comes to interpretation of the methodology.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the JGB futures contracts are modified, the index committee may take steps it considers appropriate in response.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the JGB futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 exchange business days prior to their effective date.

JGB Futures Contracts

The JGB futures contracts underlying the Japanese Government Bond Futures Rolling Strategy Index are contracts to buy or sell standardized trading units. One trading unit of JGB futures contracts equals one interest bearing JGB Bond with a face value of 100 million yen (as of the date hereof) and a time to maturity at delivery of at least 7 years or more but less than 11 years. At the time the index invests in them, the futures contracts will have a term to maturity of approximately three months. The JGB futures contracts require delivery of publicly offered interest-bearing JGB bonds with 7 years or more but less than 11 years remaining to maturity as of the issued date and the delivery date. The JGB futures contracts assume an annual interest rate of 6%, but each JGB bond’s interest rate is decided according to the JGB bond’s market value at the time of issue and will remain unchanged until maturity. The OSE will publish acceptable deliverable JGB bonds and their conversion factors for every JGB futures contract delivery date.

Disclaimer

The Japanese Government Bond Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices. Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

Emerging Markets Equity Futures Rolling Strategy Index

The Emerging Markets Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a launch date of April 14, 2011, with a starting value of 100 as of January 2, 2009; and
•
is sponsored by Goldman Sachs International (“GSI”) and calculated by Standard and Poor’s (“index calculation agent”).

The Emerging Markets Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with a synthetic exposure to the total return (including income from interest) of E-mini futures contracts on the MSCI Emerging Markets Index currently listed for trading on the ICE Futures U.S. (formerly NYSE Liffe U.S.). The Emerging Markets Equity Futures Rolling Strategy Index is comprised of E-mini MSCI Emerging Markets Index futures contracts (“EM equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the E-mini MSCI Emerging Markets Index futures contracts equals $50 multiplied by the MSCI Emerging Markets Index (price return version). The Emerging Markets Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The MSCI Emerging Markets Index is a free-float adjusted market capitalization index intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index contains large capitalization and mid-capitalization stocks and its constituent stocks are derived from the constituent stocks in the 24 MSCI standard single country indices for the emerging market countries listed above. The Emerging Markets Equity Futures Rolling Strategy Index is calculated in U.S. dollars ($) on a total return basis. The Emerging Markets Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the index calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the Emerging Markets Equity Futures Rolling Strategy Index

The Emerging Markets Equity Futures Rolling Strategy Index is comprised of EM equity futures contracts. EM equity futures contracts have a quarterly expiration period (March, June, September or December). The EM equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the EM equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The Emerging Markets Equity Futures Rolling Strategy Index includes the first nearby EM equity futures contracts that have not reached expiration or a roll period. When the first nearby EM equity futures contracts come to expiration, they are replaced by the second nearby EM equity futures contracts via a replacement process referred to as rolling. For example, an EM equity futures contract purchased and held in May specify a June expiration. As time passes, the contract expiring in June is replaced by an EM equity futures contract for delivery in September.

Rolling is carried out during the “roll period”. The roll period refers to the five index business days starting from, and including, the fifth last index business day prior to the last trade date of the first nearby EM equity futures contract to, and including, the last index business day prior to the last trade date of such expiring EM equity futures contract. On each index business day during the roll period, one fifth of the notional investment in the first nearby EM equity futures contract is rolled into the second nearby EM equity futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the EM equity futures contracts valuation prices for one or both of the first nearby and second nearby EM equity futures contracts are not published or are otherwise unavailable as further described below.

Calculation of the Emerging Markets Equity Futures Rolling Strategy Index

The Emerging Markets Equity Futures Rolling Strategy Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each index business day, which is each day on which the NYSE is open for trading. The value of the Emerging Markets Equity Futures Rolling Strategy Index on any given index business day is calculated as follows: the product of (i) the value of the Emerging Markets Equity Futures Rolling Strategy Index as of the immediately preceding index business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the EM equity futures contracts (calculated as described below) on such day plus (b) the overnight interest rate for the calculation period.

On any given index business day (other than during the roll period), the daily return ratio of the value of the EM equity futures contracts is calculated as the quotient of (a) the EM equity futures contracts valuation price, which is the official daily settlement price per EM equity futures contract quoted by the relevant exchange on such index business day, on the relevant index business day divided by (b) the EM equity futures contracts valuation price on the immediately preceding index business day. During the roll period, the calculation of the daily return ratio of the EM equity futures contracts will reflect the price of the second nearby EM equity futures contracts into which the first nearby EM equity futures contracts are gradually rolled over.

The interest rate calculation uses the overnight interest rate published on the Global Insight DRI page USD-FEDERAL-FUNDS-H15 and the ACT/360 day count fraction convention, as defined in the 2006 ISDA Definitions. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If the overnight interest rate is not published or is otherwise unavailable for any the applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When at any given time the EM equity futures contracts valuation prices for the first nearby EM equity futures contracts and/or the second nearby EM equity futures contracts are not published or are otherwise unavailable, the index calculation agent will not calculate the daily index value of the Emerging Markets Equity Futures Rolling Strategy Index or will calculate such value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of EM Equity Futures Contracts

Unavailability Outside of the Roll Period

If the EM equity futures contracts valuation price for the first nearby EM equity futures contracts is not published or otherwise unavailable on any index business day outside the roll period, then the index calculation agent will not calculate any value for the Emerging Markets Equity Futures Rolling Strategy Index and will publish the last available value for the index.

If, on the immediately following index business day, the EM equity futures contracts valuation price for the first nearby EM equity futures contract is available, the daily return ratio of the value of the EM equity futures contracts is calculated as the quotient of (a) the EM equity futures contracts valuation price on that index business day divided by (b) the last available EM equity futures contracts valuation price; however, if such index business day is the first day of the roll period and the EM equity futures contracts valuation price for the second nearby EM equity futures contracts is not published or is otherwise unavailable on that index exchange business day, then, as further described below, the index calculation agent will not calculate any value for the Emerging Markets Equity Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the EM equity futures contracts valuation price for one or both of the first nearby and second nearby EM equity futures contracts is not published or is otherwise unavailable at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

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Day 1. The weight (W1) of the notional investment in the first nearby EM equity futures contracts on the first index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where d1 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the first index business day of the roll period, it will be 1. Otherwise, it will be 0.

•
Day 2. The weight (W2) of the notional investment in the first nearby EM equity futures contracts on the second index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; and d2 is a digital factor of 1 or 0 When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the second index business day of the roll period, it will be 1. Otherwise, it will be 0.

•
Day 3. The weight (W3) of the notional investment in the first nearby EM equity futures contracts on the third index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; W2 is the weight of the notional investment actually rolled on the second index business day of the roll period as calculated above; and d3 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the third index business day of the roll period, it will be 1. Otherwise, it will be 0.

•
Day 4. The weight (W4) of the notional investment in the first nearby EM equity futures contracts on the fourth index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; W2 is the weight of the notional investment actually rolled on the second index business day of the roll period as calculated above; W3 is the weight of the notional investment actually rolled on the third index business day of the roll period as calculated above; and d4 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the fourth index business day of the roll period, it will be 1. Otherwise, it will be 0.

•
Day 5. The weight (W5) of the notional investment in the first nearby EM equity futures contracts on the fifth index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts

Where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; W2 is the weight of the notional investment actually rolled on the second index business day of the roll period as calculated above; W3 is the weight of the notional investment actually rolled on the third index business day of the roll period as calculated above; W4 is the weight of the notional investment actually rolled on the fourth index business day of the roll period as calculated above; and d5 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the fifth index business day of the roll period, it will be 1. Otherwise, it will be 0.

•
In any situation where the EM equity futures contracts valuation price for one or both of the first nearby and second nearby EM equity futures contracts is not published or is otherwise unavailable on the fifth index business day of the roll period, then any remaining amount of the notional investment in the first nearby EM equity futures contracts will be rolled into the second nearby EM equity futures contracts on the last trade date. The last trade date is the index business day immediately following the fifth index business day of the roll period. On the last trade date rolling will be effected by using the first traded prices for the first nearby EM equity futures contracts and the second nearby EM equity futures contracts, provided that, if on such last trade date the first traded price for the first nearby EM equity futures contracts and/or the first traded price for the second nearby EM equity futures contracts is not published or otherwise unavailable, then the first nearby EM equity futures contracts will be sold at the valuation price for such first nearby EM equity futures contracts on the last reference day (which is the last index business day on which the valuation prices for both of the first nearby and second nearby EM equity futures contracts were available) and the second nearby EM equity futures contracts will be bought at the valuation price for such second nearby EM equity futures contracts on the last reference day.

When rolling does not occur on any given index business day during the roll period because the EM equity futures contracts valuation price for one or both of the first nearby and second nearby EM equity futures contracts is not published or is otherwise unavailable (such day is referred to as a “no-roll index business day”), the index calculation agent does not calculate a value for the Emerging Markets Equity Futures Rolling Strategy Index and instead publishes the last available value.

If, on any index business day immediately following a no-roll index business day, the EM equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the index calculation agent will apply an alternative calculation method to calculate the level of the Emerging Markets Equity Futures Rolling Strategy Index on that index business day. The level of the Emerging Markets Equity Futures Rolling Strategy Index on such index business day is calculated as follows: the value of the Emerging Markets Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such index business day falls within the roll period, the weighted performance of the first nearby EM equity futures contracts and the weighted performance of the second nearby EM equity futures contracts from the last reference day to such index business day; or (b) if such index business day is the last trade date, the product of (x) the weighted performance of the first nearby EM equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on the last trade date, (y) the weighted performance of the second nearby EM equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on such last trade date and (z) the performance of the second nearby EM equity futures contracts, including the second nearby contracts into which any remaining portion of the first nearby EM equity futures contracts are rolled over on such last trade date, calculated based on the opening price and the official daily settlement price of the second nearby EM equity futures contracts on such last trade date (if the official daily settlement price of the second nearby EM equity futures contracts is not published or is otherwise unavailable on such last trade date, then the index calculation agent does not calculate any value for the Emerging Markets Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the Emerging Markets Equity Futures Rolling Strategy Index

If the terms of the EM equity futures contracts are modified or the MSCI Emerging Markets Index is rebased or otherwise adjusted, GSI may take steps it considers appropriate in response to such modification, rebasement or adjustment.

MSCI Emerging Markets Index

The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this index supplement, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 24 MSCI standard single country indices for the emerging market countries listed above. As of the close on March 9, 2022, the index sponsor of the MSCI Emerging Markets Index reclassified Russia from emerging markets status to standalone markets status. As a result, at that time, all stocks assigned to Russia were deleted from the MSCI Emerging Markets Index at a price that was effectively zero. The MSCI Emerging Markets Index has a base date of December 31, 1987.

Construction of the MSCI Emerging Markets Index

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; and (v) classifying securities under the Global Industry Classification Standard. The MSCI Emerging Markets Index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i)
Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.
(ii)
Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i)
Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii)
Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:
(a)
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•
Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

• The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of May 2026, the equity universe minimum size requirement was set at US$537,000,000 for the Developed and Emerging Markets. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each quarterly index review, as described below.

(b)
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.
(c)
Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR mitigates the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. If 12 months of data are not available, the number of months for which data is available (previous 6 months, 3 months or 1 month) is used for the calculation of 12-month ATVR. If 3 months of data are not available, 1 month of data is used for the calculation of the 3-month ATVR and 3-month frequency of trading. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market. Securities in the MSCI China equity universe will not be eligible for inclusion in the MSCI Emerging Markets Index if the security is suspended or has been suspended for 50 consecutive business days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1)
Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).
(2)
Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).
(3)
Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US$10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(d) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(e) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a quarterly index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Emerging Markets Index, outside of a quarterly index review.

(f)
Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•
Investable Market Index (Large Cap + Mid Cap + Small Cap)
•
Standard Index (Large Cap + Mid Cap)
•
Large Cap Index
•
Mid Cap Index
•
Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For emerging market indices, the market coverage for a standard index is 42.5%. As of April 2026, the global minimum size range for an emerging market standard index is a full market capitalization of USD 3.94 billion to USD 9.06 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

•
If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the MSCI Emerging Markets Index in order to reach the minimum number of required constituents.
•
At subsequent quarterly MSCI Emerging Markets Index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Constituent index means any of the component country indices comprising the MSCI Emerging Markets Index.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI Emerging Markets Index

The performance of the MSCI Emerging Markets Index is a free float weighted average of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WMR at 4:00 P.M. London Time.

Maintenance of the MSCI Emerging Markets Index

In order to maintain the representativeness of the MSCI Indices, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of light rebalancings, aimed at promptly reflecting other significant market events under conditions of market stress. The third category consists of quarterly index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the MSCI Emerging Markets Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis.

Securities may be considered for early deletions due to one of the following scenarios:

•
The company that issued a security files for bankruptcy or for protection from their creditors and/or trading of such security is suspended, and a return to normal business activity and trading is unlikely in the near future.
•
The company that issued a security fails stock exchange listing requirements, resulting in announcements of delisting from the relevant stock exchange(s).

Securities may also be considered for an early deletion due to a corporate event when:

•
The foreign inclusion factor of the security decreases or is expected to decrease to below 0.15, unless it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off.
•
The foreign inclusion factor decreases for an existing constituent of a standard index with a foreign inclusion factor already lower than 0.15.
•
A constituent company acquires or merges with a non-index constituent company or spins-off another company and is no longer eligible to be maintained.
•
A constituent’s share class converts into another share class resulting in the deletion of one or more share classes from the indexes.
•
A constituent company is involved in a large corporate event with significant market capitalization change, the securities of the constituent company might be early deleted from the index simultaneously with the event.

In between the regularly scheduled quarterly index review, certain corporate events may lead to changes in the number of shares and/or the foreign inclusion factors of an existing index constituent. Such changes in number of shares and/or foreign inclusion factors related to primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented simultaneously with the event. However, if the implementation threshold is not met, such changes are considered for implementation at a subsequent index review. The post event number of shares and/or foreign inclusion factor is estimated based on the terms of the event and any publicly available information on the post event shareholding structure. When subsequent public disclosure is made by the company regarding the new shareholder structure following the event implementation resulting in a different estimate than that calculated at the time of the event, MSCI will update the number of shares, and/or foreign inclusion factors at the following regularly scheduled index review. Pending number of shares and/or free float changes, if any, including any change in shareholder structure and/or foreign ownership limits, are implemented simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent quarterly index review. Changes that do not meet the criteria for implementation at the time of the event as explained above are implemented at a subsequent quarterly index review. All changes resulting from corporate events are announced prior to their implementation.

MSCI’s light rebalancing process aims to ensure that the country indices continue to be an accurate reflection of evolving equity markets during conditions of market stress. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the quarterly index review due to their importance. MSCI will consider switching to a “light rebalancing” in place of the usual quarterly index review only if one of the following two conditions is met within the last ten business days of the month prior to the announcement date of a quarterly index review (the “market monitoring period”): (1) for any 3 days within the market monitoring period, the MSCI ACWI Index-weighted bid-ask spread breaches 0.19% and the MSCI ACWI Index volatility over the past 10 business days breaks 0.55 or (2) there are unexpected full day or partial stock exchange closures impacting 20% of MSCI ACWI Index constituents cumulatively over the market monitoring period. The final decision of whether or not to switch to a “light rebalancing” will be taken by relevant MSCI index committee(s). These light rebalancings may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. During light rebalancings, foreign inclusion factors and number of shares will be reviewed as discussed below. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s quarterly index review is designed to systematically reassess the component securities of the index. During each quarterly index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each quarterly index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); changes in “foreign inclusion factors” are implemented; and changes in number of shares are updated. During a quarterly index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. As discussed above, small changes in the number of shares are generally updated at the quarterly index review rather than at the time of the event, provided that the absolute number of shares change is at least 1,000 shares or the relative number of shares change is at least 0.02%. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement at least two quarterly index reviews prior (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given quarterly index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates, which are generally set at the close of the last business day of February, May, August and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Disclaimers

MSCI HAS NO CONNECTION, AFFILIATION, OBLIGATION, OR LIABILITY IN, TO, OR WITH GOLDMAN SACHS OR THE GOLDMAN SACHS INDEX AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS INDEX.

The Emerging Markets Equity Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices. Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

Bloomberg Gold Subindex Total Return

The Bloomberg Gold Subindex Total Return (which we may refer to as the “index”) is a sub-index of the Bloomberg Commodity IndexSM. The Bloomberg Gold Subindex Total Return is comprised of exchange-traded futures on gold that are included in the Bloomberg Commodity IndexSM. While the Bloomberg Gold Subindex Total Return is generally calculated in the same manner as the Bloomberg Commodity IndexSM, it is based entirely on the gold futures contract included in the Bloomberg Commodity IndexSM. The Bloomberg Gold Subindex Total Return is measured on total return basis, which means it reflects the returns that are potentially available through an unleveraged investment in the gold contracts composing the index plus hypothetical interest that could be earned at a Treasury bill rate on funds committed to the trading of the futures contracts.

The Bloomberg Commodity IndexSM is an index tracking the performance of a weighted basket of futures contracts on certain physical commodities. The level of the Bloomberg Commodity IndexSM therefore goes up or down depending on the overall performance of such weighted basket of commodity futures contracts. The Bloomberg Commodity IndexSM reflects the excess returns that are potentially available through an unleveraged investment in the commodities that are included in the Bloomberg Commodity IndexSM as described below.

The calculation of the Bloomberg Gold Subindex Total Return follows the same rules, including rounding conventions, as the calculation of Bloomberg Commodity IndexSM, with the following difference: the Bloomberg Gold Subindex Total Return is calculated on a daily basis using both the lead future and next future contract for gold. The weighted average value of the lead future contract or the next future contract, as applicable, is calculated as the product of the price of the applicable gold contract multiplied by the applicable commodity index multiplier (which we refer to as the CIM), as determined for the Bloomberg Commodity IndexSM on the CIM Determination Date. In the event that the CIM for gold is zero, the Bloomberg Gold Subindex Total Return will continue to use the most recent non-zero CIM for all future calculations.

Additional information about the Bloomberg Gold Subindex Total Return and the Bloomberg Commodity IndexSM is available on the following website: bloombergindexes.com/. We are not incorporating by reference the website or any material it includes into this index supplement.

Bloomberg has no obligation to continue to publish, and may discontinue publication of, the Bloomberg Gold Subindex Total Return or the Bloomberg Commodity IndexSM.

Neither we nor any of our affiliates made any due diligence inquiry with respect to the Bloomberg Gold Subindex Total Return or the Bloomberg Commodity IndexSM or make any representation that any public information regarding the Bloomberg Gold Subindex Total Return, the Bloomberg Commodity IndexSM or the index sponsor is accurate or complete.

Index Description

Because the Bloomberg Gold Subindex Total Return is a sub-index of the Bloomberg Commodity IndexSM, the rules with respect to its calculation and composition derive from the Bloomberg Commodity IndexSM. We therefore include the following information on the Bloomberg Commodity IndexSM.

The Bloomberg Commodity IndexSM currently is composed of the prices of twenty-three exchange-traded contracts on twenty-one physical commodities. An exchange-traded commodity contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The commodities included in the Bloomberg Commodity IndexSM for 2021 are: aluminum, coffee, copper, corn, cotton, crude oil (WTI crude and Brent crude), gold, ultra-low-sulfur diesel (heating oil), lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, silver, soybean meal, soybean oil, soybeans, sugar, unleaded gasoline, wheat (Soft (Chicago) wheat and Hard Red Winter (Kansas City) wheat) and zinc.

The Bloomberg Commodity IndexSM Governance, Audit and Review Structure. BISL uses two primary committees to provide overall governance and oversight of its benchmark administration activities:

•
The product, risk and operations committee provides direct governance and is responsible for the first line of controls over the creation, design, production and dissemination of benchmark indices, strategy indices and fixings administered by BISL, including the Bloomberg Commodity IndexSM. The product, risk and operations committee is composed of Bloomberg personnel with significant experience or relevant expertise in relation to financial benchmarks. Meetings are attended by Bloomberg legal & compliance personnel. Nominations and removals are subject to review by Bloomberg’s benchmark oversight committee, discussed below.
•
The oversight function is provided by the benchmark oversight committee. The benchmark oversight committee is independent of the product, risk and operations committee and is responsible for reviewing and challenging the activities carried out by the product, risk and operations committee. In carrying out its oversight duties, the benchmark oversight committee receives reports of management information both from the product, risk and operations committee as well as Bloomberg legal and compliance members engaged in second level controls.

On a quarterly basis, the product, risk and operations committee reports to the benchmark oversight committee on governance matters, including but not limited to client complaints, the launch of new benchmarks, operational incidents (including errors & restatements), major announcements and material changes concerning the benchmarks, the results of any reviews of the benchmarks (internal or external) and material stakeholder engagements.

As described in more detail below, the Bloomberg Commodity IndexSM is reconstituted and rebalanced each year in January with respect to relative liquidity and production percentages. The composition and annual weightings for the Bloomberg Commodity IndexSM are determined each year by BISL employees operating within the product, risk and operations committee under the oversight of the benchmark oversight committee. Once approved, the new composition of the Bloomberg Commodity IndexSM is publicly announced, and takes effect in the month of January immediately following the announcement.

Set forth below is a summary of the composition of, and the methodology used to calculate, the Bloomberg Commodity IndexSM as of the date of this index supplement. The methodology for determining the composition and weighting of the Bloomberg Commodity IndexSM and for calculating its level is subject to modification in a manner consistent with the purposes of the Bloomberg Commodity IndexSM, as described below. BISL makes the official calculation of the level of the Bloomberg Commodity IndexSM.

GS&Co. and/or certain of its affiliates will trade the contracts comprising the Bloomberg Commodity IndexSM, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. GS&Co. and/or certain of its affiliates may underwrite or issue other securities or financial instruments linked to the Bloomberg Commodity IndexSM and related indices. These activities could present certain conflicts of interest and could adversely affect the level of the Bloomberg Commodity IndexSM. There may be conflicts of interest between you and GS&Co.

Composition of the Bloomberg Commodity IndexSM

Commodities Available for Inclusion in the Bloomberg Commodity IndexSM.

Commodities are selected for the Bloomberg Commodity IndexSM that are believed to be both sufficiently significant to the world economy to merit consideration and that are tradable through a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metals Exchange (“LME”) and the contract for Brent Crude Oil and Low Sulphur Gas Oil, each of the commodities is the subject of at least one futures contract that trades on a U.S. exchange. Twenty-five commodities are considered to be eligible for inclusion in the Bloomberg Commodity IndexSM. They are: aluminum, cocoa, coffee, copper, corn, cotton, crude oil (WTI crude and Brent crude), gold, ultra-low-sulfur diesel (heating oil), lead, lean hogs, live cattle, low sulphur gas oil, natural gas, nickel, platinum, silver, soybean meal, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat (Soft (Chicago) wheat and Hard Red Winter (Kansas City) wheat) and zinc.

The twenty-one commodities represented in the Bloomberg Commodity IndexSM for 2021 are: aluminum, coffee, copper, corn, cotton, crude oil (WTI crude and Brent crude), gold, ultra-low-sulfur diesel (heating oil), lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, silver, soybean meal, soybean oil, soybeans, sugar, unleaded gasoline, wheat (Soft (Chicago) wheat and Hard Red Winter (Kansas City) wheat) and zinc.

Designated Contracts for Each Commodity. One or more commodity contracts known as “designated contracts” are selected by BISL for each commodity. With the exception of several LME contracts, which are traded in London, low sulphur gas oil, which is traded on the ICE Futures Europe, in London, crude oil, for which two designated contracts have been selected, and wheat for which two designated contracts that are traded in North America have been selected, BISL selects for each index commodity one commodity contract that is traded in North America and denominated in U.S. dollars. Currently, only one contract on gold is included in the Bloomberg Commodity IndexSM. Data concerning the designated contracts is used to calculate the Bloomberg Commodity IndexSM. It is possible that BISL will in the future select more than one designated contract for additional commodities or may select designated contracts that are traded outside of the United States or in currencies other than the U.S. dollar. For example, in the event that changes in regulations concerning position limits materially affect the ability of market participants to replicate the Bloomberg Commodity IndexSM in the underlying futures markets, BISL may include multiple designated contracts for one or more commodities (in addition to crude oil and wheat) in order to enhance liquidity. The termination or replacement of a commodity contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, BISL would select a commodity contract it deemed to be comparable, if available, to replace the designated contract.

Annual Reconstitution and Rebalancing of the Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM is reconstituted and rebalanced each year in January on a price-percentage basis. The annual constitution and weightings for the Bloomberg Commodity IndexSM are determined each year by BISL employees operating within the product, risk and operations committee under the oversight of the benchmark oversight committee. Once approved, the new composition of the Bloomberg Commodity IndexSM is publicly announced, and takes effect in the month of January immediately following the announcement.

Calculations

The Bloomberg Gold Subindex Total Return reflects the returns on a “fully collateralized” investment in the Bloomberg Gold Subindex. To explain what is meant by “fully collateralized”, as a general matter, investors can enter into a commodity contract without paying the full value of the commodity contract by depositing margin that amounts to only a fraction of the full purchase price, which is referred to as an “uncollateralized” investment. On the other hand, to invest in a “fully-collateralized” investment, an investor needs to put up margin that equals the entire purchase price at the time of the establishment of the commodity contract. The clearing house that holds the margin as collateral for commodity contracts traded generally pays interest at U.S. Treasury bill rates on the monies held for the investors.

The Bloomberg Gold Subindex Total Return combines the returns of the Bloomberg Gold Subindex with the returns on cash collateral invested in Treasury Bills, which are reinvested into the Bloomberg Gold Subindex. The returns on cash collateral invested in Treasury Bills are calculated by using the most recent weekly auction high rate for 13 week (3 Month) U.S. Treasury Bills, as reported by the Bureau of the Public Debt of the U.S. Treasury, or any successor source, which is generally published once per week on Monday. The auction results are also available under the Bloomberg ticker USB3MTA Index.

The Bloomberg Gold Subindex is calculated on an excess return basis by applying the impact of the changes to the prices of futures contracts included in the Bloomberg Gold Subindex (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Bloomberg Gold Subindex is a mathematical process whereby the CIMs for the commodities included in the Bloomberg Gold Subindex are multiplied by respective prices in U.S. dollars for the applicable designated contracts. These products are then summed. The percentage change in this sum is then applied to the immediately preceding index value to calculate the then current index value.

The Bloomberg Commodity IndexSM Is a Rolling Index. The Bloomberg Commodity IndexSM is composed of futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically contracts on physical commodities specifying delivery on a nearby date must be sold and contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each futures contract occurs over a period of five Bloomberg Commodity IndexSM business days each month according to a pre-determined schedule. This process is known as “rolling” a futures contract position. The Bloomberg Commodity IndexSM is, therefore, a “rolling index”.

Index Calculation Disruption Events. From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Bloomberg Commodity IndexSM will be adjusted in the event that BISL determines that any of the following index calculation disruption events exists:

•
termination or suspension of, or material limitation or disruption in the trading of any futures contract or first nearby futures contract used in the calculation of the Bloomberg Commodity IndexSM on that day,
•
the settlement value of any futures contract used in the calculation of the Bloomberg Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement value,
•
the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Bloomberg Commodity IndexSM, or
•
with respect to any futures contract used in the calculation of the Bloomberg Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

If a market disruption event occurs on any Bloomberg Commodity IndexSM business day during a hedge roll period (which the index sponsor defines as the fifth through ninth Bloomberg Commodity IndexSM business day of each month) in any month other than January affecting any futures contract included in the Bloomberg Commodity IndexSM, the portion of the roll that would have taken place on that Bloomberg Commodity IndexSM business day is deferred until the next Bloomberg Commodity IndexSM business day on which such conditions do not exist. If any of these conditions exist throughout the hedge roll period, the roll with respect to the affected contract will be effected in its entirety on the next Bloomberg Commodity IndexSM business day on which such conditions no longer exist. The market disruption event will not postpone the roll for any other futures contract for which a market disruption event has not occurred.

In the event that a market disruption event occurs during the hedge roll period scheduled for January of each year affecting a futures contract included in the Bloomberg Commodity IndexSM, the rolling or rebalancing of the relevant designated contract will occur in all cases over five Bloomberg Commodity IndexSM business days on which no market disruption event exists. The hedge roll period in January, and the resulting rebalancing that is occurring, will be extended if necessary until the affected designated contract finishes rolling over five Bloomberg Commodity IndexSM business days. The amounts of a particular futures contract rolled or rebalanced in January will always be distributed over five Bloomberg Commodity IndexSM business days, and rolling weight at the rate of 20% per Bloomberg Commodity IndexSM business day on any Bloomberg Commodity IndexSM business day following a market disruption event during such hedge roll period. This change affects only the rolling or rebalancing process in January, with no change to the rules for rolling futures contracts in other monthly hedge roll periods.

Material changes or amendments to the calculation methodology are subject to the approval of the product, risk and operations committee. Questions and issues relating to the application and interpretation of terms contained in the index methodology generally and calculations during periods of extraordinary circumstances in particular will be resolved or determined by BISL.

Disclaimer

“Bloomberg®” and “Bloomberg Gold SubindexSM Total Return” are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”), the administrator of the indices (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Goldman Sachs International.

The Goldman Sachs Momentum Builder® Focus ER Index is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the products tied to the performance of the Goldman Sachs Momentum Builder® Focus ER Index or any member of the public regarding the advisability of investing in securities or commodities generally or in the products tied to the Goldman Sachs Momentum Builder® Focus ER Index particularly. The only relationship of Bloomberg to Goldman Sachs International is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Gold Subindex Total Return Index, which is determined, composed and calculated by BISL without regard to Goldman Sachs International or the Goldman Sachs Momentum Builder® Focus ER Index. Bloomberg has no obligation to take the needs of Goldman Sachs International or the owners of any products tied to the performance of Goldman Sachs Momentum Builder® Focus ER Index into consideration in determining, composing or calculating the Bloomberg Gold Subindex Total Return Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the products tied to the Goldman Sachs Momentum Builder® Focus ER Index to be issued or in the determination or calculation of the equation by which the products tied to the Goldman Sachs Momentum Builder® Focus ER Index are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to note customers, in connection with the administration, marketing or trading of the products tied to the Goldman Sachs Momentum Builder® Focus ER Index.

Purchasers investing in products tied to the performance of the Goldman Sachs Momentum Builder® Focus ER Index should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg. The information in this document regarding the Bloomberg Commodity IndexSM components has been derived solely from publicly available documents. Bloomberg has not made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM or any components in connection with products tied to the performance of the Goldman Sachs Momentum Builder® Focus ER Index. Bloomberg makes no representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG GOLD SUBINDEX TOTAL RETURN INDEXSM OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GOLDMAN, OWNERS OF THE PRODUCTS TIED TO THE PERFORMANCE OF THE GOLDMAN SACHS MOMENTUM BUILDER® FOCUS ER INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG GOLD SUBINDEX TOTAL RETURN INDEXSM OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG GOLD SUBINDEX TOTAL RETURN INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND

VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE PRODUCTS TIED TO THE PERFORMANCE OF THE GOLDMAN SACHS MOMENTUM BUILDER® FOCUS ER INDEX OR THE GOLDMAN SACHS MOMENTUM BUILDER ® FOCUS ER INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

THE NOTIONAL INTEREST RATE

The base index is calculated on an excess return basis, reflecting a deduction of the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index, the eligible underlying assets, the reference equity indices or federal funds rate on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the eligible underlying assets, the reference equity indices or federal funds rate. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

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expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the eligible underlying assets, reference equity indices or federal funds rate,
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may take or dispose of positions in the assets held by the eligible underlying indices,
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may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,
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may take short positions in the eligible underlying assets, reference equity indices or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or
•
may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the eligible underlying assets, the reference equity indices, federal funds rate or assets held by the eligible underlying indices or reference equity indices. We expect our affiliates’ steps to involve sales of instruments linked to the index, the eligible underlying assets, the reference equity indices, federal funds rate or assets held by the eligible underlying indices or reference equity indices on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes offered by this index supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a regulated investment company;
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a life insurance company;
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a tax-exempt organization;
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a partnership;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a person that owns the notes as a hedge or that is hedged against interest rate risks;
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a person that owns the notes as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— Non-United States Holders” below.

Your notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes over their term based on the comparable yield for the notes, even though you generally will not receive any payments from us until maturity.

It is not entirely clear how, under the rules governing contingent payment debt instruments, the maturity date for debt instruments (such as your notes) that provide for the possibility of early redemption should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date.

You are required to use the comparable yield and projected payment schedule in the applicable pricing supplement that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule in the applicable pricing supplement are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as short-term debt instruments that provide for contingent payments. Although there is no authority that specifically addresses the tax treatment of short-term debt instruments that provide for contingent payments, it is likely that, if your notes are so treated, you should not recognize any income prior to the sale, exchange, redemption or maturity of the notes (except for any coupon payments on the notes, which will likely be taxable as ordinary income). If your notes are so treated and you are an initial purchaser of the notes, upon the maturity or redemption of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid coupons) and the amount you paid for your notes. Upon the sale or exchange of your notes prior to the maturity of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange (other than amounts attributable to accrued but unpaid coupons, which will likely be taxable as ordinary income), unless your notes are sold or exchanged between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as short-term capital loss. You may be required to defer interest deductions that are allocable to your purchase of the notes. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor. There is no statutory, judicial or administrative authority that governs how short-term debt instruments that provide for contingent payments should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of one year or less, you should consult your tax advisor about this potential alternative treatment.

Non-United States Holders

If you are a non-United States holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on any stocks included in the underlying assets included in the base index during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96- 23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. If the original issue date specified in the applicable pricing supplement is more than one business day after the trade date specified in the applicable pricing supplement, then purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is neither:

(i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor

(ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this index supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This index supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this index supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this index supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This index supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this index supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS MOBU Focus ER Index Supplement No. 14

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

MOBU Focus ER Index Supplement No. 14

Notes Linked to the Performance of the Goldman Sachs Momentum Builder® Focus ER Index

Page
Risk Factor Summary Additional Risk Factors Specific to the Notes	S-4 S-6
Supplemental Terms of the Notes The Index	S-30 S-38
The Eligible Base Index Underlying Assets	S-74
The Notional Interest Rate Use of Proceeds	S-146 S-147
Hedging	S-147
Supplemental Discussion of U.S. Federal Income Tax Consequences	S-148
Employee Retirement Income Security Act	S-152
Supplemental Plan of Distribution	S-153
Conflicts of Interest	S-155